===============================================================================












                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                            SFX BROADCASTING, INC.,
                                   BORROWER

                         THE SUBSIDIARIES OF BORROWER
                       FROM TIME TO TIME PARTIES HERETO

                             THE BANK OF NEW YORK,
             AS AGENT FOR THE LENDERS AND INDIVIDUALLY AS A LENDER

                                      AND

                 THE LENDERS FROM TIME TO TIME PARTIES HERETO

                           DATED AS OF JUNE 23, 1997








===============================================================================

                               TABLE OF CONTENTS


                                                                          Page


                                   ARTICLE I

                         CERTAIN DEFINITIONS AND TERMS

Section 1.1        Defined Terms.............................................1
Section 1.2        Other Definitional Provisions............................29

                          ARTICLE II

                     COMMITMENTS AND LOANS

Section 2.1        Loans....................................................30
Section 2.2        Manner of Borrowing/Converting/Continuing
                     and Disbursement.......................................30
Section 2.3        Interest.................................................33
Section 2.4        Commitment Fee...........................................34
Section 2.5        Prepayments..............................................34
Section 2.6        Reductions and Changes of Commitments....................37
Section 2.7        Non-Receipt of Funds by the Agent........................39
Section 2.8        Reimbursement............................................39
Section 2.9        Payments.................................................40
Section 2.10       Booking Loans............................................41
Section 2.11       Taxes....................................................41
Section 2.12       LIBOR Rate Determination Inadequate......................43
Section 2.13       Illegality...............................................44
Section 2.14       Increased Costs..........................................44
Section 2.15       Effect on Alternate Base Rate Loans......................45
Section 2.16       Capital Adequacy.........................................46
Section 2.17       Letters of Credit........................................46

                          ARTICLE III

                     CONDITIONS PRECEDENT

Section 3.1        Conditions Precedent to the
                     Effectiveness of Third Amended and
                     Restated Credit Agreement..............................55
Section 3.2        Conditions Precedent to All Loans and
                     Letters of Credit......................................59
Section 3.3        Permitted Acquisitions...................................60
Section 3.4        Loans....................................................60

                                                                          Page

Section 3.5        Continuations/Conversions................................61
Section 3.6        Materiality of Conditions................................61

                          ARTICLE IV

                REPRESENTATIONS AND WARRANTIES

Section 4.1        Corporate Existence and Authority........................61
Section 4.2        Authorization; Binding Obligations.......................61
Section 4.3        Compliance with Laws and Documents;
                     No Default.............................................62
Section 4.4        Ownership................................................62
Section 4.5        Other Corporate or Trade Names...........................63
Section 4.6        Fiscal Year..............................................63
Section 4.7        Business.................................................63
Section 4.8        Relationship with Lenders................................63
Section 4.9        Financial Statements.....................................63
Section 4.10       Litigation...............................................64
Section 4.11       Taxes....................................................64
Section 4.12       Government Regulation....................................64
Section 4.13       Employee Benefit Plans...................................65
Section 4.14       Purpose of Loan..........................................67
Section 4.15       Certain Material Agreements..............................67
Section 4.16       No Consents..............................................67
Section 4.17       Environmental Laws; Hazardous Substances.................68
Section 4.18       Chief Executive Office; Location of
                     Collateral; Assumed and Trade Names;
                     Priority of Liens......................................68
Section 4.19       Insurance................................................68
Section 4.20       Real Property; Leases....................................69
Section 4.21       Ownership of Stations....................................69
Section 4.22       Possession of Franchises, Licenses, Etc..................69
Section 4.23       FCC, Copyright, Patent and Trademark Matters.............69
Section 4.24       No Adverse Effect........................................70
Section 4.25       No Contribution Obligations..............................70
Section 4.26       Solvency.................................................70
Section 4.27       Management Fees..........................................70
Section 4.28       Disclosure...............................................70
Section 4.29       License Subsidiaries.....................................71
Section 4.30       Existing Debt............................................71
Section 4.31       Existing Subordinated Note Indenture.....................71
Section 4.32       1996 Indenture...........................................72
Section 4.33       Investments..............................................72

                                                                          Page

                           ARTICLE V

                     AFFIRMATIVE COVENANTS

Section 5.1        Use of Proceeds..........................................72
Section 5.2        Books and Records........................................72
Section 5.3        Items to be Furnished....................................72
Section 5.4        Inspection...............................................78
Section 5.5        Taxes....................................................78
Section 5.6        Maintenance of Corporate Existence,
                     Assets and Business....................................78
Section 5.7        Insurance; Condemnation..................................78
Section 5.8        Compliance with Applicable Laws..........................80
Section 5.9        Environmental Laws.......................................80
Section 5.10       Further Assurances.......................................80
Section 5.11       Contractual Obligations..................................81
Section 5.12       New Subsidiaries/Collateral..............................81
Section 5.13       Further Documentation....................................82

                          ARTICLE VI

                      NEGATIVE COVENANTS

Section 6.1        Debt.....................................................83
Section 6.2        Liens....................................................83
Section 6.3        Investments..............................................83
Section 6.4        Deposits.................................................83
Section 6.5        Limitation on Fundamental Changes........................84
Section 6.6        Transactions with Affiliates.............................84
Section 6.7        Employee Benefit Plans...................................84
Section 6.8        Sale and Leaseback Transactions..........................87
Section 6.9        Management Agreements....................................87
Section 6.10       Restricted Payments......................................88
Section 6.11       Issuance of Securities...................................88
Section 6.12       Sale of Assets, Exchange of Assets and
                     Permitted Acquisitions.................................89
Section 6.13       Redemption of Notes......................................91
Section 6.14       Hazardous Substances.....................................91
Section 6.15       New Businesses...........................................91
Section 6.16       Fiscal Year and Accounting Methods.......................91
Section 6.17       Fixed Charge Coverage Ratio..............................91
Section 6.18       Pro Forma Interest Expense Ratio.........................91
Section 6.19       Total Leverage Ratio.....................................91
Section 6.20       Senior Leverage Ratio....................................92
Section 6.21       Pro Forma Debt Service Ratio.............................92

                                                                          Page

Section 6.22       Material Agreements......................................93

                          ARTICLE VII

                            DEFAULT

Section 7.1        Payment of Obligations...................................94
Section 7.2        Certain Covenants........................................94
Section 7.3        Other Covenants..........................................94
Section 7.4        Necessary Authorization and the
                     Communications Act.....................................94
Section 7.5        Interruption of Operations...............................95
Section 7.6        Voluntary Debtor Relief..................................95
Section 7.7        Involuntary Proceedings..................................95
Section 7.8        Final Orders.............................................95
Section 7.9        Default Under Other Debt.................................95
Section 7.10       Misrepresentation........................................96
Section 7.11       Change of Control........................................96
Section 7.12       Security Documents.......................................96

                         ARTICLE VIII

                      RIGHTS AND REMEDIES

Section 8.1        Remedies On Default......................................96
Section 8.2        Obligor Liability Absolute...............................97
Section 8.3        Performance by Lenders...................................97
Section 8.4        Delegation of Duties and Rights..........................98
Section 8.5        Lenders Not in Control...................................98
Section 8.6        Waivers by Lenders.......................................98
Section 8.7        Cumulative Rights........................................98
Section 8.8        Application of Proceeds..................................98
Section 8.9        Diminution in Value of Collateral........................99
Section 8.10       Certain Proceedings......................................99
Section 8.11       Right of Set-off........................................100
Section 8.12       Sharing of Payments.....................................100

                          ARTICLE IX

                           THE AGENT

Section 9.1        Appointment.............................................101
Section 9.2        Delegation of Duties....................................101
Section 9.3        Exculpatory Provisions..................................101
Section 9.4        Reliance by Agent.......................................102

                                                                          Page

Section 9.5        Notice of Default.......................................102
Section 9.6        Non-Reliance on Agent and Other Lenders.................103
Section 9.7        Indemnification.........................................103
Section 9.8        Agent in Its Individual Capacity........................104
Section 9.9        Successor Agent.........................................104
Section 9.10       Benefits of Article.....................................105

                           ARTICLE X

                         MISCELLANEOUS

Section 10.1       Changes in GAAP.........................................105
Section 10.2       Expenses of Agent and Lenders...........................106
Section 10.3       Communications..........................................106
Section 10.4       Form and Number of Documents............................107
Section 10.5       Survival................................................108
Section 10.6       Confidentiality.........................................108
Section 10.7       VENUE; SERVICE OF PROCESS...............................108
Section 10.8       WAIVER OF JURY TRIAL....................................109
Section 10.9       Severability............................................109
Section 10.10      Conditions to Effectiveness; Assignment;
                     and Waiver of Rights..................................109
Section 10.11      General Indemnification of Lenders......................110
Section 10.12      Environmental Indemnification of Lenders................111
Section 10.13      Multiple Counterparts...................................111
Section 10.14      Parties Bound; Participations; Assignments..............112
Section 10.15      Entire Agreement........................................113
Section 10.16      Governing Law...........................................113
Section 10.17      Subordination of Intercompany Obligations...............113


Exhibit A               - Form of Promissory Note
Exhibit B               - Form of Borrower Pledge and Security
                            Agreement
Exhibit C               - Form of Borrower Security Agreement
Exhibit D               - Form of Compliance Certificate
Exhibit E               - Form of Guaranty
Exhibit F               - Form of Intercompany Note
Exhibit G               - Form of Operating Agreement
Exhibit H               - Form of Subsidiary Pledge and
                            Security Agreement
Exhibit I               - Form of Subsidiary Security Agreement
Exhibit J               - Form of Letter of Credit Reimbursement
                            Agreement
Exhibit K               - Form of Officers' Certificate
Exhibit L               - Form of Borrower's Counsel Opinion

Exhibit M               - Form of Borrower's FCC Counsel Opinion
Exhibit N               - Form of Perfection Certificate
Exhibit O               - [Intentionally Left Blank]
Exhibit P               - Form of Solvency Certificate
Exhibit Q               - Form of Funding Certificate
Exhibit R               - Form of Assignment and Acceptance Agreement
Exhibit S               - Form of Letter of Credit Request
Exhibit T               - Form of Assumption Agreement
Schedule A              - Schedule of Commitments
Schedule 1.1(A)         - Domestic Lending Offices of Lenders
Schedule 1.1(B)         - LIBOR Lending Offices of Lenders
Schedule 1.1(C)         - Non-Recurring Expense Adjustments
Schedule 1.1(D)         - Permitted Debt
Schedule 1.1(E)         - Permitted Liens
Schedule 3.1(c)-1       - Mortgaged Properties
Schedule 3.1(c)-2       - Fixture Filing Locations
Schedule 4.1            - Qualified Jurisdictions
Schedule 4.4(A)         - Shareholder Agreements
Schedule 4.4(B)         - Capital Stock Rights
Schedule 4.4(C)         - Restrictions on Transfer
Schedule 4.4(D)         - Subsidiaries
Schedule 4.10           - Litigation
Schedule 4.11           - Taxes
Schedule 4.15           - Certain Material Agreements
Schedule 4.17           -   Environmental Matters
Schedule 4.21           - Stations Owned
Schedule 4.23           - FCC Matters
Schedule 4.29           -   Stations Without License Subsidiaries
Schedule 4.33           -   Investments
Schedule 5.3(n)         - Mortgagee Policies of Title Insurance Amounts
Schedule 6.6            - Transactions with Affiliates

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 23, 1997 among SFX Broadcasting, Inc., a Delaware corporation ("Borrower"), the Subsidiaries from time to time parties hereto, the Lenders from time to time parties hereto and The Bank of New York, as Agent for the Lenders, and amends and restates the Second Amended and Restated Credit Agreement, dated November 22, 1996 (as amended from time to time thereafter), among the Borrower, the Subsidiaries from time to time parties thereto, the lenders from time to time parties thereto and the Agent.

                             PRELIMINARY STATEMENT

                  Borrower has requested that the Lenders make loans to it from time to time in an amount not to exceed $400,000,000 at any time outstanding for the purpose of (a) financing Permitted Acquisitions and the payment of cash deposits in connection with proposed acquisitions, (b) providing availability for working capital and general corporate purposes, including transaction expenses and (c) the issuance of standby Letters of Credit pursuant to this Agreement. The Lenders are prepared to make such loans subject to the terms and conditions set forth below.

                  In consideration of the promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                         CERTAIN DEFINITIONS AND TERMS


                  Section 1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  "ABS" means ABS Communications, L.L.C., a Virginia limited liability company.

                  "Acquisition Agreement" means any purchase agreement entered into by Borrower in connection with a proposed Permitted Acquisition and any LMA Agreement entered into by Borrower in connection with a proposed Permitted Acquisition, or either thereof.

                  "Acquisition Deposit Cap" shall have the meaning ascribed to such a term in Section 6.4.

                  "Affiliate" of any Person means (a) any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and (b) any officer or director of such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power either to (a) vote 10% or more of the securities or partnership or other ownership interests of a Person having ordinary voting power for the election of directors or Persons of equivalent position or (b) direct or cause the direction of the management or policies of a Person, in each case, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, the Obligors shall not be deemed to be Affiliates of each other.

                  "Agent" means, as the context requires, The Bank of New York in its capacity as agent for the Lenders under this Agreement and the other Loan Documents and The Bank of New York in its capacity as the issuer of Letters of Credit pursuant to this Agreement and the Letter of Credit Reimbursement Agreement, and its successors and assigns in such capacities as appointed pursuant to Section 9.9.

                  "Aggregate Commitment" means the collective obligations of the Lenders to make the Loans to Borrower pursuant to Article II in an aggregate principal amount at any one time outstanding not to exceed $400,000,000, as such amount may be reduced from time to time in accordance with the terms of this Agreement.

                  "Agreement" means this Third Amended and Restated Credit Agreement, including the Schedules and Exhibits, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Alternate Base Rate" or "ABR" means the fluctuating rate of interest per annum as shall be in effect from time to time equal to the sum of
(a) the higher of (i) the rate of interest announced publicly by the Agent from time to time as its U.S. dollar prime commercial lending rate (which rate may or may not be the lowest rate of interest charged by the Agent) and (ii) the sum of 0.5% plus the Federal Funds Rate, plus, in each case, (b) the Applicable Margin. The Alternate Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate or Federal Funds Rate to account for such change.

                  "Alternate Base Rate Loan" means any Loan that bears interest at the Alternate Base Rate.

                  "Applicable Lending Office" means, with respect to a Lender, such Lender's Domestic Lending Office in the case of Alternate Base Rate Loans and such lender's LIBOR Lending Office in the case of LIBOR Loans.

                  "Applicable Letter of Credit Fee Percentage" means, at any time, the per annum percentage equal to the Applicable Margin with respect to LIBOR Loans at such time, and when the Default Rate is in effect with respect to Loans, at such Applicable Margin with respect to LIBOR Loans at such time plus 2%.

                  "Applicable Margin" will be based on the Total Leverage Ratio and means the following per annum percentages applicable in the following situations:


------------------------------------------------------------------------------
  TOTAL LEVERAGE RATIO
    GREATER THAN OR
        EQUAL TO             LESS THAN           ABR +            LIBOR +
------------------------------------------------------------------------------
         6.50x                                  1.000%            2.250%
------------------------------------------------------------------------------
         6.00x                 6.50x            0.750%            2.000%
------------------------------------------------------------------------------
         5.50x                 6.00x            0.375%            1.625%
------------------------------------------------------------------------------
         5.00x                 5.50x            0.125%            1.375%
------------------------------------------------------------------------------
         4.50x                 5.00x              0%              1.125%
------------------------------------------------------------------------------
         4.00x                 4.50x              0%              0.875%
------------------------------------------------------------------------------
         3.50x                 4.00x              0%              0.750%
------------------------------------------------------------------------------
                               3.50x              0%              0.500%
------------------------------------------------------------------------------


                  The Total Leverage Ratio for purposes of determining the Applicable Margin on Loans made on the Closing Date through the first Calculation Date occurring after the Closing Date shall be as set forth on the Compliance Certificate to be delivered to the Lenders pursuant to Section 3.1(x). Thereafter, the Applicable Margin payable by Borrower on the Loans outstanding hereunder from time to time shall be subject to reduction or increase, as applicable, in accordance with the table above according to the performance of Borrower for the preceding twelve month period as tested by the Total Leverage Ratio. Any reduction or increase in the Applicable Margin provided for herein shall be effective as of the applicable Calculation Date and, subject to the last two sentences of this definition, continue in effect to the next succeeding Calculation Date. The Applicable Margin shall be calculated by Borrower and set forth on the Compliance Certificate to be delivered pursuant to Section 5.3(b). Promptly after receipt by the Agent of each Compliance Certificate that includes Borrower's calculation of the Total Leverage Ratio and Applicable Margin, the Agent shall notify the Lenders of the Applicable Margin to be used for the relevant period. If the Financial Statements of Borrower and the Compliance Certificate setting forth the Total Leverage Ratio and the Applicable Margin are not received by the Agent on or prior to four Business Days after the date specified in Section 5.3(b), after such fourth Business Day the Applicable Margin for the relevant period shall be determined as if the Total Leverage Ratio equals or exceeds 6.50 to 1.00 until the third Business Day after such Financial Statements and Compliance Certificate are received by the Agent. Notwithstanding anything above to the contrary, if the Compliance Certificate required to be delivered pursuant to
Section 5.3(k) prior to any Permitted Acquisition indicates that the Total Leverage Ratio, after giving effect to such Permitted Acquisition, would result in an increase or decrease in the Applicable Margin for the then relevant period, the Applicable Margin shall be increased or decreased, as applicable, to the applicable percentage amount determined from such Compliance Certificate as of the date of such acquisition.

                  "Applicable Proceeds" means any and all proceeds of casualty insurance or condemnation held by the Agent pursuant to Section 5.7 in connection with a casualty or condemnation event for which the conditions for use thereof by any Obligor, as set forth in Section 5.7, shall not have been satisfied.

                  "Assignee" means any Eligible Assignee of a Lender pursuant to an Assignment Agreement.

                  "Assignment Agreement" has the meaning set forth in
Section 10.14(c).

                  "Assignor" has the meaning set forth in Section 10.14(c).

                  "Authorized Signatory" means one or more officers of Borrower as may be duly authorized and designated by Borrower in writing to the Agent to execute documents, agreements and instruments on behalf of Borrower and to request Loans.

                  "Available Amount" means, an amount equal to the excess, if any, of (a) the amount of the Aggregate Commitment minus (b) (x) the aggregate principal amount of all Loans then outstanding under such commitment, plus (y) the outstanding amount of Letter of Credit Obligations.

                  "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrower Pledge Agreement" means the Third Amended and Restated Pledge and Security Agreement dated the date hereof, executed and delivered by Borrower and the Agent, substantially in the form of Exhibit B, as such agreement may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Borrower Security Agreement" means the Third Amended and Restated Security Agreement, dated the date hereof, executed and delivered by Borrower, substantially in the form of Exhibit C, as such agreement may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Borrowing Date" means any Business Day prior to the Maturity Date on which the Borrower desires to borrow any Loans. Such "Borrowing Date" shall be specified in each notice of borrowing pursuant to
Section 2.2(a) and 2.2(b).

                  "Broadcast Cash Flow ("BCF")" means Operating Cash Flow, to the extent attributable to radio broadcasting operations, plus all corporate expenses.

                  "Budget" has the meaning set forth in Section 5.3(d).

                  "Business Day" means (a) for all purposes other than as provided in clause (b) below, any day except Saturday, Sunday and any day that is a legal holiday or a day on which Lenders are authorized or required to be closed in New York City and (b) with respect to all notices and determinations in connection with any borrowings consisting of or payments of principal and interest in respect of LIBOR loans, any day that is a Business Day described in clause (a) above and that is also a day for trading between prime banks in the London interbank market.

                  "CAA" means the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq., as amended.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended.

                  "CWA" means the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq., as amended.

                  "Calculation Date" means for any fiscal quarter the fifth Business Day after the date that the quarterly Financial Statements are required to be delivered to the Lenders pursuant to Section 5.3(b) or the fifth Business Day after the delivery of a Compliance Certificate delivered other than with respect to a fiscal quarter.

                  "Capital Expenditure" means any expenditure (net of any casualty insurance proceeds or condemnation awards used to replace fixed assets following a casualty event or condemnation with respect thereto) by any Person that, in conformity with GAAP, is required to be accounted for as a capital expenditure on the consolidated balance sheet of Borrower.

                  "Capital Lease" means any obligations in respect of any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, are required to be capitalized on the consolidated balance sheet of Borrower.

                  "Change of Control" means any of (a) a "change of control", as such term is defined in the 1996 Indenture, (b) the failure of Robert F.X. Sillerman ("Sillerman"), any Affiliate of Sillerman or, together with any executor, heir or successor appointed to take control of Sillerman's affairs in the event of his death, disability or incapacity, to own directly or indirectly, in the aggregate, of record and beneficially, more than 35% of the voting power of all issued and outstanding capital stock of the Borrower, or
(c) if within 90 days after the date Sillerman ceases to be employed by Borrower in his present capacity, a replacement for Sillerman reasonably satisfactory to the Required Lenders has not been appointed.

                  "Charter Documents" means with respect to any Person (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the bylaws (or the equivalent governing documents) of such Person and (c) any document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's capital stock or of any rights in respect of such Person's capital stock (or the equivalent ownership interest).

                  "Class A Common Stock" means the Class A Common Stock of the Borrower.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

                  "Collateral" has the meaning set forth in
Section 5.12(b).

                  "Commitment" means, as to any Lender, such Lender's loan commitment in the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule A attached hereto, as such amount may be reduced from time to time.

                  "Commitment Fee" has the meaning set forth in
Section 2.4.

                  "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations and published policies thereunder, as from time to time in effect.

                  "Compliance Certificate" means a certificate executed by the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Controller or any Executive Vice President of Borrower substantially in the form of Exhibit D and containing such other certifications, statements, calculations, explanations and conclusions as the Agent or the Required Lenders may reasonably request with respect to compliance with any or all of the covenants and conditions contained in this Agreement or any other Loan Document.

                  "Contractual Obligations" of any Person means any provision of any security issued by such Person or indenture, mortgage, deed of trust, security agreement, lease agreement, guaranty, contract, undertaking, instrument or other agreement to which such Person is a party or by which it or any of its property, assets or revenues is bound or to which any of its property, assets or revenues is subject, including, without limitation, with respect to the Obligors, obligations in respect of Material Leases and LMA Agreements.

                  "Conversion", "Convert", "Converted" and "Converting" each refers to a conversion of Alternate Base Rate Loans into LIBOR Loans or LIBOR Loans into Alternate Base Rate Loans.

                  "Current Date" means any date not more than thirty days prior to the date of this Agreement.

                  "Current Financials" means the audited consolidated Financial Statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 1996 and the unaudited consolidated Financial Statements of Borrower and its Subsidiaries as at March 31, 1997.

                  "Customary Permitted Liens" means Liens on the property or assets of any Person (other than Liens arising pursuant to any Environmental Law and Liens in favor of the PBGC):

                  (a) with respect to the payment of Taxes, assessments or governmental charges or levies which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (b) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen, banker's liens and other Liens imposed by Law created in the ordinary course of business of such Person for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) incurred on pledges and deposits made in the ordinary course of business of such Person in connection with worker's compensation, unemployment insurance, pensions or other types of social security benefits or to secure the performance of statutory obligations or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, warranty, advance payment, appeal, customs, performance bonds and similar obligations;

                  (d) to secure the payment of all or a part of the purchase price of property or assets used in the ordinary course of business, provided that (a) such property or assets are used in the same or similar line of business as the Borrower or any Obligor is engaged in on the date hereof and (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien does not exceed the cost of the assets or property (or portions thereof) so acquired and attaches to such assets or property within 120 days of the purchase thereof;

                  (e) arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Person which do not materially interfere with the ordinary conduct of such Person's business;

                  (f) any interest or title of a lessor under any lease permitted hereunder;

                  (g) constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business; and

                  (h) defects and irregularities in titles, survey exceptions, encumbrances, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes, outstanding mineral rights or reservations (including rights with respect to the removal of material resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Obligor as of the date of this Agreement.

                  "Debt" of any Person means, without duplication (a) (i) any liability of such Person for borrowed money (including, without limitation, reimbursement obligations with respect to surety bonds, letters of credit, bankers acceptances and similar instruments), for the deferred purchase price of property or services, under conditional sale or other title retention agreements relating to property purchased by such Person or in respect of which interest charges are customarily paid (other than trade payables that are not more than 90 days past due or accrued account liabilities other than for borrowed money arising in the ordinary course of business of such Person in connection with the purchase of property or services), (ii) any liability of such Person evidenced by notes, bonds, debentures or similar instruments,
(iii) any liability secured by any Lien on any property of such Person, whether or not such Person has assumed such liability or otherwise become liable for the payment thereof and (iv) any liability of such Person in respect of Capital Leases, (b) any liability of such Person (other than trade payables that are not more than 90 days past due, reserves for deferred income taxes and accrued account liabilities other than for borrowed money arising in the ordinary course of business of such Person) that would be included as a liability on a balance sheet of such Person prepared in accordance with GAAP and (c) the full amount of any liability of others described in the preceding clause (a) or (b) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty Obligation.

                  "Debt Service" means, for the most recently completed twelve months, the sum of (a) Interest Expense, (b) the scheduled maturities of Total Funded Debt which shall include prepayments mandated by Section 2.6(c), (c) the scheduled redemption of Series B Preferred Stock and (d) obligations due during such period as a result of the exercise of any put or call rights with respect to the Series C Preferred Stock.

                  "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief Laws from time to time in effect affecting the Rights of creditors generally.

                  "Default" means the occurrence of any event which, with notice or lapse of time or both, could become an Event of Default.

                  "Default Rate" means a per annum rate of interest equal to the sum of the Alternate Base Rate or the LIBOR Rate, as applicable, plus 2.0% per annum.

                  "Dollars" and "$" means lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to a Lender or the Letter of Credit Issuing Bank, the office designated as its Domestic Lending Office on Schedule 1.1(A) and such other office of such Lender or any of its Affiliates or the Letter of Credit Issuing Bank hereafter designated by notice to Borrower and the Agent.

                  "Eligible Assignee" means (a) a Lender or any Affiliate of a Lender, (b) a commercial bank reasonably acceptable to the Agent organized under the Laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profits of not less than $100,000,000 or (c) a finance company, savings and loan association, savings bank, mutual fund, pension fund, insurance company or other financial institution acceptable to the Agent.

                  "Environmental Law" means any Law (a) pertaining to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous wastes or materials, industrial hygiene, (b) pertaining to other environmental matters or conditions on, under, or about real property or any portion thereof or otherwise regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, including, without limitation, the CAA, CWA, CERCLA, OSHA, RCRA and similar Laws of any Tribunal, as such Laws may be amended or supplemented from time to time or (c) arising under such common law doctrines as trespass or nuisance that involves environmental, health or safety matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Subsidiary of Borrower or trade or business (whether or not incorporated) which is a member or has been a member of a group of which Borrower or any Subsidiary is or was a member and which is or was under common control with Borrower or any Subsidiary within the meaning of section 414 of the Code.

                  "Event of Default" has the meaning set forth in
Article VII.

                  "Excess Cash Flow" means Operating Cash Flow (before any adjustments to reflect acquisitions, sales and exchanges during such period) for each fiscal year of the Borrower less the sum of the following during such fiscal year: (a) Fixed Charges and (b) voluntary prepayments of the Loans, provided that the Aggregate Commitment is permanently reduced by a like amount.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statutes.

                  "Existing Subordinated Note Indenture" means that certain Indenture dated as of October 7, 1993 between Borrower and Chemical Bank, as trustee, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Existing Subordinated Notes" means the 11.375% Senior Subordinated Notes, due October 1, 2000 issued by Borrower pursuant to the Existing Subordinated Note Indenture.

                  "FCC" means the Federal Communications Commission or any Tribunal succeeding to the functions thereof.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Final Order" means an action by the FCC or other Tribunal that has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no requests by any Person are pending for administrative or judicial review, reconsideration, appeal or stay and the time for filing any such requests and the time to review or comment with respect to any such action and for the FCC or other Tribunal to set aside such action on its own order have expired.

                  "Financial Statements" means balance sheets, profit and loss statements, statements of cash flow, schedules of sources and applications of funds and such other statements and schedules of financial data of any kind and, when applicable, prepared in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means as of any date of determination the ratio of (a) Operating Cash Flow for the most recently ended twelve months to (b) Fixed Charges.

                  "Fixed Charges" means for the most recently completed twelve months for the Borrower and its Subsidiaries on a consolidated basis, the sum of the following paid during such fiscal period: (a) Debt Service, (b) cash income taxes, (c) Capital Expenditures, (d) investments made in unconsolidated entities, exclusive of those made prior to the Closing Date (e) all dividends with respect to the Series C Preferred Stock, (f) all dividends with respect to the Series D Preferred Stock, (g) all cash dividends with respect to the Series E Preferred Stock, and (h) all repurchases of shares of Series E Preferred Stock pursuant to Section 6.10(iv).

                  "Funding Certificate" means a Funding Certificate substantially in the form of Exhibit Q.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis (a) as set forth in opinions of the accounting principles board of the American Institute of Certified Public Accountants ("AICPA") and in the Financial Accounting Standards Board statements that are applicable in the circumstances as of the date in question and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines. The requisite that such principles be applied on a consistent basis means, subject to Section 10.1, that the accounting principles in a current period are comparable in all material respects to those applied in preparation of the audited Financial Statements of Borrower for the fiscal year ended December 31, 1996 or, as the case may be, comparable in all material respects to those applied in the preceding period.

                  "GSAC Partners" means a Delaware partnership the partners of which are Pavilion Partners and Exit 116 Revisited, Inc.

                  "Guaranty" means the Second Amended, Restated and Consolidated Guaranty, dated the date hereof, substantially in the form of Exhibit E, executed and delivered by each Subsidiary of Borrower, guaranteeing payment and performance of the Obligations, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Guaranty Obligation" means for any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any Debt of any other Person ("primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect (a) to purchase or pay, or to advance or supply funds for the purchase or payment of such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided that the term

Guaranty Obligation shall not include endorsements for collection or deposit, in the ordinary course of the endorser's business.

                  "Hazardous Substance" means any substance, product, waste or other material that is or becomes listed, regulated or addressed under any Environmental Law, including, without limitation (a) any substance included within the definition of "hazardous waste" pursuant to section 1004 of RCRA and implementing regulations, (b) any substance included within the definition of "hazardous substance" pursuant to section 101 of CERCLA and implementing regulations and (c) any pollutant listed under the CAA, the CWA or implementing regulations pursuant to the CAA or the CWA.

                  "Indemnified Party" has the meaning set forth in
Section 10.11.

                  "Intercompany Debt" means any and all Debt evidenced by Intercompany Notes.

                  "Intercompany Note" means a promissory note in the form of Exhibit F executed by an Obligor and payable to the order of any other Obligor, evidencing loans, advances or other extensions of credit heretofore or hereafter made by any Obligor to any other Obligor, together with any amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions thereto or thereof from time to time.

                  "Interest Expense" means the sum of all interest expense and Commitment Fees incurred with respect to Total Funded Debt.

                  "Interest Period" means for any LIBOR Loan the period beginning on the date the Loan is made or on the date of the Conversion of any Alternate Base Rate Loan into a LIBOR Loan and ending one, two, three or six months after such date as Borrower shall elect pursuant to Section 2.2(b) and, thereafter, with respect to the continuation of such LIBOR Loan as a LIBOR Loan at the end of the applicable Interest Period, each subsequent Interest Period for such Loan shall begin on the last day of such immediately preceding Interest Period and end on the last day of the one, two, three or six-month period selected by Borrower therefor pursuant to Section 2.2(c). Notwithstanding the foregoing, no Interest Period on a Revolving Credit Loan may extend past the Maturity Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. LIBOR Loans made by the Lenders on the same date and having the same Interest Period shall, for purposes of Section 2.1(a), be treated as having a single Interest Period.

                  "Law" means all applicable statutes, laws, ordinances, regulations, rules, guidelines, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, province, possession, township, county, parish, municipality or Tribunal.

                  "Lender" means each financial institution shown on the signature pages hereof as long as such financial institution retains its Commitment or is owed any part of the Obligations (including the Agent in its individual capacity as a Lender) and each Eligible Assignee that hereafter becomes a party to this Agreement pursuant to Section 10.14 as long as it retains its Commitment or is owed any part of the Obligations.

                  "Letter of Credit or Letters of Credit" has the meaning set forth in Section 2.17(a).

                  "Letter of Credit Issuing Bank" means the Agent.

                  "Letter of Credit Obligations" means, at the time of any determination, the sum of (a) the Reimbursement Obligations, plus (b) the Letter of Credit Undrawn Amount.

                  "Letter of Credit Reimbursement Agreement" means a Letter of Credit Reimbursement Agreement in the form of Exhibit J.

                  "Letter of Credit Request" has the meaning set forth in
Section 2.17(e).

                  "Letter of Credit Undrawn Amount" means, at the time of any determination, the aggregate amount issued and available for drawing under all outstanding Letters of Credit.

                  "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1.1(B) and such other office of such Lender or any of its Affiliates hereafter designated by notice to Borrower and the Agent.

                  "LIBOR Loan" means any Loan that bears interest at the LIBOR Rate.

                  "LIBOR Rate" means a per annum rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate determined pursuant to the following formula:

LIBOR Rate =        London Interbank Rate     + Applicable Margin
             ------------------------------
            100% - LIBOR Reserve Percentage

                  Once determined, the LIBOR Rate shall be subject to Article II and market availability and shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

                  "LIBOR Reserve Percentage" means, with respect to any Interest Period, the percentage determined by the Agent to be the reserve requirement in effect for the Agent from time to time during such Interest Period, including any basic, supplemental and emergency reserves (expressed as a percentage) applicable to a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" under Regulation D of the Federal Reserve Board.

                  "License Subsidiaries" means any Subsidiary of Borrower in existence on the Closing Date or hereafter organized by Borrower for the sole purpose of holding FCC licenses and other authorizations.

                  "Lien" means any lien, security interest, pledge, collateral assignment or other charge or encumbrance of any kind, or any other type of preferential arrangement, upon or with respect to any property, including, without limitation, the Rights of a vendor, lessor or similar party under any conditional sales agreement (or other title retention agreement or lease substantially equivalent thereto) and any other Rights or other arrangement with any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                  "Litigation" means any proceeding, claim, lawsuit or investigation conducted or threatened by or pending before any Tribunal or pending before any public or private arbitration board or panel.

                  "LMA Agreements" means any time brokerage agreement, local marketing agreement, local market affiliation agreement, joint sales agreement, joint operating agreement or joint operating venture for the operation of a radio station or related or similar agreements entered into, directly or indirectly, between any Obligor and any other Person which are (i) in existence at closing or (ii) entered into in connection with acquisitions, asset sales or asset exchanges not otherwise prohibited by the terms of this Agreement.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letter of Credit Reimbursement Agreement, UCC financing statements, any agreements between any Obligor and the Agent or any Lender in respect of fees or the reimbursement of costs and expenses or relating to any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility and any and all other documents, instruments, certificates and agreements now or hereafter executed or delivered by any Obligor pursuant to or in connection with any of the foregoing, and any and all present or future amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions from time to time of all or any part of any of the foregoing.

                  "Loans" means collectively, Alternate Base Rate Loans and LIBOR Loans.

                  "London Interbank Rate" means with respect to LIBOR Loans for the relevant Interest Period the per annum rate of interest determined by the Agent as the per annum rate of interest quoted by the Agent at which Dollar deposits are offered by the Agent to prime banks in the London interbank market at approximately 11:00 a.m., London time, two Business days prior to the first day of such Interest Period, which deposits are for a period equal to such Interest Period and in an amount substantially equal to the Agent's (in its capacity as a Lender) Specified Percentage of such LIBOR Loans.

                  "Material Adverse Effect" means a material adverse change in or effect on (a) the business, condition (financial or otherwise), operations, performance, property or assets, or prospects of Borrower and its Subsidiaries taken as a whole since December 31, 1996 or (b) the ability of any Obligor to perform its obligations under any Loan Document or the 1996 Indenture.

                  "Material Lease" means each lease of real property by any Obligor, as lessee, sublessee or lessor, which is a radio studio location or antenna, tower or transmitter site.

                  "Maturity Date" means the earlier of June 30, 2005 or any date on which the Obligations become due and payable in full, whether by acceleration or otherwise.

                  "Mortgage" means each deed of trust, leasehold deed of trust, mortgage, deed to secure debt, leasehold mortgage, collateral assignment of leases or other real estate security document securing the Obligations or any portion thereof and all modifications and supplements to any of the foregoing that are executed or delivered pursuant to or in connection with any of the Loan Documents, and any and all amendments, modifications, restatements, supplements, renewals, extensions, rearrangements or substitutions from time to time of any of the foregoing.

                  "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

                  "Multiple Employer Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and to which Borrower or any ERISA Affiliate and an employer other than an ERISA Affiliate or Borrower contribute or have an obligation to contribute.

                  "Necessary Authorization" means any license, permit, consent, franchise, order approval or authorization from, or any filing or registration with, any Tribunal (including, without limitation, the FCC) necessary or appropriate to the conduct of any Obligor's business or for the ownership, maintenance and operation by any Obligor of its stations and other properties or to the performance by any Obligor of its obligations under any LMA Agreement to which it is a party.

                  "Net Cash Proceeds" means cash proceeds received from a disposition or an exchange after deduction of taxes payable in cash in connection therewith and net of reasonable transaction expenses.

                  "New Notes" means the $450,000,000 Senior Subordinated Notes, due May 15, 2006 issued by the Borrower pursuant to the 1996 Indenture.

                  "1996 Agreement" means the Second Amended and Restated Credit Agreement, dated November 22, 1996 (as amended from time to time thereafter), that this Agreement amends and restates.

                  "1996 Indenture" means that certain Indenture dated as of May 31, 1996 between Borrower and Chemical Bank, as trustee, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Notes" means Borrower's promissory notes substantially in the form of Exhibit A, payable to the order of the respective Lenders, evidencing the Loans, together with any and all amendments, modifications, restatements, supplements, renewals, extensions, rearrangements or substitutions thereof from time to time.

                  "Obligations" means (a) all obligations or liabilities of any form or nature (whether matured or unmatured, fixed or contingent, liquidated or unliquidated, joint, several or joint and several) of any Obligor to the Agent, the Letter of Credit Issuing Bank or any Lender arising under or related to the Loan Documents, as they may be amended, modified, renewed, extended, restated, supplemented, increased, rearranged or substituted from time to time and (b) all obligations or liabilities of any Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by any Obligor of any obligation, covenant or undertaking with respect to any Loan Document, whether any such obligations or liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several or was, prior to acquisition thereof by the Lenders, owed to some other Person.

                  "Obligor" means any of Borrower or its Subsidiaries and "Obligors" means, collectively, Borrower and its Subsidiaries.

                  "Operating Agreement" means an agreement substantially in the form of Exhibit G.

                  "Operating Cash Flow" or "OCF" means for the most recently completed twelve months, the sum of: (a) revenues (exclusive of reciprocal revenues) minus (b) expenses (excluding depreciation, amortization, reciprocal expenses, interest expense and income tax expense), plus (c) non-recurring expense items or non-cash expense items mutually agreed upon by the Borrower and the Required Lenders; less (d) the amount of any cash payments related to non-cash charges that were added back in determining Operating Cash Flow pursuant to (c) above in any prior period.

                  Except in the calculation of the Fixed Charge Coverage Ratio after September 30, 1997, Operating Cash Flow will be adjusted to reflect acquisitions, dispositions and exchanges during such period as if they had occurred at the beginning of such period.

                  Operating Cash Flow will be adjusted on a pro forma basis for certain non-recurring expenses as set forth on Schedule 1.1(C).

                  In the case of a non-Wholly-Owned Subsidiary, the above OCF calculation will only be considered to the extent of Borrower's percentage ownership interest in such non-Wholly-Owned Subsidiary.

                  "Operating Lease" means any lease that is an operating lease in accordance with GAAP and that has an initial or remaining noncancellable lease term in excess of one year.

                  "Operating Subsidiary" means any Obligor that manages and operates a Station or any other station acquired pursuant to a Permitted Acquisition.

                  "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss.651 et seq., as amended.

                  "Other Taxes" has the meaning set forth in Section
2.11(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

                  "Perfection Certificate" has the meaning set forth in
Section 3.1(y).

                  "Permitted Acquisition" means any of the following: (a) the acquisition of stations WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM in Richmond, Virginia; (b) the acquisition of stations WDVE-FM, WXDX-FM, WDSY-FM and WJJJ-FM in Pittsburgh, Pennsylvania from Secret Communications; (c) the acquisition of stations WVTY-FM and WTAE-AM in Pittsburgh, Pennsylvania and WLTQ-FM and WISN-AM in Milwaukee, Wisconsin from Hearst Broadcasting Group;
(d) acquisitions of radio stations in Principal Markets; (e) acquisitions of radio stations in Top 75 markets; (f) the acquisition of Sunshine Promotions, Inc. and its related companies, including Suntex, Inc. and Tour Design, Inc.;
(g) up to $50 million of non-radio station acquisitions; and (h) all other acquisitions approved by the Required Lenders.

                  "Permitted Debt" means (a) the Obligations, (b) the New Notes, (c) the Existing Subordinated Notes, (d) Intercompany Debt, (e) Debt of any Obligor listed on Schedule 1.1(D) (together with any refinancings, substitutions or replacements thereof, provided that any such refinancings, substitutions or replacements shall not increase the principal amount of such Debt and the stated maturity date of any such Debt shall not be shortened to a date that is less than one year after June 30, 2005 and the economic terms of any such refinancings, substitutions or replacements shall not otherwise be more onerous than the terms of such Debt being refinanced, substituted or replaced), (f) indebtedness assumed in connection with a Permitted Acquisition (excluding any debt assumed under bank facilities, note agreements or other similar instruments), (g) unsecured subordinated indebtedness of the Borrower issued pursuant to the exchange of the Borrower's Series D Preferred Stock and Series E Preferred Stock, provided that immediately before and after giving effect thereto no Default or Event of Default shall exist, and (h) other indebtedness of any Obligor (which shall exclude indebtedness of the Borrower and its Subsidiaries existing on the effective date of this Agreement and reflected on Schedule 1.1(D)) in an amount up to $25 million in the aggregate (for all Obligors together).

                  Permitted Debt also means the obligations referred to in clause (d) of Customary Permitted Liens above, so long as the amount of Debt so incurred does not exceed the cost of such assets or property.

                  "Permitted Investments" means (a) investments in obligations of the United States of America maturing within one year from the date of acquisition, (b) certificates of deposit issued by commercial banks organized under the Laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profits of not less than $100,000,000, (c) investments in commercial paper, maturing not more than 90 days after the date of issue, issued by a Person (other than an Affiliate) with a rating of "P-1" (or its then equivalent) according to Moody's Investors Service, Inc., "A-1" (or its then equivalent) according to Standard & Poor's Corporation, or a better rating, (d) investments in Wholly-Owned Subsidiaries identified on Schedule 4.4(D) and in Wholly-Owned Subsidiaries organized in connection with Permitted Acquisitions and in Wholly-Owned Subsidiaries organized in connection with an exchange of assets as permitted by Section 6.12(b), (e) the investment in ABS equal to at least a 96% interest therein,
(f) the existing 25% equity interest in Music Technologies, LLC, (g) the existing 50% equity interest in GSAC Partners and (h) additional investments in unconsolidated entities of up to $5 million.

                  "Permitted Liens" means (a) the Liens in favor of the Agent for the benefit of the Lenders, (b) the Liens described on Schedule 1.1(E),
(c) Customary Permitted Liens, (d) Liens assumed in connection with a Permitted Acquisition (excluding any Liens assumed under bank facilities, note agreements or similar instruments) and (e) Liens shown on the mortgage policies of title insurance issued in accordance with Section 5.3(n) hereof.

                  "Person" means any individual, sole proprietorship, unincorporated organization, corporation, association, partnership, joint venture, trust, institution, Tribunal, or other entity.

                  "Plan" means an employee pension benefit plan defined in
Section 3(2) of ERISA in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding five years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

                  "Preferred Stock" means Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E
Preferred Stock.

                  "Principal Market" means a market in which the Borrower owns two or more FM radio stations.

                  "Pro Forma Debt Service" means the sum of (a) Pro Forma Interest Expense, (b) the scheduled current maturities of Total Funded Debt which shall include prepayments mandated by Section 2.6(c), (c) the scheduled redemption of Series B Preferred Stock, and (d) obligations due as a result of the exercise of any put or call rights with respect to the Series C Preferred Stock (but in no event more than $2,000,000), each measured for the twelve months immediately succeeding the date of determination.

                  "Pro Forma Debt Service Ratio" means as of any date of determination the ratio of (a) Operating Cash Flow for the most recently ended twelve months to (b) Pro Forma Debt Service.

                  "Pro Forma Interest Expense" means Interest Expense calculated for the twelve months following the calculation date, giving effect to (a) the Total Funded Debt outstanding and the rates in effect as of the date of determination and (b) the amortization scheduled during such period.

                  "Pro Forma Interest Expense Ratio" means as of any date of determination the ratio of (a) Operating Cash Flow for the most recently ended twelve months to (b) Pro Forma Interest Expense.

                  "Quarterly Date" means the last Business Day of each March, June, September and December, commencing June 30, 1997.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., as amended.

                  "Reimbursement Obligations" means, at the time of any determination, all matured and unpaid reimbursement or repayment obligations of Borrower to the Agent with respect to Letters of Credit.

                  "Reinvested Proceeds" means the Net Cash Proceeds from station sales or exchanges which are used to acquire additional radio stations through a merger, acquisition or exchange in accordance with the covenants during the Reinvestment Period.

                  "Reinvestment Period" means 360 days from the date that proceeds from a station sale or exchange are received by the Borrower.

                  "Required Lenders" means, on any date of determination, any combination of the Lenders that hold in the aggregate 51.00% or more of the sum of the aggregate principal amount of Loans then outstanding; provided, however, that if there are no Loans outstanding hereunder, "Required Lenders" shall mean any combination of the Lenders whose Specified Percentages aggregate at least 51.00%.

                  "Restricted Payment" means as to any Person (a) any declaration or any payment of any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or other equity interest of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any (i) direct or indirect redemption, retirement, purchase or other acquisition for value of or (ii) direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of or to obtain the surrender of any shares of any class of capital stock of such Person now or hereafter outstanding or any warrants, options or other rights to acquire or subscribe for purchase of shares of any class of capital stock of such person or any of its Subsidiaries now or hereafter outstanding.

                  "Revolving Credit Loans" shall have the meaning ascribed to such term in Section 2.1(a).

                  "Revolving Credit Reduction Amount" shall have the meaning ascribed to that term in Section 2.6(a).

                  "Rights" means rights, remedies, powers and privileges.

                  "Sale and Leaseback Transaction" means a transaction whereby any Obligor becomes liable with respect to any lease, whether an Operating Lease or a Capital Lease, or any property (whether real, personal or mixed), whether now owned or hereafter acquired, which (a) any Obligor has sold or transferred or is to sell or transfer to any other Person or (b) any Obligor intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by any Obligor to any other Person in connection with such lease.

                  "Scheduled Asset Exchanges" shall mean any of the following:
(i) the exchange of stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM in Long Island, New York for stations WFYV-FM and WAPE-FM in Jacksonville, Florida;
(ii) the exchange of station WDSY-FM in Pittsburgh, Pennsylvania for station WRFX-FM in Charlotte, North Carolina; (iii) the exchange of stations WGNE-FM in Daytona Beach, Florida and KRZZ-FM and KKRD-FM in Wichita, Kansas for stations WESC-FM, WESC-AM and WTPT-FM in Greenville, South Carolina; and (iv) the exchange of station KNSS-AM in Wichita, Kansas for a radio station (together with other assets, if any) of substantially equal value.

                  "Scheduled Asset Sales" shall mean the sale of any of the following: (i) stations WYAK-FM and WMYB-FM in Myrtle Beach, South Carolina;
(ii) station KOLL-FM in Little Rock, Arkansas; (iii) stations WMJY-FM and WKNN-FM in Biloxi, Mississippi and WMSI-FM, WKTF-FM, WJDS-AM, WSTZ-FM, WJDX-FM and WZRX-AM in Jackson, Mississippi; (iv) a single station in Richmond, Virginia in order to comply with FCC ownership rules; (v) each of the real properties located at: (a) 2100 North Silverbell Road, Tucson, Arizona, (b) 345 East Cedar Street, Newington, Connecticut, (c) 1039 Asylum Avenue, Hartford, Connecticut, (d) 6869 Lenox Avenue, Jacksonville, Florida (e) 4810 San Felipe, Houston, Texas and (f) 4701 Caroline Street, Houston, Texas; and
(vi) other real property, whether now
owned or hereafter acquired the aggregate fair market value of which does not exceed $5 million, at not less than fair market value.

                  "Scheduled Revolving Credit Reduction Date" has the meaning set forth in Section 2.6(a).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Security Agreements" means the Borrower Security Agreement and the Subsidiary Security Agreement.

                  "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages, the Guaranty and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other documents, agreements, instruments and financing statements now or hereafter executed or delivered by any Person in connection with, or as security for the payment or performance of, the Obligations or any part thereof.

                  "Senior Funded Debt" means the Total Funded Debt less the sum of (a) the amount outstanding under the Existing Subordinated Notes, (b) the amount outstanding under the New Notes and (c) the amount of other outstanding subordinated indebtedness permitted pursuant to Section 6.1 hereof.

                  "Senior Leverage Ratio" means the ratio of (a) Senior Funded Debt less cash and cash equivalents in excess of $5 million to (b) Operating Cash Flow.

                  "Series B Preferred Stock" means the Borrower's Series B Preferred Stock, par value $.01 per share.

                  "Series C Preferred Stock" means the Borrower's 6% Series C Convertible Preferred Stock, par value $.01 per share.

                  "Series D Preferred Stock" means the Borrower's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock, due
May 31, 2007.

                  "Series E Preferred Stock" means the Borrower's 12.625% Series E Cumulative Exchangeable Preferred Stock, due October 31,
2006.
                  "SFX Warrants" means the following warrants assumed by SFX pursuant to the merger between SFX and Multi-Market Radio, Inc. ("MMR"): (i) the outstanding Class A and Class B Warrants of MMR issued pursuant to the Warrant Agreement dated as of March 23, 1994 by and among MMR, American Stock Transfer & Trust Company, D.H.
Blair Investment Banking Corp. and Americorp Securities, Inc. or
(ii) warrants issued pursuant to the Unit Purchase Option provided for in such agreement.

                  "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Percentage" means as to any Lender the percentage of the Aggregate Commitment indicated beside such Lender's name on the signature pages hereof or, if applicable, specified in its most recent Assignment Agreement.

                  "Station" or "Stations" has the meaning set forth in
Section 4.21.

                  "Subsidiary" of any Person means (a) any corporation, securities of which having ordinary voting power to elect a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time, directly or indirectly, owned or controlled by such Person or by one or more of its Subsidiaries or (b) any partnership, association, limited liability company, joint venture or other entity, ownership interests of which ordinarily constitute a majority voting interest, including any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%, are at the time, directly or indirectly, owned or controlled by such Person. "Wholly-Owned Subsidiary" shall mean (a) any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled, directly or indirectly, and (b) any such partnership, association, limited liability company, joint venture or other entity in which such Person owns or controls, directly or indirectly, 100% of such interests.

                  "Subsidiary Guarantors" means Subsidiaries of the Borrower that have entered into a Guaranty.

                  "Subsidiary Pledge Agreement" means the Second Amended, Restated and Consolidated Subsidiary Pledge and Security Agreement, dated the date hereof, substantially in the form of Exhibit H, executed and delivered by Borrower's Subsidiaries as such agreement may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Subsidiary Security Agreement" means the Second Amended, Restated and Consolidated Security Agreement, dated the date hereof, substantially in the form of Exhibit I, executed and delivered by Borrower's Subsidiaries as such agreement may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal, excluding, in the case of each Lender and the Agent, taxes based on or measured by its net income, and franchise taxes and any doing business taxes imposed on it, by any jurisdiction (or political subdivisions thereof) in which the Agent or such Lender or any Applicable Lending Office is organized, located or doing business.

                  "Termination Event" means (a) a "reportable event" as defined in section 4043 of ERISA, (b) the withdrawal of Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or a Multiple Employer Plan or the treatment of a plan amendment as a termination under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan or a Multiple Employer Plan by the PBGC, (e) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or a Multiple Employer Plan,
(f) the occurrence of an event described in section 4068(f) of ERISA with respect to a Plan or (g) any occurrence similar to any of those referred to in clauses (a) through (f) above under the applicable Laws of a foreign country.

                  "Total Funded Debt" of Borrower and its Subsidiaries on a consolidated basis means as of the date of any determination (a) all outstanding Obligations, (b) all other Debt of any Obligor of the type described in clause (a) of the definition of Debt, and (c) all liabilities of others described in clause (a) or (b) in respect of which any Obligor has incurred, assumed or acquired a liability by means of a Guaranty Obligation.

                  "Total Leverage Ratio" means the ratio of (a) Total Funded Debt less cash and cash equivalents in excess of $5 million to (b) Operating Cash Flow.

                  "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, commonwealth, nation, territory, province, possession, township, county, parish or municipality, whether now or hereafter constituted or existing.

                  "UCC" means the Uniform Commercial Code as enacted in the State of New York or other applicable jurisdiction, as amended from time to time.

                  "Welfare Plan" means an employee welfare benefit plan as defined in section 3(1) of ERISA in which any personnel of Borrower or of an ERISA Affiliate participate, excluding any Multiemployer Plan, but including any such plan established or maintained by

Borrower or an ERISA Affiliate, or to which Borrower or any ERISA Affiliate contributes, under the Laws of any foreign country.

                  "Wholly-Owned Subsidiary" has the meaning set forth in the definition of Subsidiary.

                  Section 1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in the Note or other Loan Documents.

                  (b) As used in any Loan Document, accounting terms relating to Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and Article, Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined in any Loan Document shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Unless stipulated otherwise (i) all references in any of the Loan Documents to "dollars", "money", "payments" or other similar financial or monetary terms, are references to currency of the United States of America and (ii) all references to interest are to simple not compound interest.

                  (f) The headings and captions used in any of the Loan Documents are for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents nor affect the meaning thereof.

                                  ARTICLE II

                             COMMITMENTS AND LOANS

                  Section 2.1 Loans.

                  (a) The Revolving Credit Loans. Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender severally, and not jointly, agrees to make Revolving Credit Loans (the "Revolving Credit Loans") to the Borrower from time to time on any Borrowing Date that occurs prior to the Maturity Date up to an aggregate principal amount of Revolving Credit Loans at any one time outstanding not to exceed an amount equal to its Specified Percentage of such Revolving Credit Loans on such Borrowing Date. Within such limits and during such period and subject to the other provisions of this Article II, the Revolving Credit Loans may be repaid and reborrowed. In no event, however, shall the aggregate amount of all Letter of Credit Obligations and the outstanding principal amount of the Revolving Credit Loans exceed the Aggregate Commitment.

                  (b) Applicable Interest Rate. Revolving Credit Loans may, at the option of Borrower as provided in Section 2.2, be made as Alternate Base Rate Loans or as LIBOR Loans; provided that with respect to LIBOR Loans there shall be no more than four separate Interest Periods in effect at any one time.

                  Section 2.2 Manner of Borrowing/Converting/Continuing and Disbursement. Subject to the satisfaction of the applicable conditions set forth in Article III and the provisions of this Section 2.2, Borrower may borrow Alternate Base Rate Loans and LIBOR Loans, may continue and Convert LIBOR Loans and may Convert Alternate Base Rate Loans, as follows:

                  (a) Alternate Base Rate Loans. In the case of Alternate Base Rate Loans, an Authorized Signatory of Borrower shall give the Agent at least one Business Day's prior written notice of its intention to borrow Alternate Base Rate Loans hereunder. Such notice shall be irrevocable, shall be given to the Agent prior to 11:00 a.m., New York City time, and shall be accompanied by a duly executed Funding Certificate. Such notice of borrowing shall specify
(i) the requested Borrowing Date and (ii) the amount of the proposed aggregate Alternate Base Rate Loans to be made by the Lenders.

                  (b) LIBOR Loans. In the case of LIBOR Loans, an Authorized Signatory of Borrower shall give the Agent at least three Business Days' prior written notice of its intention to borrow LIBOR Loans hereunder. Such notice of borrowing shall be irrevocable, shall be given to the Agent prior to 11:00 a.m., New York City time, and shall be accompanied by a duly executed Funding Certificate. Such notice of borrowing shall specify (i) the requested Borrowing Date, (ii) the amount of the proposed aggregate LIBOR Loans to be made by the Lenders and (iii) the duration of the Interest Period selected by Borrower for such LIBOR Loans.

                  (c) Continuations and Conversions. In the case of continuing LIBOR Loans as LIBOR Loans at the end of the applicable Interest Period for such Loans, Converting LIBOR Loans to Alternate Base Rate Loans at the end of the applicable Interest Period for such Loans or Converting Alternate Base Rate Loans into LIBOR Loans:

                           (1) In the case of continuations or Conversions of LIBOR Loans, at least three Business Days' prior to the expiration of an Interest Period relating to any outstanding LIBOR Loans, an Authorized Signatory of Borrower shall give the Agent notice, which notice shall be irrevocable, specifying the applicable Interest Period and advising whether on the last day of such Interest Period all or a portion of such LIBOR Loans are to be continued as LIBOR Loans or are to be Converted to Alternate Base Rate Loans. If Borrower elects to continue all or a portion of such LIBOR Loans as LIBOR Loans, such notice shall also select the duration of the new Interest Period applicable to such Loans. If Borrower has elected to have such LIBOR Loans Convert to Alternate Base Rate Loans or if the conditions for continuing LIBOR Loans as such Loans set forth in
         Section 3.5 are not satisfied, on the date of the expiration of the applicable Interest Period such outstanding LIBOR Loans shall Convert to Alternate Base Rate Loans. In the event Borrower fails to provide the Agent with the notice required by this subsection (c)(i), on the last day of the applicable Interest Period all LIBOR Loans relating to such Interest Period shall Convert to Alternate Base Rate Loans.

                            (2) In the case of Conversions of Alternate Base Rate Loans, at least three Business Days prior to the date of Conversion of any outstanding Alternate Base Rate Loans into LIBOR Loans, an Authorized Signatory of Borrower shall give the Agent notice, which notice shall be irrevocable, specifying the principal amount of Alternate Base Rate Loans to be Converted and the duration of the Interest Period selected by Borrower for such Loans. On the date specified in such notice, if the conditions for converting Alternate Base Rate Loans into LIBOR Loans set forth in Section 3.5 have been satisfied, such Alternate Base Rate Loans shall convert to LIBOR Loans.

                  (d) Minimum Amounts. The aggregate amount of Alternate Base Rate Loans to be made by the Lenders on any Borrowing Date (other than Alternate Base Rate Loans made by the Lenders pursuant to Section 2.17(h)) shall be in a principal amount that is not less than $1,000,000 and is an integral multiple of $100,000 for drawings in excess thereof. The aggregate amount of LIBOR Loans having the same Interest Period and to be made by the Lenders on any Borrowing Date shall be in a principal amount that is not less than $5,000,000 and is an integral multiple of $1,000,000 for drawings in excess thereof.

                  (e) Funding. The Agent shall promptly notify the Lenders of each notice received from Borrower pursuant to this Section 2.2. In the case of a notice of borrowing pursuant to Section 2.2(a) or 2.2(b) each Lender shall no later than 12:00 p.m., New York City time, on the Borrowing Date for such requested borrowing, deliver to the Agent, at its address set forth herein, an amount equal to such Lender's Specified Percentage thereof in Dollars and in immediately available funds in accordance with the Agent's instructions. Prior to 2:00 p.m., New York City time, on the Borrowing Date, the Agent shall, subject to satisfaction of the applicable conditions set forth in Article III, disburse the amounts made available to the Agent by the Lenders by (1) transferring such amounts by wire transfer pursuant to Borrower's instructions or (2) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with the Agent.

                  (f) Funding and Maintaining LIBOR Loans. The borrowing or continuation of any LIBOR Loans and the conversion of Alternate Base Rate Loans into LIBOR Loans shall in all cases be subject to Sections 2.12, 2.13,
2.14 and 2.16. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans as it deems appropriate.

                  (g) Promissory Note. In order to further evidence the Borrower's obligation to repay the Loans, the Borrower shall execute and deliver to each Lender (or to the Agent for re-delivery to such Lender) a Note payable to the order of such Lender. The Note of the Borrower issued to a Lender shall (i) be in the principal amount of such Lender's Commitment, (ii) be dated not later than the Closing Date, (iii) be stated to mature on the Maturity Date and bear interest from its date until the Maturity Date on the principal balance from time to time outstanding thereunder, payable at the rates, at the times, and in the manner provided herein, and (iv) shall be in the form attached hereto as Exhibit A. Each Lender is authorized to indicate upon the grid attached to its Note all Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. In the absence of manifest error, such notations shall be presumptively correct as to the aggregate unpaid principal amount of all Loans made by such Lender to the Borrower, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Borrower hereunder or under the Notes.

                  Section 2.3 Interest.

                  (a) Alternate Base Rate Loans. Borrower shall pay interest on the unpaid principal amount of the Alternate Base Rate Loans from the date such Loans are made until the same become due (whether at maturity, by reason of acceleration or otherwise) or are earlier repaid at a rate per annum equal to the Alternate Base Rate. Interest on the Alternate Base Rate Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be due and payable in arrears on each Quarterly Date and on the Maturity Date.

                  (b) LIBOR Loans. Borrower shall pay interest on the unpaid principal amount of the LIBOR Loans from the date such Loans are made until the same become due (whether at maturity, by reason of acceleration or otherwise) or are earlier repaid at a rate per annum equal to the LIBOR Rate applicable to such Loans. The Agent, whose determination shall be conclusive, shall determine the LIBOR Rate on the second Business Day prior to the Borrowing Date and shall notify Borrower and the Lenders of such LIBOR Rate. Interest on the LIBOR Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be due and payable in arrears on the last day of the applicable Interest Period and on the Maturity Date; provided, however, that if the Interest Period for any LIBOR Loans exceeds three months, interest on such Loans shall also be due and payable in arrears on the date that is three months from the first day of such Interest Period.

                  (c) Interest After an Event of Default. After the Maturity Date (by acceleration or otherwise) or during the continuance (i) of any payment Event of Default or (ii) for more than 30 days following any other Event of Default, automatically and without any action by the Agent or any Lender, to the extent permitted by applicable law, the outstanding Obligations shall bear interest at a rate per annum equal to the Default Rate instead of the Alternate Base Rate or the LIBOR Rate, as applicable. Such interest shall be payable on demand and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the requisite number of Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations and termination of the Commitments.

                  Section 2.4 Commitment Fee. Borrower agrees to pay to the Agent for distribution to the Lenders (based on their respective Specified Percentages) a commitment fee with respect to the Aggregate Commitment, from the date of this Agreement to, but not including, the Maturity Date or the date of any termination of the Aggregate Commitment, as the case may be, at the rate of (i) 0.375% per annum for periods in which the Total Leverage Ratio is greater than or equal to 5.50 to 1.00 and (ii) 0.250% per annum for periods in which the Total Leverage Ratio is less than 5.50 to 1.00, on the daily average amount of the Available Amount (collectively, the "Commitment Fee"). Such Commitment Fee shall be payable in arrears on each Quarterly Date and the Maturity Date and on the date of any termination of the Aggregate Commitment. For purposes of this Section 2.4, the Total Leverage Ratio used to determine the amount of any Commitment Fee payable on each Quarterly Date, shall be based upon the information set forth in the applicable Compliance Certificate and shall be effective as of the applicable Calculation Date, to the same extent and in the same manner as the Total Leverage Ratio is calculated to determine the Applicable Margin. The Commitment Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  Section 2.5 Prepayments.

                  (a) Mandatory Prepayments and Reduction of Commitment. Upon receipt by the Borrower of proceeds as contemplated pursuant to Section 2.5(d), 2.5(e) or 2.5(f) hereof, the amount of the Aggregate Commitment shall be reduced by the amount of such proceeds. If, after such reduction of the Aggregate Commitment, the principal amount outstanding under the Loans plus the Letter of Credit Obligations exceeds the Aggregate Commitment, then the Borrower shall prepay the Loans in the amount that is in excess of the Aggregate Commitment. All mandatory reductions contemplated pursuant to Section 2.5(d), 2.5(e) or 2.5(f) hereof and this Section 2.5(a) shall be applied to the scheduled reduction of Commitments required pursuant to Section 2.6 in inverse order of their scheduled reduction date.

                  (b) Voluntary Prepayments. The principal amount of Alternate Base Rate Loans may be prepaid in whole or in part at any time, without penalty, on one Business Day's prior written notice by an Authorized Signatory to the Agent, specifying the amount of such Loans to be repaid. Prepayments of Alternate Base Rate Loans shall be in a principal amount that is not less than $1,000,000 and is an integral multiple of $100,000 for amounts in excess thereof. LIBOR Loans may be voluntarily prepaid in whole or in part only on the last day of the Interest Period for such Loans on three Business Days' prior written notice by an Authorized Signatory to the Agent, specifying the amount of such Loans to be repaid. Prepayments of LIBOR Loans shall be in a principal amount that is not less than $5,000,000 and is an integral multiple of $1,000,000 for amounts in excess thereof. Each notice of prepayment shall be irrevocable and the amount of such prepayment shall be due and payable on the date set forth in Borrower's notice thereof.

                  (c) Voluntary Reductions of Commitments. Borrower shall have the right, on not less than three Business Days' prior written notice by an Authorized Signatory to the Agent, which shall promptly notify the Lenders, to terminate or permanently reduce the Aggregate Commitment. Each such reduction or termination of the Aggregate Commitment shall be allocated among the Lenders' respective Commitments, as the case may be, in accordance with the Lenders' respective Specified Percentages. Each reduction shall be in an aggregate amount not less than $5,000,000; provided that if the Aggregate Commitment aggregates less than $5,000,000, Borrower may terminate the Aggregate Commitment in an amount less than $5,000,000. Notwithstanding the foregoing, Borrower shall have no right to terminate or reduce Aggregate Commitments if as a result thereof (i) the aggregate amount of all Letter of Credit Obligations and the outstanding principal amount of all Loans would exceed the Aggregate Commitment or (ii) any LIBOR Loans would be required to be prepaid prior to the last day of the relevant Interest Period for such Loans.

                  (d) Station Sales, Exchanges or other Dispositions. All Net Cash Proceeds received from (i) station sales or exchanges (reduced by Reinvested Proceeds within the Reinvestment Period) other than (A) Scheduled Asset Sales or (B) Scheduled Asset Exchanges, or (ii) other dispositions (other than in the ordinary course of business) shall be applied as a prepayment pursuant to Section 2.5(a).

                  (e) Excess Cash Flow Prepayments. Commencing with the year ended December 31, 2000, and payable on March 31st of each succeeding fiscal year thereafter, when the Total Leverage Ratio is greater than 5.00 to 1.00 as of the end of a fiscal year, Borrower shall pay to the Agent as a prepayment pursuant to Section 2.5(a) an amount not less than 50% of Excess Cash Flow calculated for such fiscal year.

                  (f) Insurance/Condemnation Prepayments. All Applicable Proceeds (i) in excess of amounts used to replace or repair any properties or
(ii) which are not used or designated to replace or repair properties within one year after receipt thereof shall be applied as a prepayment pursuant to
Section 2.5(a) provided that the Borrower shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion.

                  (g) Equity Issuances. All cash proceeds from the issuance of common equity from the Closing Date forward, shall be applied to prepay the Loans, provided, however, that such prepayment shall not result in, nor shall such issuance of common equity require, a reduction of the Aggregate Commitment.

                  (h) Prepayments and Reductions, Generally. Each prepayment of any Loans shall be accompanied by (i) the payment of interest accrued and unpaid on the Loans being prepaid to the date of prepayment and (ii) in the case of LIBOR Loans, reimbursement payments to the Lenders of losses or expenses, if applicable, pursuant to Section 2.8. All payments made pursuant to subsections (c), (d), (e), (f) and (g) above shall be applied first to the prepayment of the Alternate Base Rate Loans under the applicable Commitments until repaid in full and then to LIBOR Loans under the applicable Commitments.

                  (i) If at the time of any prepayment or reduction in Aggregate Commitment required by Section 2.5(a), 2.5(d), 2.5(e), 2.5(f) or 2.6 or as a result of the application of some but not all of the funds available for such prepayment, the Loans have been paid in full but there remain outstanding Letters of Credit, such Letters of Credit shall be cash collateralized by the amount by which the outstanding Letters of Credit exceed the Aggregate Commitment as so reduced, and such cash collateral shall be held and applied by the Agent in the same manner as cash collateral is held and applied by the Agent pursuant to Section 2.17(q); provided, however, (i) such excess funds shall not be held as cash collateral to the extent that they exceed the aggregate amount of outstanding Letters of Credit and (ii) the holding of such cash collateral shall not effect any permanent reduction of the Commitments as provided in Section 2.5(c), 2.5(d), 2.5(e) and 2.5(f) until such time as such cash collateral is applied by the Agent toward payment of Reimbursement Obligations becoming due with respect to Letters of Credit or such Letters of Credit expire or are earlier cancelled.

                  Section 2.6 Reductions and Changes of Commitments.

                  (a) Scheduled Reductions. Subject to the adjustment described in Section 2.6(b) hereof, the Aggregate Commitment shall be automatically reduced on each Quarterly Date falling on or nearest to the date specified in column (x) below (each such Quarterly Date, a "Scheduled Revolving Credit Reduction Date") by the dollar amount specified in column (y) below opposite such date (the "Revolving Credit Reduction Amount"):


                 (x)                                   (y)
        Quarterly Date Falling              Revolving Credit Reduction
        on or Nearest to                              Amount
        ----------------------                        ------
        March 31, 2000                             $18,000,000
        June 30, 2000                              $18,000,000
        September 30, 2000                         $18,000,000
        December 31, 2000                          $18,000,000
        March 31, 2001                             $18,000,000
        June 30, 2001                              $18,000,000
        September 30, 2001                         $18,000,000
        December 31, 2001                          $18,000,000

        March 31, 2002                             $18,000,000
        June 30, 2002                              $18,000,000
        September 30, 2002                         $18,000,000
        December 31, 2002                          $18,000,000
        March 31, 2003                             $18,000,000
        June 30, 2003                              $18,000,000
        September 30, 2003                         $18,000,000
        December 31, 2003                          $18,000,000
        March 31, 2004                             $18,000,000
        June 30, 2004                              $18,000,000
        September 30, 2004                         $18,000,000
        December 31, 2004                          $18,000,000
        March 31, 2005                             $20,000,000
        June 30, 2005                              $20,000,000

                  (b) Adjustments to Scheduled Revolving Credit Reduction Amounts. Upon any reduction of the Aggregate Commitment pursuant to Section 2.5(a) or (c) hereof on any date, the schedule set forth in Section 2.6(a) hereof shall be adjusted, after giving effect to any prior adjustments thereto pursuant to this Section 2.6(b), by reducing the Revolving Credit Reduction Amount set forth in column (y) of such schedule opposite each Scheduled Revolving Credit Reduction Date occurring after such date, by applying the reduction of the Aggregate Commitment to the Scheduled Revolving Credit Reduction Amount in inverse order of their scheduled reduction date.

                  (c) If, after such scheduled reduction of the Aggregate Commitment, the principal amount outstanding under the Loans plus the Letter of Credit Obligations exceeds the Aggregate Commitment, then the Borrower shall prepay the Loans in the amount that is in excess of the Aggregate Commitment.

                  (d) The Aggregate Commitment, once terminated or reduced, may not be reinstated.

                  Section 2.7 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender prior to the date of any proposed Loans requested by Borrower (which notice shall be effective upon receipt) that such Lender does not intend to make available to the Agent such Lender's Specified Percentage amount of such Loans, the Agent may assume that such Lender has made its Specified Percentage amount available to the Agent on the applicable Borrowing Date in accordance with Section 2.2(e) and the Agent may (but shall not be required to), in reliance on such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Specified Percentage amount available to the Agent, such Lender and Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent (a) in the case of Borrower, at the interest rate applicable to such Loans and (b) in the case of such Lender, at the Federal Funds Rate if such amount is paid in full within three Business Days after demand therefor by the Agent and, thereafter, at the Alternate Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Specified Percentage amount of such Loans for purposes of this Agreement. The failure of any Lender to provide its Specified Percentage amount of any requested Loans shall not relieve any other Lender of its obligation hereunder to make its Specified Percentage amount of such Loans.

                  Section 2.8 Reimbursement. Borrower shall compensate each Lender for any loss or expense which such Lender may sustain or incur as a consequence of (a) the failure of Borrower to pay when due the principal amount of or interest on any LIBOR Loans, (b) the failure of Borrower to make a borrowing of, Conversion into or continuation of any LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) the failure of Borrower to make any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) a payment or prepayment of any LIBOR Loans is made on a day that is not the last day of the applicable Interest Period, including, without limitation, in each case, any such loss (excluding loss of the Applicable Margin) or expense arising from the reemployment of funds obtained by such Lender or from amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such LIBOR Loans. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not so borrowed,

Converted or continued, for the period from the date of such payment or prepayment, or of such failure to borrow, Convert or continue, to the last day of the applicable Interest Period in the case of a payment or prepayment or, in the case of a failure to borrow, Convert or continue, to the last day of the Interest Period that would have commenced on the date of such failure, in each case at the applicable LIBOR Rate (minus the Applicable Margin) for such Loans over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with prime banks in the London interbank market. Nothing in this Section 2.8 shall be construed to permit Borrower to make payments or prepayments in respect of the Obligations on a day other than as provided in the respective Loan Documents.

                  Section 2.9 Payments.

                  (a) Manner/Timing Payments. Except as otherwise set forth in
Section 2.17(h), each payment (including prepayment) by Borrower of principal of or interest on the Loans, fees and any other Obligation owing by any Obligor under this Agreement or any other Loan Document shall be made not later than 11:00 a.m., New York City time, on the date specified for such payment under this Agreement or such other Loan Document to the Agent for the accounts of the respective Lenders entitled thereto at the Agent's office in Dollars and in immediately available funds. If any payment under this Agreement or any other Loan Document shall be specified to be made on a day that is not a Business Day, it shall be made on the next succeeding day that is a Business Day, unless such payment is in respect of principal of or interest on LIBOR Loans and such Business Day falls in another calendar month, in which case payment shall be made on the next preceding Business Day. Borrower shall pay principal, interest, fees and all other amounts due under the Loan Documents without notice and without set-off, counterclaim or any other deduction whatsoever. Payments made in respect of the Loans received by Agent shall be promptly distributed to the Lenders in accordance with Section 2.9(b).

                  (b) Allocation of Payments. Subject to Section 8.8, all payments of principal and interest in respect of the Loans, all payments in respect of the Commitment Fee and all payments in respect of other Obligations (other than any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility) shall be allocated among and paid to the Lenders as are entitled thereto in proportion to their respective Specified Percentages. All payments in respect of LIBOR Loans shall be paid by the Agent to the Lenders for the account of their respective LIBOR Lending Offices and all other payments in respect of the Obligations shall be paid by the Agent to the Lender for the account of their respective Domestic Lending Offices.

                  Section 2.10 Booking Loans. Any Lender may make, carry or transfer Loans at, to or for the account of any Applicable Lending Office designated by such Lender.

                  Section 2.11 Taxes.

                  (a) Any and all payments by any Obligor of the Obligations shall be made, in accordance with Section 2.9, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by any Law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable by Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

                  (b) In addition, Borrower shall pay any and all present and future stamp and documentary Taxes and any and all other excise and property Taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.11) paid by such Lender or the Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Agent. Payments in respect of the foregoing indemnification shall be made within five days after the date such Lender or the Agent (as the case may be) makes demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by Borrower pursuant to this Section 2.11, Borrower shall furnish to the Lenders the original or a certified copy of a receipt evidencing payment thereof. If Borrower makes any payment in respect of any Obligation from any account located outside the United States or any such payment is made by a payor that is not a United States Person and if no Taxes are payable in respect of such payment, Borrower shall furnish to each of the Lenders a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 2.11, the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

                  (e) Each Lender which is not a United States Person hereby agrees that:

                           (1) it shall, no later than the date of this
                  Agreement (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.14 after the date of this Agreement, the date upon which such Lender becomes a party hereto) deliver to Borrower through the Agent, with a copy to the Agent (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224") (B) if any lending office is located outside the United States of America, two
                  (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States federal income tax;

                           (2) if at any time such Lender changes its lending
                  office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to Borrower through the Agent, with a copy to the Agent, in replacement for the forms previously delivered by it hereunder (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224 or (B) otherwise, two (2) accurate and complete signed originals of Form 1001, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States federal income tax;

                           (3) it shall, before or promptly after the
                  occurrence of any event (including the passing of time but excluding any event mentioned in clause (2) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to Borrower through the Agent, with a copy to the Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                           (4) it shall, promptly upon the reasonable request
                  of Borrower to that effect, deliver to Borrower through the Agent such other forms or similar documentation as may be required from time to time by any applicable Law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                  (f) The obligations of Borrower contained in this Section
2.11 shall survive the termination of this Agreement and the payment in full of the Obligations.

                  Section 2.12 LIBOR Rate Determination Inadequate.

                  (a) If with respect to any LIBOR Loans for any Interest Period, the Agent determines that for any reason appropriate information is not available to it for purposes of determining the LIBOR Rate for such Interest Period, (i) the Agent shall notify Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Loans, (ii) the obligation of the Lenders to make or to continue LIBOR Loans or to Convert Loans into LIBOR Loans shall be suspended and (iii) all outstanding LIBOR Loans shall automatically, on the last day of the then existing respective Interest Periods therefor, Convert into Alternate Base Rate Loans, until such time as the LIBOR Rate can be determined.

                  (b) If, with respect to any LIBOR Loans, any Lender notifies the Agent that the LIBOR Rate determined by the Agent for any Interest Period for such Loans will not adequately reflect the cost to such Lender of making or continuing its LIBOR Loans or Converting its Loans into LIBOR Loans for such Interest Period, the Agent shall so notify Borrower, whereupon (i) the obligation of such Lender to make or continue LIBOR Loans or to Convert Loans into LIBOR Loans shall be suspended and (ii) each LIBOR Loan maintained by such Lender shall automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Loan, until the Lender shall notify Borrower and the Agent that the circumstances causing such suspension no longer exist.

                  Section 2.13 Illegality. If any applicable Law or any change therein, adoption thereof or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or if compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, continue or Convert into its Specified Percentage amount of LIBOR Loans, such Lender shall so notify Borrower and the Agent and such Lender's obligation to make LIBOR Loans, to continue LIBOR Loans or to Convert any Alternate Base Rate Loans into LIBOR Loans shall be suspended until such Lender shall notify Borrower and the Agent that the circumstances causing such suspension no longer exist. On receipt of such notice, notwithstanding anything to the contrary contained in Article II, Borrower shall immediately
(a) repay in full the then outstanding principal amount of the LIBOR Loans owing to the notifying Lender, together with accrued and unpaid interest thereon or (b) Convert such LIBOR Loans into Alternate Base Rate Loans, and, in either such case, reimburse such Lender for its losses and expenses as required under Section 2.8.

                  Section 2.14 Increased Costs.

                  (a) If any applicable Law or any change in or adoption of any Law or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

                           (1) shall subject a Lender (or its LIBOR Lending
                  Office) to any Taxes (net of any tax benefit engendered thereby) with respect to its LIBOR Loans or its obligation to make such Loans or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Loans or in respect of any other amounts due under this Agreement, as the case may be; or

                           (2) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any reserve requirement imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender or its LIBOR Lending Office or shall impose on a Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Loans or its obligation to make such Loans;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or continuing any LIBOR Loans or Converting Loans into LIBOR Loans, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, then, within 15 days after demand by a Lender, Borrower shall pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts.

                  (b) A written statement of any Lender claiming compensation under this Section 2.14 and setting forth in good faith the additional amounts to be paid to it hereunder and calculations therefor shall be binding and conclusive, absent manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section 2.14, Borrower may at any time, upon at least five Business Days' prior notice to Lender, after reimbursing such Lender in accordance with this Section 2.14 for all costs incurred or losses suffered, Convert in full the then outstanding LIBOR Loans of such Lender into Alternate Base Rate Loans and reimburse such Lender for all its losses and expenses as required pursuant to Section 2.8, whereupon the obligation of such Lender to make or continue LIBOR Loans or to Convert Loans into LIBOR Loans shall be suspended.

                  Section 2.15 Effect on Alternate Base Rate Loans. If notice has been given pursuant to Section 2.12(b), 2.13 or 2.14 suspending the obligation of a Lender to make LIBOR Loans, then, unless and until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer apply, all Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Alternate Base Rate Loans. All Loans of a Lender that but for any such suspension pursuant to Section 2.12(b), 2.13 or 2.14 would be made or continued as LIBOR Loans or Converted into LIBOR Loans of such Lender shall be deemed to be such Lender's LIBOR Loans for purposes of calculating such Lender's ratable portion of payments made in respect of all LIBOR Loans.

                  Section 2.16 Capital Adequacy. If either (a) the introduction of or any change in or adoption of any Law or any change in the interpretation thereof by any Tribunal or (b) compliance by a Lender (or its LIBOR Lending Office) with any Law or request from any Tribunal (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by a Lender, its LIBOR Lending Office or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Specified Percentage of the Aggregate Commitment or its Loans hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's Specified Percentage of the Aggregate Commitment or its Loans hereunder. A statement as to such amounts submitted to Borrower by a Lender hereunder shall be binding and conclusive, absent manifest error.

                  Section 2.17 Letters of Credit.

                  (a) The Letter of Credit Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue, extend and renew standby letters of credit (the "Letters of Credit" or if the singular, "Letter of Credit") from time to time on any Business Day during the period from the date of this Agreement to the Maturity Date, in such form as may be requested by Borrower and agreed to by the Letter of Credit Issuing Bank for the purpose of supporting the Borrower's obligations with respect to deposit requirements associated with proposed acquisitions and to support ordinary course working capital needs. The Letter of Credit Issuing Bank shall have no obligation to issue any Letter of Credit in excess of the Available Amount. In no event shall the Letter of Credit Obligations at any time exceed $30,000,000.

                  (b) No Lender other than the Letter of Credit Issuing Bank has any obligation to issue any Letter of Credit.

                  (c) Terms of Letters of Credit. Each Letter of Credit shall be denominated in Dollars and in no event shall the expiry date of any Letter of Credit extend beyond one Business Day prior to the Maturity Date. Any extension of any expiry date or renewal of a Letter of Credit shall constitute an "issuance" of such Letter of Credit for all purposes of this Agreement.

                  (d) Letter of Credit Reimbursement Agreement. In addition to the terms and conditions of this Agreement, each Letter of Credit shall be issued pursuant to and the Letter of Credit Issuing Bank shall be entitled to the benefits of a Letter of Credit Reimbursement Agreement. In the event of any conflict or inconsistency between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control to the extent of any such conflict or inconsistency.

                  (e) Requests for Issuance of Letters of Credit. Each issuance of a Letter of Credit shall be made on notice given by Borrower to the Letter of Credit Issuing Bank not later than 11:00 a.m. New York City time four Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such notice (a "Letter of Credit Request") shall be in the form of Exhibit S, which shall include a completed application for a standby Letter of Credit. Such Letter of Credit Request shall be irrevocable and shall specify (i) the stated amount of the Letter of Credit, (ii) the proposed date of issuance of such Letter of Credit, (iii) the expiry date of such Letter of Credit, (iv) the beneficiary of such Letter of Credit, (v) the purpose for which such Letter of Credit is being requested and (vi) such other information reasonably satisfactory to the Letter of Credit Issuing Bank as to enable the Letter of Credit Issuing Bank to issue such Letter of Credit consistent with the reasonable requirements of the beneficiary thereof. The Letter of Credit Issuing Bank shall promptly deliver a copy of each Letter of Credit Request to each Lender.

                  (f) Issuance of Letters of Credit: Participations. Subject to the terms and conditions of this Section 2.17, the Letter of Credit Issuing Bank shall on the date requested in the Letter of Credit Request issue a Letter of Credit for the account of Borrower in accordance with the Letter of Credit Issuing Bank's usual and customary business practices and confirm to the Lenders that such Letter of Credit has been issued. Immediately upon the issuance of a Letter of Credit, the Letter of Credit Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Specified Percentage thereof, in such Letter of Credit and the obligations of Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing.

                  (g) Drawings on Letters of Credit. The Letter of Credit Issuing Bank shall promptly notify (i) each Lender of the Letter of Credit Issuing Bank's receipt of a drawing request under any Letter of Credit, stating the amount of such Lender's Specified Percentage of such drawing request and the date on which such request will be honored and (ii) Borrower of the amount of such drawing request and the date on which such request will be honored. Any failure of the Letter of Credit Issuing Bank to give or any delay in the Letter of Credit Issuing Bank's giving any such notice shall not release or diminish the obligations of Borrower or any Lender in respect thereof. In determining whether to pay under any Letter of Credit, the Letter of Credit Issuing Bank shall have no obligation to any Lender or the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In the absence of gross negligence or willful misconduct on the part of the Letter of Credit Issuing Bank, the Letter of Credit Issuing Bank shall have no liability to any Lender or the Borrower for any action taken or omitted to be taken by it under or in connection with any Letter of Credit, including any such action negligently taken or negligently omitted to be taken by it.

                  (h) Borrower's Reimbursement Obligation. Borrower shall pay (either from the proceeds of the Loans or otherwise) to the Letter of Credit Issuing Bank on demand at the Letter of Credit Issuing Bank's Domestic Lending Office in Dollars in immediately available funds the amount of all Reimbursement Obligations owing to the Letter of Credit Issuing Bank under any Letter of Credit, together with interest thereon at a rate of interest equal to the Alternate Base Rate in effect from time to time for each day from, and including, the date of payment by the Letter of Credit Issuing Bank of the applicable draw request under such Letter of Credit to, but excluding, the payment in full to the Letter of Credit Issuing Bank of such Reimbursement Obligations, irrespective of any claim, setoff, defense or other right which Borrower may have at any time against the Letter of Credit Issuing Bank or any other Person. In the event that the Letter of Credit Issuing Bank makes any payment under any Letter of Credit and Borrower shall not have repaid such amount to the Letter of Credit Issuing Bank when due, the Letter of Credit Issuing Bank shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Letter of Credit Issuing Bank the amount of such Lender's Specified Percentage of such payment in Dollars in immediately available funds on the Business Day the Letter of Credit Issuing Bank so notifies such Lender if such notice is given prior to 12:00 Noon, New York City time, or, if such notice is given after 12:00 Noon, New York City time, such Lender shall make its Specified Percentage of such payment available to the Letter of Credit Issuing Bank prior to 12:00 Noon, New York City time, on the next succeeding Business Day. All such payments by the Lenders shall constitute Alternate Base Rate Loans made by such Lenders to Borrower pursuant to Section 2.2 (irrespective of the satisfaction of the conditions in Article III, which are irrevocably waived) and the Reimbursement Obligations with respect to which such Loans were made shall thereupon be satisfied to the extent of such payments; provided, however, if pursuant to any Law, such payment made by any Lender is not permitted to be made as a Loan, such Reimbursement Obligations shall be reinstated and not so reduced by the amount of such payment and such Lender's participations therein pursuant to Section 2.17(f) similarly shall be reinstated to such amount.

                  (i) Lender's Obligations. If and to the extent any Lender shall not make such Lender's Specified Percentage of any Reimbursement Obligations available to the Letter of Credit Issuing Bank when due in accordance with Section 2.17(h), such Lender agrees to pay interest to the Letter of Credit Issuing Bank on such unpaid amount for each day from the date such payment is due until the date such amount is paid in full to the Letter of Credit Issuing Bank at the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Alternate Base Rate. The obligations of the Lenders under this Section 2.17(i) are several and not joint or joint and several, and the failure of any Lender to make available to the Letter of Credit Issuing Bank its Specified Percentage of any Reimbursement Obligations when due in accordance with Section 2.17(h) shall not relieve any other Lender of its obligation hereunder to make its Specified Percentage of such Reimbursement Obligations so available when so due, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Specified Percentage of such Reimbursement Obligations so available when so due.

                  (j) Reimbursement Obligation Payments. Whenever the Letter of Credit Issuing Bank receives a payment of a Reimbursement Obligation from or on behalf of Borrower as to which the Letter of

Credit Issuing Bank has received any payment from a Lender pursuant to Section 2.17(h), the Letter of Credit Issuing Bank shall promptly pay to such Lender an amount equal to such Lender's Specified Percentage of such payment from or on behalf of Borrower. If any payment by or on behalf of Borrower and received by the Letter of Credit Issuing Bank with respect to any Letter of Credit is rescinded or must otherwise be returned by the Letter of Credit Issuing Bank for any reason and the Letter of Credit Issuing Bank has paid to any Lender any portion thereof, each such Lender shall forthwith pay over to the Letter of Credit Issuing Bank an amount equal to such Lender's Specified Percentage of the amount which must be so returned by the Letter of Credit Issuing Bank.

                  (k) Issuer's Costs and Expenses. Each Lender, upon the demand of the Letter of Credit Issuing Bank, shall reimburse the Letter of Credit Issuing Bank, to the extent the Letter of Credit Issuing Bank has not been reimbursed by Borrower after demand therefor, for the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Letter of Credit Issuing Bank in connection with the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of the Letter of Credit Issuing Bank's obligations as issuer of the Letters of Credit under this Agreement in respect thereof, to the extent of such Lender's Specified Percentage of the amount of such costs and expenses provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same result solely from the gross negligence or willful misconduct of the Agent. The Letter of Credit Issuing Bank shall refund any costs and expenses reimbursed by such Lender that are subsequently recovered from Borrower in an amount equal to such Lender's Specified Percentage thereof.

                  (l) Borrower's and Lenders' Obligations Absolute. The obligation of the Borrower to reimburse the Letter of Credit Issuing Bank pursuant to this Section 2.17, and the obligation of each Lender to make available to the Letter of Credit Issuing Bank the amounts set forth in this
Section 2.17 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation, any of the following circumstances:

                           (i)   any lack of validity or enforceability of this
Agreement or any of the other Loan Documents;

                           (ii)  the existence of any claim, setoff, defense or
other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated in the Loan Documents or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                           (iii)  any draft, certificate or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)  the surrender or impairment of any Collateral
for the performance or observance of any of the terms of any of the Loan Documents; or

                           (v)  the occurrence of any Default or Event of
Default.

Nothing contained in this Section 2.17(l), however, shall require the Borrower or any Lender to reimburse the Letter of Credit Issuing Bank for any amounts that become due by reason of the Letter of Credit Issuing Bank's gross negligence or wilful misconduct.

                  (m) Letter of Credit Fees. Borrower shall pay to the Letter of Credit Issuing Bank, for the ratable account of the Lenders, a letter of credit fee on the Letter of Credit Undrawn Amount for each day at the rate per annum equal to the Applicable Letter of Credit Fee Percentage, calculated on the basis of a 360-day year, payable in arrears on each Quarterly Date prior to the Maturity Date and on the date any Letter of Credit is canceled or expires to the extent accrued and unpaid on the amount subject to such cancellation or expiration.

                  (n) Increased Costs. Without duplication of any amounts owing pursuant to Section 2.14, if after the date of this Agreement any change in any applicable Law or in the interpretation or administration thereof by any central bank or comparable agency or any other Tribunal charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Letter of Credit Issuing Bank, or shall impose on such Lender or the Letter of Credit Issuing Bank any other condition affecting this Agreement or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Letter of Credit Issuing Bank of issuing or maintaining any Letter of Credit, paying or funding any draw request thereunder or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender hereunder or the Letter of Credit Issuing Bank hereunder or under any Letter of Credit Reimbursement Agreement (whether of principal, interest, fees or otherwise) by an amount reasonably determined by such Lender or the Letter of Credit Issuing Bank to be material, then Borrower shall pay to such Lender or the Letter of Credit Issuing Bank, as the case may be, following receipt of a notice from such Lender or the Letter of Credit Issuing Bank, as the case may be, to such effect, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. The Letter of Credit Issuing Bank or any Lender requiring payment under this
Section 2.17(n) shall deliver to Borrower a statement reasonably setting forth the amount and manner of determination thereof, which statement shall be conclusive, absent manifest error.

                  (o) Capital Adequacy. Without duplication of any amount owing pursuant to Section 2.16, if any Lender or the Letter of Credit Issuing Bank shall have determined that (i) the adoption after the date of this Agreement of any Law, guideline or directive regarding capital adequacy, (ii) any change after the date of this Agreement in any such Law, guideline or directive or in the interpretation or administration thereof after the date hereof by any central bank or comparable agency or any other Tribunal charged with the interpretation or administration thereof or (iii) compliance by any Lender (or any lending office of such Lender) or the Letter of Credit Issuing Bank or any Lender's or the Letter of Credit Issuing Bank's holding company with any request or directive regarding capital adequacy issued after the date hereof under any Law or guideline (whether or not having the force of law) of any Tribunal has or would have the effect of reducing the rate of return on such Lender's or the Letter of Credit Issuing Bank's capital or on the capital of such Lender's or the Letter of Credit Issuing Bank's holding company, if any, as a consequence of this Agreement, the Letter of Credit Reimbursement Agreement or the participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Letter of Credit Issuing Bank pursuant hereto to a level below that which such Lender or the Letter of Credit Issuing Bank or such Lender's or the Letter of Credit Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Letter of Credit Issuing Bank's policies and the policies of such Lender's or the Letter of Credit Issuing Bank's holding company with respect to capital adequacy) by an amount reasonably determined by such Lender or the Letter of Credit Issuing Bank to be material, then from time to time Borrower shall pay to such Lender or the Letter of Credit Issuing Bank, as the case may be, following receipt of a notice from such Lender to such effect, such additional amount or amounts as shall compensate such Lender or the Letter of Credit Issuing Bank or such Lender's or the Letter of Credit Issuing Bank's holding company for any such reduction suffered. The Letter of Credit Issuing Bank or any Lender requiring payment under this Section 2.17(o) shall deliver to Borrower a statement reasonably setting forth the amount and manner of determination thereof, which statement shall be conclusive, absent manifest error.

                  (p) Cash Collateral. During the continuance of any Event of Default, the Letter of Credit Issuing Bank, on notice to Borrower, may (but shall not be obligated to), and, if so directed by the Required Lenders, shall, demand that Borrower deliver cash collateral to the Letter of Credit Issuing Bank in an amount equal to the aggregate amount of Letter of Credit Obligations then outstanding, whereupon Borrower shall be obligated to deliver such cash collateral immediately; provided, however, that if an Event of Default as described in Section 7.6 or 7.7 occurs, then, without any demand or notice from the Letter of Credit Issuing Bank or any Lender, Borrower shall deliver such cash collateral to the Letter of Credit Issuing Bank immediately upon the occurrence of such Event of Default. Such cash collateralization shall be made by deposit by Borrower of Dollars in immediately available funds, in the amount of such required cash collateralization into a non-interest bearing cash collateral account at the Letter of Credit Issuing Bank, which account shall be under the sole dominion and control of the Letter of Credit Issuing Bank and is hereby pledged to the Letter of Credit Issuing Bank for the benefit of itself and the Lenders as security for the payment of any Letter of Credit Obligations and any other Obligations that may become payable under any Loan Documents. Funds deposited in such account (i) shall automatically be applied by the Letter of Credit Issuing Bank to reimburse the Letter of Credit Issuing Bank for all Reimbursement Obligations that Borrower has not paid, and thereafter (ii) may be applied by the Letter of Credit Issuing Bank against the Letter of Credit Obligations as they become due or, if the maturity of the Loans has been accelerated, against payment of any other Obligations under the Loan Documents as such amounts become due. Any funds remaining in such account when all Letter of Credit Obligations and all other Obligations payable under the Loan Documents have been paid shall be promptly remitted to Borrower. The rights granted under this Section 2.17(p) shall be in addition to any other rights available to the Letter of Credit Issuing Bank and the Lenders under Article VIII.

                  (q) Conditions to the Issuance of Letters of Credit. The obligation of the Letter of Credit Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the date of the issuance of such Letter of Credit:

                           (i) Each condition specified in Section 3.1 shall
have been and shall continue to be satisfied;

                           (ii) the Letter of Credit Issuing Bank has received
a Letter of Credit Reimbursement Agreement, duly executed and delivered by Borrower, and such other documents and items relating to such Letter of Credit as the Letter of Credit Issuing Bank reasonably may request;

                           (iii) the Letter of Credit Issuing Bank has
received a Letter of Credit Request with respect to such Letter of Credit in accordance with Section 2.17(e);

                           (iv) the representations and warranties set forth
herein and each of the other Loan Documents shall be deemed made by each Obligor to the Lenders and the Letter of Credit Issuing Bank as of such date (unless made only as of a specific date) and the same shall be true and correct;

                           (v) no Default or Event of Default exists or would
exist as a result of the issuance of such Letter of Credit;

                           (vi) the issuance of such Letter of Credit will not
contravene any Law applicable to the Letter of Credit Issuing Bank or any Lender;

                           (vii) the Letter of Credit Issuing Bank has
received all amounts due to the Letter of Credit Issuing Bank in connection with such Letter of Credit;

                           (viii) the Letter of Credit Issuing Bank has
received a Funding Certificate signed by the Chief Financial Officer of the Obligors; and

                           (ix) no event or condition shall have occurred
which could reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE III

                             CONDITIONS PRECEDENT

                  Section 3.1 Conditions Precedent to the Effectiveness of Third Amended and Restated Credit Agreement. The effectiveness of this Agreement on the Closing Date is subject to receipt by the Agent on or before the Closing Date of the Notes as described in clause (a) below for each Lender, and of each of the other documents described below (with a copy for each Lender) in form and substance satisfactory to the Lenders (except as otherwise set forth in this Section 3.1):

                  (a) Execution and Notes. This Agreement, duly executed and delivered by each of the Obligors, each of the Subsidiaries guaranteeing payment and performance of the Obligations, the Lenders, the Agent and the Letter of Credit Issuing Bank, and the Notes, duly executed by Borrower and payable to the order of each Lender, as described in Section 2.2(g), dated as of the date of this Agreement.

                  (b) Guaranty. The Guaranty, duly executed by each Subsidiary of Borrower, dated as of the date of this Agreement.

                  (c) Mortgages and Fixture Filings. (i) Mortgages, or, to the extent Mortgages were previously delivered, mortgage modification agreements covering the fee properties set forth on Schedule 3.1(c)-1, duly executed by the appropriate Obligor, dated as of the date of this Agreement and (ii) UCC fixture filings in the locations set forth on Schedule 3.1(c)-2, duly executed by such parties.

                  (d) Borrower Security Agreement. The Borrower Security Agreement, duly executed and completed by Borrower, dated as of the date of this Agreement, together with all promissory notes owned by Borrower not previously endorsed to the Agent, duly endorsed to the Agent.

                  (e) Subsidiary Security Agreement. The Subsidiary Security Agreement, duly executed and completed by each Subsidiary of Borrower, dated as of the date of this Agreement, together with all promissory notes owned by such Subsidiaries not previously endorsed to the Agent, duly endorsed to the Agent.

                  (f) Borrower Pledge Agreement. The Borrower Pledge Agreement, duly executed and completed by Borrower, dated as of the date of this Agreement, granting to the Lenders a lien on and security interest in all capital stock owned by Borrower, together with the stock certificates representing all such capital stock owned by Borrower and related stock powers duly executed in blank not previously pledged to Agent.

                  (g) Subsidiary Pledge Agreement. The Subsidiary Pledge Agreement, duly executed and completed by each Subsidiary of the Borrower (including special purpose license subsidiaries holding FCC radio licenses) granting to the Lenders a lien on and security interest in all capital stock owned by such Subsidiaries, together with the stock certificates representing all such capital stock and related stock powers duly executed in blank.

                  (h) Intercompany Notes. The Intercompany Notes that have not yet been endorsed by the payee thereunder to the Agent, duly executed by each applicable Subsidiary, dated as of the date of this Agreement and duly endorsed by the payee thereunder to the Agent.

                  (i) UCC Financing Statements. New UCC financing statements, assignments and/or amendments to existing UCC financing statements and all other requisite filing documents deemed necessary by the Agent to perfect the Liens in favor of the Agent, as secured party, for the ratable benefit of the Lenders, duly executed by the appropriate Obligor, to be recorded with the appropriate filing offices.

                  (j) Lien Searches. Results of a recent search, by a Person satisfactory to the Agent, of the Uniform Commercial Code and tax lien filings which may have been filed with respect to personal property of any Obligor, in each of the jurisdictions where assets of such Obligor are located, and the results of such search shall reveal no Liens on any of the assets of such Obligor, except for Permitted Liens, and shall otherwise be satisfactory to the Agent.

                  (k) Cancellation of Liens. Evidence that all Liens other than Permitted Liens have been cancelled and released, including duly executed releases and UCC-3 financing statements in recordable form and otherwise in form and substance satisfactory to the Agent, as may be necessary to reflect that the Liens assigned and granted to the Agent, as secured party for the ratable benefit of the Lenders, and the Security Documents are first and prior Liens.

                  (l) Copies of Exception Documents. To the extent required by the Agent, copies of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies and a copy, certified by such parties as the Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (m) Flood Insurance. The Agent shall have determined that no flood insurance is required in connection with the properties covered by the Mortgages or, if necessary, Borrower shall have provided evidence, satisfactory to the Agent, that Borrower has purchased such required flood insurance.

                  (n) Environmental Audit. To the extent requested by the Agent, the Agent shall have received an environmental audit (which shall be a Phase I, unless the initial findings indicate a need for additional review) in form and substance satisfactory to it from an environmental consulting firm acceptable to the Agent with respect to any environmental hazards, conditions or liabilities (contingent or otherwise) to which any Obligor may be subject.

                  (o) Landlord Waivers and Consents. To the extent the Agent so requires, the Agent shall have received landlord waivers and consents signed by each lessor of a Material Lease waiving such lessor's liens in and to the equipment or fixtures of the applicable Obligor located on the leased premises and consenting to an assignment of the applicable lease to the Lenders, in form and substance satisfactory to the Agent.

                  (p) Existence, Good Standing and Authority. Original certificates dated a Current Date of existence and good standing, as applicable from appropriate officials of each Obligor's respective state of incorporation and certificates dated a Current Date of good standing and authority to do business from appropriate officials of any and all jurisdictions where each Obligor's property or business makes qualification to transact business therein necessary and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  (q) Resolutions. Copies of resolutions of each Obligor approving this Agreement and the other Loan Documents to which such Obligor is a party and authorizing the transactions contemplated herein and therein, duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of such Obligor.

                  (r) Charter Documents. A copy of all Charter Documents of each Obligor. The articles/certificate of incorporation of each Obligor shall be accompanied by an original certificate issued by the Secretary of the State of incorporation of such Obligor dated a Current Date certifying that such copy is correct and complete.

                  (s) Officers' Certificate. A duly executed Officers' Certificate, dated the date of this Agreement, in the form of Exhibit K, from an executive officer and the Secretary or Assistant Secretary of each Obligor.

                  (t) Opinions of Counsel. An original executed opinion dated the date of this Agreement from Baker & McKenzie, counsel to Borrower, substantially in the form of Exhibit L and such opinions of local counsel to Borrower as the Agent may require in respect of the Mortgages, other Security Documents, and such other legal opinions, letter and other documentation as the Agent may reasonably request, in form and substance satisfactory to the Agent.

                  (u) Opinion of FCC Counsel. An original executed opinion dated the date of this Agreement from Fisher Wayland Cooper Leader & Zarogoza LLP, FCC counsel to Borrower, substantially in the form of Exhibit M.

                  (v) Insurance. Certificates of insurance naming the Agent as loss payee for the benefit of the Lenders and the Agent and the Lenders as additional insureds, as required by Section 5.7.

                  (w) Fees and Expenses. Borrower shall have paid to the Agent
(i) all fees and expenses to be received by the Agent and the Lenders that are due and payable on the date of this Agreement pursuant to this Agreement or any other Loan Document and (ii) an amount equal to the estimated costs and out-of-pocket expenses of the Agent's counsel incurred in connection with the preparation, examination, negotiation, execution and delivery of this Agreement, the other Loan Documents and the consummation of the transactions contemplated by the foregoing.

                  (x) Financial Information. Certified copies of a Compliance Certificate of Borrower reflecting the Obligations to be incurred hereunder, if applicable, but using the results of operations for the most recent twelve month period for which Financial Statements are available, satisfactory to the Lenders.

                  (y) Perfection Certificate. A Perfection Certificate, dated the date of this Agreement, duly executed by each Obligor, in the form of Exhibit N (the "Perfection Certificate").

                  (z) No Material Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) that could reasonably be expected to have a Material Adverse Effect.

                  (aa) Solvency Certificate. A duly executed Solvency Certificate as to Borrower and each of its Subsidiaries dated the date of this Agreement in the form of Exhibit P.

                  Section 3.2 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loans, including its initial Loans, and in the case of the Letter of Credit Issuing Bank, to issue Letters of Credit, is subject to the following conditions:

                  (a) Compliance with Section 3.1. Each condition specified in
Section 3.1 shall have been and shall continue to be satisfied.

                  (b) Notice of Borrowing. Borrower shall have submitted a notice of borrowing in accordance with Section 2.2(a) or 2.2(b).

                  (c) Representations and Warranties. On each Borrowing Date the representations and warranties made in this Agreement and the other Loan Documents shall be deemed made by each Obligor to the Agent and the Lenders as of such date (unless made only as of a specific date) and the same shall be true and correct.

                  (d) No Material Adverse Effect. No event or condition shall have occurred which could reasonably be expected to have a Material Adverse Effect.

                  (e) No Default. No Default or Event of Default shall exist or would exist after giving effect to such borrowing.

                  (f) Legality. The making of the Loans is permitted by Law.

                  (g) Funding Certificate. The Agent shall have received a Funding Certificate signed by the Chief Financial Officer of the Borrower.

                  (h) Other Documents. The Lenders shall have received such other agreements, documents, instruments, legal memoranda, certificates, information, approvals or opinions as the Agent may reasonably request.

                  Section 3.3 Permitted Acquisitions. The closing of all Permitted Acquisitions is subject to the following conditions:

                  (a) Permitted Acquisition Agreements. All material agreements relating to a Permitted Acquisition shall be in form and substance reasonably satisfactory to the Agent.

                  (b) FCC and SEC Issues. The Agent shall be satisfied that each Permitted Acquisition complies with applicable laws or regulations, including applicable regulations of the FCC and SEC.

                  (c) Security Documents. Additional documents as may be necessary to effect the pledge of all assets acquired in a Permitted Acquisition shall be delivered promptly after the closing of the Permitted Acquisition in accordance with Section 5.12 hereof.

                  Section 3.4 Loans. If a borrowing is a Loan in connection with the closing of a Permitted Acquisition, (a) the Agent or the Required Lenders, as the case may be, shall have given the requisite approval therefor to the extent necessary hereunder, (b) Borrower and its Wholly-Owned Subsidiaries shall have obtained Final Orders with respect to all Necessary Authorizations required to be obtained by Borrower or such Subsidiaries in connection therewith and (c) the Agent and the Lenders shall have received a Compliance Certificate evidencing that no Default or Event of Default would exist as a result of such Permitted Acquisition. If a borrowing or Letter of Credit is requested for the purpose of funding a cash deposit, or providing security in lieu thereof, or for an option fee payment, in connection with a proposed Permitted Acquisition, Borrower shall certify to the Agent and the Lenders in the Funding Certificate that, after making such borrowing or after the issuance of such Letter of Credit that Borrower is in compliance with
Section 6.4.

                  Section 3.5 Continuations/Conversions. LIBOR Loans may be continued as LIBOR Loans at the end of the applicable Interest Period and Alternate Base Rate Loans may be Converted to LIBOR Loans, subject to the following conditions: on the last day of the applicable Interest Period or, as the case may be, the date of Conversion (i) no event or condition shall have occurred which could reasonably be expected to have a Material Adverse Effect;
(ii) no Default or Event of Default shall exist; (iii) the representations and warranties made in this Agreement and the other Loan Documents shall be deemed made by each Obligor to the Agent and the Lenders as of such date (unless made only as of a specific date) and the same shall be true and correct; and (iv) Borrower shall have submitted the applicable notice required by Section 2.2(c).

                  Section 3.6 Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated by the Loan Documents.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                  Each Obligor represents and warrants to the Agent and the Lenders as follows:

                  Section 4.1 Corporate Existence and Authority. Each Obligor
(a) is a corporation duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation, (b) has all requisite corporate power to conduct its business and to execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party and (c) is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction where the nature and extent of its assets, business, properties or operations require the same (such jurisdictions being identified on Schedule 4.1), except where failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.2 Authorization; Binding Obligations. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document to which such Obligor is or will be a party, and the incurrence of the Debt and other Obligations contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of such Obligor. Except insofar as the enforceability of a Loan Document may be limited by applicable Debtor Relief Laws or subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (a) this Agreement constitutes the legal, valid and binding obligation of each Obligor, (b) each other Loan Document to which any Obligor is or will be a party will be, when executed and delivered by such Obligor, the legal, valid and binding obligation of such Obligor and (c) each Loan Document to which an Obligor has or will become a party will be enforceable against such Obligor in accordance with its terms.

                  Section 4.3 Compliance with Laws and Documents; No Default. No Obligor is in breach or violation of or in default under (a) other than such violations which individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect, any applicable Law (b) the Existing Subordinated Note Indenture or the 1996 Indenture, (c) any Material Lease or LMA Agreement, (d) other than such breaches, violations or defaults that individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect, any other Contractual Obligation or (e) its Charter Documents. No Obligor's execution, delivery, performance, or compliance with the terms of a Loan Document does or will, and consummation of the transactions contemplated by the Loan Documents does not and will not: (a) conflict with, breach, violate or constitute a default under (i) any applicable Law, (ii) the 1996 Indenture, (iii) the Charter Documents of any Obligor, or (iv) any other Contractual Obligation of any Obligor; (b) result in the mandatory acceleration or prepayment of any Debt owed by any Obligor or afford any holder of any such Debt the right to require any Obligor to purchase, redeem or otherwise acquire, reacquire or repay any such Debt; or
(c) result in the imposition of any Lien upon the assets, properties, revenues or Rights of any Obligor (other than Liens imposed or created or to be imposed or created under or pursuant to the Loan Documents).

                  Section 4.4 Ownership. All the outstanding shares of capital stock of each Obligor are duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any preemptive or preferential Rights of any Person. As of the date hereof, no voting trusts, shareholder agreements or other voting arrangements or any other agreements exist with respect to the capital stock of any Obligor to which any Obligor, or any Affiliate of any Obligor, is a party, or of which any Obligor, or any Affiliate of any Obligor, has knowledge, other than those listed on Schedule 4.4(A). As of the date hereof, no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other Right (whether absolute or contingent, statutory or otherwise) obligating or permitting any Obligor to issue, sell, exchange or otherwise dispose of or to purchase, redeem or otherwise acquire shares of, or securities convertible into or exchangeable for, capital stock of any Obligor exists except as set forth on Schedule 4.4(B). As of the date hereof, no capital stock of any Obligor is subject to any restriction on transfer thereof except as set forth on Schedule 4.4(C) and except for restrictions imposed by federal or state securities Laws or which may arise as a result of any Obligor being subject to the Communications Act. Pursuant to the Pledge Agreements, the Lenders at all times will hold a valid and perfected first priority Lien on all the issued and outstanding capital stock of each Subsidiary of Borrower, on a fully diluted basis. With the exception of ABS, in which Borrower holds at least a 96% interest, each Subsidiary of Borrower is, directly or indirectly, a Wholly-Owned Subsidiary and, except for Subsidiaries organized by Borrower in connection with a Permitted Acquisition or an exchange of assets as permitted by Section 6.12(b), Borrower has no Subsidiaries as of the date hereof other than those listed on Schedule 4.4(D).

                  Section 4.5 Other Corporate or Trade Names. During the period of five years ending on the date of this Agreement, no Obligor has transacted business under any corporate or trade name, been a party to any merger, combination or consolidation or acquired all or substantially all of the assets of any Person other than as set forth in the Perfection Certificate.

                  Section 4.6 Fiscal Year. The fiscal year of Borrower ends on December 31.

                  Section 4.7 Business. No Obligor is directly or indirectly engaged in any business other than the radio broadcast business and that which is incidental or related to radio broadcasting, including concert promotion.

                  Section 4.8 Relationship with Lenders. No Person who may be deemed to have "control" of any Obligor is an "executive officer," "director" or "principal shareholder" of any Lender or any correspondent of any Lender, as such terms are defined in section 215.2 of Regulation O of the Federal Reserve Board.

                  Section 4.9 Financial Statements. The Current Financials and all other Financial Statements of the Obligors have been or will be prepared in accordance with GAAP and present fairly the consolidated and consolidating financial conditions and results of operations of the Obligors as of, and for the portion of the fiscal year ending on, the date or dates thereof. All material liabilities (direct or indirect, fixed or contingent) of the Obligors as of the date or dates of the Current Financials and all other Financial Statements of the Obligors are reflected thereon or in the notes thereto. Since December 31, 1996, no other material liabilities (direct or indirect, fixed or contingent) have been incurred by any Obligor.

                  Section 4.10 Litigation. Other than as set forth in Schedule 4.10, no Obligor is involved in, the subject of or aware of any threat against any Obligor of any Litigation that could reasonably be expected to have a Material Adverse Effect, and no outstanding or unpaid judgments against any Obligor exist.

                  Section 4.11 Taxes. Except as disclosed in Schedule 4.11 hereto, all United States federal income tax returns of Borrower and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments which are being contested in good faith by appropriate proceedings, for which the criteria for Permitted Liens have been satisfied, including, without limitation, for which adequate reserves are maintained in accordance with GAAP. Except as disclosed in Schedule 4.11 hereto, each Obligor has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a Material Adverse Effect and has paid all taxes and other assessments due pursuant to such returns or pursuant to any assessment received by any Obligor, except for such taxes and other assessments, if any, as are being contested in good faith, for which the criteria for Permitted Liens have been satisfied, including, without limitation, for which adequate reserves are maintained in accordance with GAAP. The charges, accruals and reserves on the books of the Obligors in respect of any income and corporation tax liability for any years not finally determined are adequate in accordance with GAAP to meet any assessments or reassessments for additional tax for all years not finally determined.

                  Section 4.12 Government Regulation. No Obligor is (a) an "investment company" or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, (b) a "holding company" or a "subsidiary" or "affiliate" of a "holding company" or a "public utility," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder or (c) subject to any Law that regulates or otherwise limits its ability to issue promissory notes or securities (other than, with respect to the issuance of securities, the Communications Act, the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, and state "blue sky" laws) or to consummate the transactions contemplated by the Loan Documents. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulations thereunder, including, without limitation, Regulations G, T, U and X of the Federal Reserve Board. None of the proceeds from the Loans will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin stock" in violation of the Exchange Act. No Loans will be secured directly or indirectly in whole or in part by collateral that includes any "margin stock." The making of the Loans and the issue and acquisition of the Notes do not constitute "purpose credit" within the meaning of Regulation G or U of the Federal Reserve Board, and the Lenders are not required to obtain a statement from Borrower on any Federal Reserve Board form with respect to the extension of credit hereunder. Borrower does not intend to apply, nor will it apply, any part of the proceeds of the Loans in any manner that is unlawful or would involve a violation of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department or any other Law applicable to Borrower or the transactions contemplated by this Agreement.

                  Section 4.13 Employee Benefit Plans. Neither Borrower nor any ERISA Affiliate has incurred nor is reasonably expected to incur any withdrawal liability under ERISA to, or with respect to, any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate or any fiduciary of any Plan or Welfare Plan has engaged in any conduct which it knew or should have known to constitute a prohibited transaction within the meaning of section 4975 of the Code or sections 406 or 407 of ERISA or breached any fiduciary duty under Part 4 of Title I of ERISA owed with respect to any Plan or any Welfare Plan. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the lending of funds pursuant to the provisions of this Agreement will not involve any prohibited transaction within the meaning of sections 406 or 407 of ERISA or section 4975 of the Code. No Plan established or maintained by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate has made contributions, had an accumulated funding deficiency (as such term is defined in section 302 of ERISA or section 412 of the Code), whether or not waived, as of the last day of the most recently ended plan year of such Plan. No liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that are due and have been paid) has been incurred by Borrower or any ERISA Affiliate with respect to any Plan or Multiple Employer Plan. No event or conditions, other than a Termination Event, has occurred, or is reasonably expected to occur, which presents a material risk of the termination of any Plan under circumstances which could result in a material liability to Borrower, directly or as a result of an ERISA Affiliate's liability. All material obligations of Borrower or of any ERISA Affiliate (but only if such ERISA Affiliate's obligations could result in a material liability to Borrower) for payments by any of them to any trust or other fund or to any governmental or administrative authority with respect to pension benefits, unemployment compensation benefits, social security or other benefits for employees or former employees of Borrower or of any ERISA Affiliate, whether arising by operation of Law, by contract or by legally binding past custom or practice, have been paid, or adequate accruals therefor have been made in the books and records of Borrower or the appropriate ERISA Affiliate. None of the obligations described in the preceding sentence has been rendered not due by reason of any extension, whether at the request of Borrower, any ERISA Affiliate, or otherwise. All material obligations of Borrower or of any ERISA Affiliate (but only if such ERISA Affiliate's obligations could result in a material liability to Borrower) for salaries, vacation and holiday pay, bonuses and other forms of compensation, current or deferred, payable to employees or former employees of Borrower or of any ERISA Affiliate, whether arising by operation of Law, by contract, by legally binding past custom or practice or otherwise, have been paid, or adequate accruals therefor have been made in books and records of Borrower or the appropriate ERISA Affiliate for such obligations have been made. For purposes of this Section 4.13, an obligation or liability shall be considered material if it could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. No Lien in favor of a Plan, a Welfare Plan, the PBGC or any Multiemployer Plan exists nor has there been any occurrence that, with the passage of time, could reasonably be expected to result in the imposition of such a Lien which could be superior to the Liens in favor of Lenders or which could reasonably be expected to result in a material liability to Borrower. Neither Borrower nor any ERISA Affiliate is aware of any failure to comply with the continuing health care coverage requirements of sections 162(k) or Part 6 of Title I of ERISA. All Plans and related trust agreements, annuity contracts or other funding instruments comply currently, or have complied in the past, with ERISA and the Code, where required to meet the requirements of sections 401(a) and 403(a) of the Code, and all other applicable Laws. All necessary government approvals for the Plans and each amendment thereto have been obtained or will be timely obtained. There are no excise Taxes, additions to tax or penalties due to any entity or agency as a result of the maintenance or operation of any Plan or Welfare Plan. No Welfare Plan currently provides or is obligated to provide benefits to former employees of Borrower or of any ERISA Affiliate.

                  Section 4.14 Purpose of Loan. The proceeds of the Loans have been or will be used only to fund Permitted Acquisitions (including transactions costs associated therewith), to fund cash deposits made in connection with proposed acquisitions prior to approval thereof as a Permitted Acquisition (to the extent necessary hereunder) by the Agent or the Required Lenders, as the case may be, for issuance of standby Letters of Credit and for working capital or general corporate purposes of the Obligors. No proceeds of the Loans have been loaned, contributed or otherwise advanced by any Obligor to any other Person except as permitted by Section 6.3. The Letters of Credit shall be used by Borrower only as security, in lieu of cash deposits, in connection with proposed Permitted Acquisitions and for general corporate purposes other than in connection with a proposed Permitted Acquisition.

                  Section 4.15 Certain Material Agreements. Except for Operating Agreements, LMA Agreements and except as described in Schedule 4.15, no Obligor is a party to any management or sales agreement. Except for Material Leases entered into in connection with the consummation of a Permitted Acquisition and except as described in Schedule 4.15, no Obligor is a party to any Material Lease.

                  Section 4.16 No Consents. No order, consent, approval, license, permit, franchise, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except those that have been heretofore obtained or made) or exemption by, any Person or Tribunal (including the FCC) is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents except for
(a) to the extent required by Law, the filing with the FCC of this Agreement and certain of the other Loan Documents pursuant to FCC rules, which shall be accomplished within the required time period after the date this Agreement is executed and delivered by the parties hereto, (b) the filing of UCC financing statements, the Mortgages and other actions expressly required to be taken pursuant to the Loan Documents and (c) the consent of the FCC (and FCC filings in connection with such consent) to the extent required in connection with the exercise by the Agent or the Lenders of their rights and remedies hereunder or under the Security Documents.

                  Section 4.17 Environmental Laws; Hazardous Substances. Other than as set forth in Schedule 4.17, each Obligor is in compliance with all Environmental Laws applicable to it, including, without limitation, the operations currently being conducted, or to be conducted, on the real property owned or leased by such Obligor, other than violations of such Laws which could not reasonably be expected to have a Material Adverse Effect. Other than as set forth in Schedule 4.17, no Obligor has received any summons, complaint, order or similar notice that it or its owned or leased real property is not in compliance with, or that any Tribunal is investigating its compliance with, Environmental Laws and is otherwise unaware of any contingent liability with respect to its owned or leased real property or such real property's noncompliance with Environmental Laws or its generation, handling, use, storage or disposal of Hazardous Substances.

                  Section 4.18 Chief Executive Office; Location of Collateral; Assumed and Trade Names; Priority of Liens. Except for information not reflected therein as a result of the consummation of any Permitted Acquisition or an exchange of assets permitted by Section 6.12(b), the Perfection Certificate correctly sets forth (a) the address of the present chief executive office of each Obligor, (b) the present and foreseeable location of all the books and records relating to accounts and accounts receivable of each Obligor (all of which are in the possession or control of such Obligor), (c) the location of all assets of each Obligor, including all real property owned or leased by such Obligor (as lessee, sublessee or lessor), (d) all assumed or trade names and all prior corporate names of each Obligor and (e) all registered trademarks and copyrights owned or licensed by each Obligor. Each Obligor is entitled to receive notices under the Loan Documents at its chief executive office, notwithstanding that such Obligor may maintain other places of business. Pursuant to the Security Documents, the Agent, as secured party or beneficiary thereunder, holds, for the pro rata benefit of the Lenders, valid and perfected, first priority Liens in and to or on the Collateral covered thereby, subject only to Permitted Liens.

                  Section 4.19 Insurance. All insurance maintained by the Obligors is in compliance with the requirements of Section 5.7, including, without limitation, the requirement that the Agent be named as a loss payee for the benefit of the Lenders under casualty policies of insurance and that the Agent and the Lenders be named as additional insureds under liability policies of insurance.

                  Section 4.20 Real Property; Leases. Each Obligor has good and marketable title to, or a valid and subsisting leasehold interest in, all its assets, property and revenues, subject to no Liens except for Permitted Liens. Each Obligor enjoys peaceful and undisturbed possession of its owned and leased real property and the improvements thereon and no Material Lease or other lease material to the operation of any Obligor's business contains any unusual provisions that might adversely affect or impair such Obligor's use and enjoyment of the property covered thereby or the operation of such Obligor's business. All Material Leases and such other material leases are in full force and effect and no default or potential default exists thereunder.

                  Section 4.21 Ownership of Stations. Schedule 4.21 completely and correctly lists each radio station owned directly or indirectly by any Obligor (individually, a "Station" and collectively, the "Stations") as of the date of this Agreement. No Obligor owns any radio stations other than the Stations or those acquired in connection with a Permitted Acquisition or an exchange of assets permitted by Section 6.12(b).

                  Section 4.22 Possession of Franchises, Licenses, Etc. Each Obligor possesses all Necessary Authorizations for its respective business, free from any unusual or materially adverse restrictions. No Obligor is in violation of any Necessary Authorization except for such violations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.23 FCC, Copyright, Patent and Trademark Matters. Except as disclosed on Schedule 4.23, each Obligor has duly and timely made all filings and placements in its respective public inspection files (other than immaterial filings and placements) and taken other steps as are required by the Communications Act and is in all material respects in compliance with the Communications Act, including, without limitation, the rules, regulations and policies of the FCC relating to the acquisition and operation of radio stations, including, without limitation, the Stations. No Obligor is liable to any Person for copyright infringement under the Federal Copyright Act or any state copyright Laws. No Obligor owns any patents or trademarks that have been registered with any Tribunal and no applications for registration are pending with respect to any patents or trademarks owned by any Obligor.

                  Section 4.24 No Adverse Effect. Since December 31, 1996, no event or circumstance has occurred or arisen that could reasonably be expected to have a Material Adverse Effect.

                  Section 4.25 No Contribution Obligations. Except for Borrower's contractual contribution obligation with respect to ABS or GSAC Partners, no Obligor has any contractual contribution obligation with respect to any partnership, joint venture or other similar arrangement. Except for (i) the Borrower's interest in ABS, (ii) LMA Agreements, (iii) partnerships, joint ventures or other similar arrangements entered into after the date of this Agreement with the prior consent of the Required Lenders, (iv) the existing 25% equity interest in Music Technologies, LLC, and (v) the existing 50% equity interest in GSAC Partners, and (vi) additional investments in unconsolidated entities up to $5 million, no Obligor has any partnership interest, joint venture interest or similar interest in any partnership, joint venture or similar arrangement.

                  Section 4.26 Solvency. Each Obligor is Solvent, both before and after giving effect to (a) the transactions contemplated by this Agreement, (b) each borrowing requested by Borrower hereunder and (c) each Permitted Acquisition.

                  Section 4.27 Management Fees. No Obligor is obligated to pay management, consulting, servicing fees or similar fees to any of such Obligor's Affiliates, except as set forth on Schedule 6.6.

                  Section 4.28 Disclosure. All information that has been or is hereafter made available to the Agent or any Lender by or on behalf of any Obligor in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby was and will be complete and correct in all material respects and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or will be made. All financial projections that have been or are hereafter from time to time prepared by any Obligor and made available to the Agent or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby have been and will be prepared in good faith and were and will be based on facts and assumptions that are reasonable in light of the then current and foreseeable business conditions of the Obligors and represented and will represent Borrower's management's reasonable best estimate of the projected financial performance of the Obligors based on the information available to the Obligors at the time so furnished. All pro forma financial statements prepared by Borrower and furnished to the Agent or any Lender pursuant to or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby were and will be prepared in good faith and fairly presented or present on a pro forma basis for the period covered thereby Borrower's consolidated financial condition, based on the information available to the Obligors at the time so furnished.

                  Section 4.29 License Subsidiaries. Except as set forth in
Schedule 4.29, all FCC licenses and other authorizations relating to the Stations and all FCC licenses and other authorizations relating to any other stations acquired in connection with a Permitted Acquisition or asset exchange are held by their respective License Subsidiaries. In the case of those Stations set forth on Schedule 4.29 and those stations acquired in connection with a Permitted Acquisition or asset exchange, Borrower shall cause by the later of (i) August 31, 1997 or (ii) 60 days after such acquisition or exchange, as the case may be, all FCC licenses and other authorizations relating to such stations to be held by their respective License Subsidiaries. No License Subsidiary (a) owns or holds any assets (including the ownership of stock or any other interest in any Person) other than Operating Agreements and FCC licenses and other authorizations relating to the Stations and Operating Agreements and FCC licenses and other authorizations relating to any other stations acquired in connection with Permitted Acquisitions, (b) is engaged in any business other than the holding, acquisition and maintenance of FCC licenses and other authorizations, (c) has any investments in any other Person or (d) owes any Debt to any Person other than Intercompany Debt.

                  Section 4.30 Existing Debt. No Obligor owes any Debt to any Person other than Intercompany Debt, Debt listed on Schedule 1.1(D) and Debt permitted by Section 6.1.

                  Section 4.31 Existing Subordinated Note Indenture. The Obligations of Borrower under the Loan Documents constitute "Senior Debt" of the "Company", this Agreement is a "Credit Agreement" and the Agent and the Lenders are the "Lender" within the respective meanings ascribed to the quoted terms by the Existing Subordinated Note Indenture, and the Agent and the Lenders will be entitled to all the benefits afforded to the "Lender" under the "Credit Agreement" by the Existing Subordinated Note Indenture, including, without limitation, the second sentence of Section 10.02(b) thereof.

                  Section 4.32 1996 Indenture. The Obligations of Borrower under the Loan Documents constitute "Senior Debt" of the "Company", this Agreement is the "New Credit Agreement" and the Agent and the Lenders are the "holders of Senior Debt" within the respective meanings ascribed to the quoted terms by the 1996 Indenture and the Agent and the Lenders will be entitled to all the benefits afforded to the "holders of Senior Debt" by the 1996 Indenture.

                  Section 4.33 Investments. Except as set forth on Schedule 4.33, as of the date of this Agreement, no Obligor has outstanding any loans, advances or other extensions of credit (other than trade credit on customary terms) to any Person or any other investments in any Person other than the Subsidiaries of the Borrower listed on Schedule 4.4(D).


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  As long as the Lenders are committed to make Loans under this Agreement and thereafter until the Obligations are paid and performed in full, the Obligors jointly and severally covenant and agree with the Agent and the Lenders as follows:

                  Section 5.1 Use of Proceeds. The Obligors shall use the proceeds of Loans only as represented in Section 4.14. Borrower shall use the Letters of Credit only as represented in Section 4.14 and in any Letter of Credit Request.

                  Section 5.2 Books and Records. Each Obligor shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements and proper books of records and account and each of the Financial Statements described in Section 5.3 shall be prepared from such system and records.

                  Section 5.3 Items to be Furnished. Borrower shall cause the following to be furnished to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event no later than 90 days after the end of each fiscal year of Borrower (i) audited consolidated Financial Statements of Borrower and its Subsidiaries, including comparative figures from the prior fiscal year, certified by Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Agent, which report shall be certified without qualification or modification and shall state that such Financial Statements fairly present in all material respects the consolidated financial position of Borrower and results of operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (ii) a Compliance Certificate with respect to such Financial Statements.

                  (b) Quarterly Financial Statements. As soon as available but in any event no later than 45 days after the end of each fiscal quarter of each fiscal year (i) unaudited consolidated Financial Statements of Borrower and its Subsidiaries as of the end of such fiscal quarter, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all prepared by Borrower and certified by its Chief Financial Officer as fairly presenting in all material respects the consolidated financial position of Borrower and its Subsidiaries and results of operations and cash flow for the periods indicated (subject to normal year-end adjustments), which Financial Statements shall include comparative figures from comparable periods in the prior year and a comparison of actual results to those set forth in the Budget for such period and (ii) a Compliance Certificate.

                  (c) Monthly Financial Statements. As soon as available but in any event no later than 30 days after the end of each calendar month, unaudited revenue and expense statements for each radio market and for each of the Borrower's other lines of business as of the end of such calendar month and for the period from the beginning of the then current fiscal year to the end of such calendar month, including comparative figures from comparable periods in the prior year and a comparison of actual results to those set forth in the Budget for such period, all prepared by Borrower and otherwise in form and detail satisfactory to the Agent.

                  (d) Budget. No later than thirty days prior to the end of each fiscal year, the budget: (i) on a market-by-market basis for the Borrower's radio business, inclusive of each radio market to be entered pursuant to a pending Permitted Acquisition or permitted exchange under Section 6.12(b), and (ii) for each of the Borrower's other lines of business, prepared on a monthly basis (the "Budget"), for the next succeeding fiscal year, setting forth in satisfactory detail the projected revenues and expenses, Capital Expenditures and Operating Cash Flow and the underlying assumptions therefor.

                  (e) Accountant's Statement. Together with each delivery of the Financial Statements referred to in Section 5.3(a), a written statement of Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing acceptable to the Agent giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters, including a review of Borrower's calculations relating to its compliance with Sections 6.12 and 6.17 through 6.21, and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by a copy of the management letter or any similar report delivered to Borrower or to any officer or employee thereof by such accountants in connection with such Financial Statements (or, if such management letter or similar report is not delivered to Borrower or any such officer or employee simultaneously with the issuance of such Financial Statements, then Borrower shall cause such letter or report to be delivered to the Agent and the Lenders promptly after the receipt thereof by Borrower or such officer or employee). On prior notice to Borrower, Borrower shall authorize the Agent and each Lender to communicate directly with such accountants.

                  (f) Litigation; Defaults; ERISA; Material Adverse Effect; Collateral Value. Promptly after any officer of any Obligor knows or has reason to know, and in any event within five days after the discovery thereof, notice of (i) the existence and status of any Litigation with respect to such Obligor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or, in any event, could reasonably be expected to require the payment of an amount in excess of $250,000, (ii) any change in any material fact or circumstance represented or warranted in this Agreement or any other Loan Document, (iii) a Default or an Event of Default, specifying the nature thereof and what action any Obligor has taken, is taking or proposes to take with respect thereto, (iv) the occurrence of a reportable event (as defined in ERISA) with respect to any Plan of any Obligor subject to ERISA, or the complete or partial withdrawal from participation in a Multiemployer Plan by any Obligor (or the intention of any Obligor to do so), or the initiation (or intent to initiate) by the PBGC or any Obligor of proceedings under ERISA to terminate any Plan, Multiple Employer Plan or Multiemployer Plan, or the occurrence of any event or condition which might constitute grounds for termination of any Plan, Multiple Employer Plan or Multiemployer Plan under ERISA, (v) the occurrence of any event or circumstance which has caused or could reasonably be expected to cause a material loss or decline in the value of any Collateral and the actual or estimated amount of any such loss or decline or (vi) any other development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (g) Regulatory Filings. Promptly after the filing or mailing thereof, and in any event within five days thereafter, a copy of each material application, statement, report, registration statement, notice or other filing which is (i) filed with the FCC by or on behalf of any Obligor or any Affiliate of any Obligor, or of which any Obligor or any Affiliate of any Obligor has knowledge, with respect to or affecting a Station owned directly or indirectly by any Obligor or any other station acquired by an Obligor pursuant to a Permitted Acquisition, (ii) made with the Securities and Exchange Commission or (iii) distributed to the public shareholders or debtholders of Borrower generally, and, promptly on the request of any Lender, a copy of any other statement, report, notice or other filing filed or made with (x) the FCC by or on behalf of any Obligor or any Affiliate of any Obligor, or of which any Obligor or any Affiliate of any Obligor has knowledge, (y) the Securities and Exchange Commission or (z) any other Tribunal.

                  (h) Interruption of Broadcasting. Promptly after such occurrence, and in any event within five days thereafter, notice of any situation in which on-air broadcasting operations of any Station or any other station acquired by any Obligor pursuant to a Permitted Acquisition are interrupted for more than 24 consecutive hours.

                  (i) Necessary Authorizations. Promptly after any officer of any Obligor becomes aware thereof, and in any event within five days thereafter, information and a copy of any notice received by any Obligor from the FCC or other Tribunal or any Person that concerns (i) any event or circumstance that could reasonably be expected to materially and adversely affect any Necessary Authorization and (ii) any notice of abandonment, expiration, revocation, material impairment, nonrenewal or suspension of any Necessary Authorization, together with a written explanation of any such event or circumstance or the circumstances surrounding such abandonment, expiration, revocation, material impairment, nonrenewal or suspension.

                  (j) LMA Agreements; Material Leases. Promptly after any officer of any Obligor becomes aware thereof, and in any event within five days thereafter, notice of any default or breach of any term or provision by any Person in connection with any LMA Agreement, any Material Lease or any other Contractual Obligation of such Obligor, together with a written explanation of the circumstances surrounding such default or breach and what action any Obligor plans to take with respect thereto.

                  (k) Information Regarding an acquisition, asset sale or asset exchange. Prior to the closing of any acquisition, asset sale or asset exchange not otherwise prohibited by the terms of this Agreement, where the value equals or exceeds $50 million, provide the Lenders with: (i) such details of such proposed transaction as the Agent, for itself or on behalf of any other Lender, shall reasonably request; (ii) a Compliance Certificate stating that the Borrower is in compliance with all covenants on a pro forma basis after inclusion of the proposed transaction; and (iii) a certificate stating that immediately before and after giving effect to the proposed transaction all representations and warranties shall be true and correct and no default or Event of Default shall exist.

                  (l) Environmental Notices. Promptly after receipt by any Obligor thereof, and in any event within five days thereafter, notice of (i) any notice or claim by any Tribunal or any other Person to the effect that any Obligor is or may be liable to any Person, or is subject to an investigation by a Tribunal, relating to a "release" or "threatened release", as such terms are defined in CERCLA, of any Hazardous Substance into the environment, (ii) any notice that any property of any Obligor is subject to an environmental Lien, (iii) any commencement or written threat of any proceeding by any Tribunal alleging a violation by any Obligor of any Environmental Law or a condition that may create liability under an Environmental Law or (iv) any changes to an existing Environmental Law that could reasonably be expected to have a Material Adverse Effect.

                  (m) Insurance. Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to the Agent (i) a report in form and substance satisfactory to the Agent and the Lenders outlining all material insurance coverage (including any self-insurance provided by Borrower) maintained as of the date of such report by any Obligor and the duration of such coverage and (ii) to the extent such insurance coverage is not provided by Borrower, an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

                  (n) Mortgagee Policies of Title Insurance. As requested at any time by the Agent, mortgagee policies of title insurance in the amounts set forth on Schedule 5.3(n), insuring that the Mortgages create in favor of the Agent for the ratable benefit of the Lenders a first priority Lien on the real property covered by such Mortgages and showing a state of title and exceptions thereto, if any, acceptable to the Agent and containing such endorsements as the Agent may require.

                  (o) Surveys. To the extent required by the Agent and reasonably available to Borrower, an as-built survey of the site of each tract of real property covered by each Mortgage certified to the Lenders, their successors and assigns, and the title insurance company issuing mortgagee policies of title insurance in a manner satisfactory to them, dated a date satisfactory to the Agent and such title insurance company by an independent professional licensed land surveyor satisfactory to the Agent and such title insurance company, which surveys shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (p) Other Information. Promptly after receipt of a request therefor by the Agent, and in any event within five days thereafter or such longer period of time as the Agent shall agree, such information respecting the business, affairs, books, assets, Collateral or liabilities of any Obligor, the reported ratings for any radio broadcast station owned by any Obligor and such other information, as the Agent or any Lender may reasonably request from time to time.

                  Section 5.4 Inspection. Each Obligor shall permit any Lender or any agent, officer, employee, expert or consultant thereof to (a) visit and inspect any of such Obligor's properties, prior to a Default, on reasonable notice and during reasonable business hours and, after a Default, at any time and (b) discuss any of its affairs, conditions and finances with its directors, officers, agents, accountants or employees from time to time. Subject to the foregoing, each Obligor shall on reasonable notice and during reasonable business hours permit any officer or employee of, or any agent or consultant designated by any Lender to have access to, examine and inspect the books, assets and Collateral of such Obligor and to audit and make extracts from such Obligor's records, files and books of account, all at the expense of such Obligor after and during the continuance of an Event of Default, including the cost of experts or consultants hired by such Lender in connection with such inspection. Each Obligor hereby authorizes all duly constituted federal, state and municipal authorities to furnish to any Lender or any agent, officer, employee, expert or consultant thereof, copies of any reports of examination of such Obligor which have been made by such authorities.

                  Section 5.5 Taxes. The Obligors shall pay when due any and all Taxes, except Taxes for which the criteria for Permitted Liens have been satisfied.

                  Section 5.6 Maintenance of Corporate Existence, Assets, and Business. Each Obligor shall: (a) maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and all other jurisdictions where the failure to maintain such existence, authority or good standing could reasonably be expected to have a Material Adverse Effect, (b) keep all of its property and assets that are useful in and necessary to its business in good working order and condition and make all necessary repairs thereto and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved and (c) prevent any of its equipment from becoming a fixture to real property or an accession to personal property not owned by any Obligor.

                  Section 5.7 Insurance; Condemnation.

                  (a) Each Obligor shall, at its sole cost and expense, keep and maintain (i) insurance coverage on all improvements to real property and tangible personal property owned or leased by it in amounts not less than the full replacement cost of such improvements and the net book value of such tangible personal property and (ii) other insurance against loss or damage by fire, theft, explosion, liability, business interruption and all other hazards, risks and contingencies ordinarily insured against by other owners or users of such properties in similar businesses of comparable size. Notwithstanding the foregoing, all policies of insurance shall be in a form and in an amount, with such deductibles and with insurers recognized as financially sound and reputable by prudent business Persons in the same businesses as the Obligors, acceptable to the Agent. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to the Agent, showing losses payable to the Agent for the ratable benefit of the Lenders and listing the Agent and each Lender as additional insureds, in each case, as their respective interests may appear. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies will give the Agent at least thirty days prior written notice before any such policy or policies of insurance expire or before a payment is made in the case of loss or damage. Upon the payment by the insurer to the Agent of the proceeds of any policy of insurance, as long as no Default or Event of Default exists, the Obligors shall have the use of such insurance proceeds if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; provided that (i) any insurance proceeds that are not used or designated for such repair or replacement within one year after receipt thereof or (ii) if no Obligor has commenced the process of restoration or replacement of the damaged property (including the making of appropriate governmental filings and/or requests for governmental approval) within 45 days after the related casualty or (iii) if such Obligor has failed to diligently pursue to completion the repair or replacement of the damaged property, then such proceeds shall be retained by the Agent and applied as a prepayment on the Loans and reduction of the Aggregate Commitment in the manner and with the effect provided for in Section 2.5.

                  (b) All proceeds derived from any condemnation or taking of any property of any Obligor, or any private sale made in lieu thereof, shall be paid to the Agent and, as long as no Default or Event of Default exists, the Obligor shall have use of such proceeds if such proceeds are used to repair or replace the property so condemned or taken or sold; provided that
(i) any condemnation proceeds that are not used or designated for such repair or replacement within one year after receipt thereof by the

Agent or (ii) if no Obligor has commenced the process of such restoration or replacement (including the making of appropriate governmental filings and/or requests for governmental approval) within 45 days after the receipt of such proceeds by the Agent or (iii) if such Obligor has failed to diligently pursue to completion such repair or replacement, then such proceeds shall be retained by the Agent and applied as a prepayment of the Loans and reduction of the Aggregate Commitment in the manner and with the effect provided for in Section 2.5.

                  Section 5.8 Compliance with Applicable Laws. Each Obligor shall comply with all applicable Laws and maintain all material licenses (including FCC licenses), authorizations and permits, except where any such failure or the aggregate of all such failures could not reasonably be expected to have a Material Adverse Effect and obtain, maintain in full force and effect and comply with all Necessary Authorizations for its respective business.

                  Section 5.9 Environmental Laws. Each Obligor shall comply in all material respects with all Environmental Laws applicable to its business and shall promptly take corrective action to remedy any non-compliance with any Environmental Law. Each Obligor shall establish and maintain at its expense a system which, in the reasonable business judgment of Borrower, will assure and monitor continued compliance with Environmental Laws by any and all owners or operators of its real property, which system shall include annual review of such compliance by employees or agents of the Obligors who are familiar with the requirements of the Environmental Laws.

                  Section 5.10 Further Assurances. Each Obligor shall make, execute or endorse, and acknowledge and deliver or file, or cause the same to be done, all such notices, certifications, documents, instruments and agreements, and shall take or cause to be taken such other actions as the Agent may, from time to time, deem reasonably necessary or appropriate in connection with this Agreement or any of the other Loan Documents and the obligation of such Obligor to carry out the terms and conditions of this Agreement and the other Loan Documents to which it is a party, including, without limitation, each Obligor shall perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, deeds of trust, mortgages, financing statements, and other agreements, documents, instruments and certificates as the Agent may deem reasonably necessary or appropriate in order to create, perfect and maintain the Liens in favor of the Agent for the benefit of the Lenders in and to the Collateral and preserve and protect the Rights of the Lenders hereunder, under the other Loan Documents and in and to the Collateral. Each Obligor acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents, and certain actions which may be taken by the Agent or the Lenders in the exercise of their Rights under this Agreement or any other Loan Document, may require the consent of the FCC. If the Agent reasonably determines that the consent of the FCC is required in connection with the execution, delivery or performance of any of the aforesaid documents or any documents delivered to the Agent or the Lenders in connection therewith or as a result of any action which may be taken or be proposed to be taken pursuant thereto, then each Obligor, at its sole cost and expense, shall use its best efforts to secure such consent and to cooperate with the Agent and the Lenders in any such action taken or proposed to be taken by the Agent or any Lender.

                  Section 5.11 Contractual Obligations. Each Obligor shall (a) pay on or before the respective due dates thereof all rents and other amounts payable under any Material Lease or other Contractual Obligation material to the business and operations of any Obligor and (b) timely and fully observe and perform all of the terms, covenants, agreements and conditions of each Material Lease and such other Contractual Obligations required to be observed and performed by any Obligor except where any such failure or the aggregate of all such failures could not reasonably be expected to result in the loss of a Necessary Authorization or otherwise could not be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section
5.11 is intended or shall be construed to affect in any way the Rights of the Agent and the Lenders to enforce the provisions of Article 10 of the Existing Subordinated Note Indenture against the parties thereto and the holders of the Existing Subordinated Notes and Articles 10 and 11 of the 1996 Indenture against the parties thereto and the holders of the New Notes.

                  Section 5.12 New Subsidiaries/Collateral.

                  (a) At the time of the formation of, or at the time of an acquisition of or an acquisition through an exchange of, any Subsidiary not identified on Schedule 4.4(D), Borrower (subject to Section 6.3) shall notify the Agent in writing thereof and shall cause such Subsidiary to promptly thereafter execute and deliver to the Agent, for the benefit of the Lenders, to secure, guarantee and otherwise ensure the payment and performance of the Obligations, an assumption agreement, in the form of Exhibit T, and shall execute and deliver any financing statements and such other agreements, mortgages, documents, instruments and certificates as the Agent may from time to time, in its discretion, request, all in form and substance satisfactory to the Agent.

                  (b) To secure full and complete payment and performance of the Obligations, on or prior to the Closing Date and at such other times as the Agent shall request, each Obligor shall grant and convey to, and create in favor of, the Agent for the ratable benefit of the Lenders, a continuing first priority perfected Lien in, to and on the following items and types of property, including all proceeds thereof, all as more particularly described in the Loan Documents:

                           (1) all of such Obligor's present and future
                  assets, including, without limitation, its equipment, inventory, goods, accounts, accounts receivable, instruments, documents, chattel paper, securities, general intangibles, intellectual property, fixtures and real estate, other than FCC licenses or authorizations to the extent prohibited by Law; and

                           (2) all of the capital stock of each Subsidiary of
                  such Obligor, now owned or hereafter acquired by such Obligor, and all cash and noncash distributions or other proceeds thereof or with respect thereto.

The foregoing items and types of property generally described above subject to such Liens securing the Obligations are collectively referred to herein as the "Collateral".

                  Section 5.13 Further Documentation. In the event that stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM in Long Island, New York shall not be exchanged as permitted by and in accordance with Section 6.12(b)(i) by December 31, 1997, Borrower shall cause to be promptly delivered to the Agent, the documents described in Section 3.1(c), and such other documentation as the Agent may from time to time, in its discretion request, all in form and substance satisfactory to the Agent.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

                  Until the Commitments are terminated and the Obligations are paid and performed in full, the Obligors jointly and severally covenant and agree with the Agent and the Lenders as follows:

                  Section 6.1 Debt. No Obligor will, directly or indirectly, create, incur or assume or otherwise become liable with respect to or suffer to exist any Debt other than Permitted Debt.

                  Section 6.2 Liens. No Obligor will, directly or indirectly
(a) create or suffer to exist or permit to be created any Lien on any of its assets other than Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that, directly or indirectly, prohibits any Obligor from creating or incurring any Lien on any of its assets other than the Loan Documents, the Existing Subordinated Note Indenture and the 1996 Indenture.

                  Section 6.3 Investments. No Obligor will, directly or indirectly (a) loan, advance or otherwise extend credit (other than trade credit on customary terms) to or contribute capital to, any Person, including, without limitation, purchase any Debt or accounts receivable from such Person or (b) purchase or commit to purchase any stock, bonds, notes, debentures or other securities of, evidences of Contractual Obligations of, or partnership or joint venture or any other interests in, or all or substantially all of the assets or any assets constituting a business unit of, or make any other investment in, any Person, other than (v) Permitted Investments, (w) loans, advances or other extensions of credit constituting Intercompany Debt, (x) transactions permitted by Section 6.5, subject to the limitation imposed by the Acquisition Deposit Cap; (y) securities received as partial consideration in a sale or exchange transaction permitted by Section 6.12; (z) repurchases or redemptions of capital stock or other securities provided for under Section 6.10; (aa) redemptions of the Borrower's Existing Subordinated Notes; and (ab) Permitted Acquisitions as long as no Default or Event of Default exists at the time of any such acquisition or would exist after giving effect thereto.

                  Section 6.4 Deposits. No Obligor shall make cash deposits or option fee payments with, or have issued a Letter of Credit for the benefit of, any Person other than in connection with a proposed Permitted Acquisition provided however, that if a borrowing or Letter of Credit is requested for the purpose of funding a cash deposit, or providing security in lieu thereof, or for an option fee payment, in connection with a proposed Permitted Acquisition, Borrower shall certify to the Agent and the Lenders in the Funding Certificate that, after making such borrowing or after the issuance of such Letter of Credit, the aggregate amount of the face amount of all issued and undrawn Letters of Credit (other than any Letter of Credit that has expired or has been cancelled) and all outstanding cash deposits or option fee payments, in each case, issued for the account of Borrower or made by the Obligors, as the case may be, in connection with proposed Permitted Acquisitions which have not been consummated does not exceed $30,000,000 (the "Acquisition Deposit Cap").

                  Section 6.5 Limitation on Fundamental Changes. No Obligor will, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (a) any Subsidiary of Borrower may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or another Wholly-Owned Subsidiary of Borrower, (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or another Wholly- Owned Subsidiary of Borrower, (c) any Subsidiary may reorganize or convert into a different form of business entity provided that such new entity remains a Subsidiary hereunder, (d) any Subsidiary which has no material assets or liabilities as of the date of this Agreement and as of the date of liquidation or dissolution may liquidate or dissolve itself, and (e) as provided for in Section 6.12. Notwithstanding the foregoing, no License Subsidiary shall own or hold any assets other than Operating Agreements and FCC licenses and other authorizations relating to the Stations and Operating Agreements and FCC licenses and other authorizations relating to any other stations acquired pursuant to Permitted Acquisitions or engage in any business other than the ownership (or holding), acquisition and maintenance of Operating Agreements and FCC licenses and other authorizations.

                  Section 6.6 Transactions with Affiliates. No Obligor will, directly or indirectly, enter into or suffer to exist any transaction (including, without limitation, the lease, purchase, sale or exchange of property or the rendering of service) with any of its Affiliates, except (i) executive compensation arrangements in the form of salary, bonuses or stock options approved by Borrower's Board of Directors in accordance with the by-laws of Borrower and (ii) as set forth on Schedule 6.6.

                  Section 6.7 Employee Benefit Plans. Borrower shall not and shall not permit any ERISA Affiliate to:

                  (a) Do any of the following, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

                           (1) Engage in any transaction or other action or
                  failure to act which it knows or has reason to know could result in a civil penalty being assessed pursuant to section 502(i) of ERISA, a Tax being imposed under Subtitle D, Chapter 43 of the Code, or an addition to Tax or penalty being imposed under Subtitle F, Chapter 68 of the Code;

                           (2) Fail to make any payments when due to any
                  Multiemployer Plan that Borrower or an ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any Law pertaining thereto;

                           (3) Incur withdrawal liability under ERISA to a
                  Multiemployer Plan;

                           (4) Voluntarily terminate or, in the case of a
                  "substantial employer" as defined in section 4001(a)(2) of ERISA, withdraw from any Plan or Multiple Employer Plan if such termination or withdrawal could reasonably result in the imposition of a Lien on Borrower or an ERISA Affiliate under section 4068 of ERISA;

                           (5) Fail to make any required contribution when due
                  to any Plan subject to section 412(n) of the Code that, with the passage of time, could result in a Lien upon the properties or assets of Borrower or an ERISA Affiliate;

                           (6) Adopt any amendment to a Plan the effect of
                  which is to materially increase the "current liability" under the Plan as defined in section 302(d)(7) of ERISA;

                           (7) Incur any liability to the PBGC or to a trustee
                  appointed under section 4042(b) of ERISA (other than required insurance premiums); or

                           (8) Act or fail to act, and, as a result thereof,
                  an event similar to any of those referred to in clauses (1) through (7) could occur under the applicable Law of a foreign country;

                  (b) Permit the present value of all benefits (irrespective of whether vested) under all Plans that have assets less than benefits (irrespective of whether vested) to exceed the "current value", as defined in section 3(26) of ERISA, of the assets of such Plans by an aggregate amount which could reasonably be expected to have a Material Adverse Effect;

                  (c) Permit an adoption, implementation or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature, irrespective of whether subject to the funding requirements of ERISA, which could reasonably be expected to have a Material Adverse Effect;

                  (d) Permit any failure to comply with the requirements of sections 162(k) or 4980B of the Code or Part 6 of Title I of ERISA (and their successors) which could reasonably be expected to have a Material Adverse Effect;

                  (e) Permit the liability under any Welfare Plan to any former employee of Borrower or of any ERISA Affiliate to increase beyond that existing on the date of this Agreement under circumstances which could reasonably be expected to have a Material Adverse Effect; or

                  (f) (1) Engage in any conduct which constitutes a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) which could reasonably be expected to result in a material liability to Borrower or any ERISA Affiliate;

                      (2) Permit to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived, with respect to any Plan or Multiple Employer Plan, if such accumulated funding deficiency would give rise to a material liability of Borrower or any ERISA Affiliate;

                      (3) Apply for or be granted a funding waiver under
         section 302 of ERISA or section 412 of the Code, which waiver or request for waiver is for a material amount;

                      (4) Occur a reportable event as defined in section
         4043 of ERISA with respect to any Plan or Multiple Employer Plan, which reportable event is likely to result in the termination of such Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of Borrower or any ERISA Affiliate;

                        (5) Permit to be filed a notice of intent to terminate a Plan or Multiple Employer Plan under section 4041(c) with the PBGC if such termination would give rise to material liability of Borrower or any ERISA Affiliate;

                        (6) Permit any Multiemployer Plan to reorganize or become insolvent in connection with which the circumstances are such that there could reasonably be a material liability incurred by or imposed upon Borrower or any ERISA Affiliate;

                        (7) Permit a complete or partial withdrawal from a Multiemployer Plan under circumstances that could reasonably subject Borrower or any ERISA Affiliate to material liability;

                        (8) Permit any Lien arising under section 4068 of ERISA or section 412(n) of the Code to attach to the assets or property of Borrower or any ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect;

                        (9) Permit, through action or failure to act, any Plan to fail to meet the requirements of section 401(a) or 403(a) of the Code and such failure could reasonably be expected to give rise to a material liability of Borrower or any ERISA Affiliate; or

                        (10) Permit any event or condition described in (1) through (9) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) to occur or exist with respect to a Plan, Multiple Employer Plan or Multiemployer Plan which individually or in combination with one or more of any events described in (1) through (9) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, could subject Borrower or any ERISA Affiliate to any material excise Tax, penalty, addition to tax or other liability.

                  Section 6.8 Sale and Leaseback Transactions. No Obligor will, directly or indirectly, enter into any Sale and Leaseback Transaction.

                  Section 6.9 Management Agreements. No Obligor will, directly or indirectly, enter into any transaction whereby such Obligor is obligated to pay any management, consulting or similar fee to any Person, except as set forth on Schedule 6.6.

                  Section 6.10 Restricted Payments. No Obligor shall make a Restricted Payment, except (a) any Obligor may make a Restricted Payment to Borrower and (b) so long as no Default or Event of Default would exist before or after giving effect thereto, Restricted Payments shall be permitted with respect to: (i) cash dividends equal to 6% per annum of the liquidation preference for the Series C Preferred Stock in accordance with the terms thereof as in effect on the date hereof, (ii) cash dividends payable on the Borrower's Series D Preferred Stock in accordance with the terms thereof as in effect on the date hereof, (iii) cash dividends payable on the Borrower's Series E Preferred Stock in accordance with the terms thereof as in effect on the date hereof, (iv) repurchases of shares of Series E Preferred Stock the aggregate dollar amount of which does not exceed the aggregate dollar amount of the additional shares of such Series E Preferred Stock issued by the Borrower in lieu of cash dividends on such Series E Preferred Stock in accordance with the terms thereof, (v) scheduled redemptions of the Series B Preferred Stock in accordance with the terms thereof as in effect on the date hereof, (vi) redemptions of the Borrower's Series C Preferred Stock in accordance with the terms thereof as in effect on the date hereof, (vii) the redemption of the SFX Warrants in an amount not to exceed $250,000, (viii) any redemption of up to a 4% minority interest held in ABS, (ix) the redemption, at a price not to exceed $33 per share, of up to 250,838 shares of common stock of the Borrower issued in connection with the acquisition by the Borrower of various companies that operate the Meadows Music Theater in Hartford, Connecticut, pursuant to the exercise of the put or call options under the provision of the purchase agreement entered into by the Borrower and certain of its Subsidiaries in connection therewith, and (x) up to $25,000,000 in repurchases of the Borrower's stock or warrants, other than any stock or warrants specified in clauses (iv), (v), (vi), (vii), (viii) and (ix) above provided that the Total Leverage Ratio is less than or equal to 4.5 to 1.0 before and after giving effect thereto.

                  Section 6.11 Issuance of Securities. No Obligor will, directly or indirectly, issue, sell or otherwise dispose of (a) any of its shares of capital stock or any other investment securities of any class, (b) any securities convertible into or exchangeable for any such shares or (c) any warrants, options, rights to subscribe for or purchase any such shares or other rights with respect to such shares, except that, (i) Borrower may issue from time to time securities to employees, officers, or directors of Borrower, or to consultants providing bona fide services to Borrower or a Subsidiary of Borrower on commercially reasonable terms, in either case pursuant to any stock option, stock bonus or other employee benefit plan approved by the board of directors of Borrower, unless, at the time when such plan is approved, or at the time when rights under any such plan are exercised, in either case on a fully diluted basis, a Default or Event of Default would exist after giving effect thereto and by reason thereof or after giving effect to and by reason of the exercise by such employees, officers or directors of their respective rights thereunder (including, an Event of Default of the nature described in Section 7.11) and
(ii) Borrower may issue common equity provided no Default or Event of Default would exist after giving effect thereto and by reason thereof (including an Event of Default of the nature described in Section 7.11) and (iii) Borrower may pay dividends on its Series E Preferred Stock in the form of shares of the Series E Preferred Stock in accordance with the terms thereof.

                  Section 6.12 Sale of Assets, Exchange of Assets and Permitted Acquisitions.

                  (a) Sale of Assets. No Obligor shall, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its assets except as permitted by Section 6.5, and so long as no Default or Event of Default would exist before or after giving effect thereto, other than:

                           (i)  dispositions of equipment from time to time if
such equipment is obsolete or no longer useful in the ordinary course of business of any Obligor; provided, however, the aggregate amount of all such dispositions for all Obligors shall not exceed $500,000 in any fiscal year;

                          (ii)  the Scheduled Asset Sales;

                         (iii)  other radio broadcast stations provided that:

                                     (A)    the BCF attributable to all such
                                            other radio broadcast stations
                                            sold and/or exchanged during the
                                            preceding one-year period ending
                                            on the date of the proposed sale
                                            shall not exceed 15% of the BCF of
                                            the Borrower;

                                     (B)    the BCF attributable to all such
                                            other radio broadcast stations
                                            sold and/or exchanged since the
                                            date of this Agreement, after
                                            giving effect to the proposed
                                            sale, shall not exceed 25% of the
                                            BCF of the Borrower;

                                     (C)    fair value is received by any of the
                                            Obligors; and

                                     (D)    at least 75% of the consideration
                                            to be received by any of the
                                            Obligors is in the form of cash or
                                            cash equivalents.

                  (b) Exchange of Assets. No Obligor shall, directly or indirectly, exchange any of its assets except as permitted by Section 6.5, and so long as no Default or Event of Default would exist before or after giving effect thereto, other than:

                           (i)  the Scheduled Asset Exchanges; and

                          (ii)  other radio broadcast stations provided that:

                                     (A)(1) the BCF attributable to all such
                                     other radio broadcast stations sold
                                     and/or exchanged during the one-year
                                     period ending on the date of the proposed exchange shall not exceed 15% of the BCF of the Borrower;

                                        (2) the BCF attributable to all
                                     such other radio broadcast stations sold and/or exchanged since the date of this Agreement, after giving effect to the proposed exchange, shall not exceed 25% of the BCF of the Borrower; and

                                        (3) fair value is received by any
                                     of the Obligors; and

                                        (4) at least 75% of the consideration
                                     to be received by any of the Obligors is in the form of a radio broadcast station or other assets used in the broadcast of radio programming and/or cash or cash equivalents; and

                                     (B) the assets received by any of the
                                     Obligors pursuant to such exchanges
                                     qualify as a Permitted Acquisition.

                  (c) Permitted Acquisitions. So long as no Default or Event of Default would exist before and after giving effect thereto, the Permitted Acquisitions will each be allowed.

                  Section 6.13 Redemption of Notes. The Borrower shall not redeem any portion of the New Notes prior to the scheduled maturity of the New Notes.

                  Section 6.14 Hazardous Substances. No Obligor will permit the manufacture, storage, transmission, presence, release, discharge or disposal of any Hazardous Substance over, upon or under any of the real property owned or leased by it or otherwise used by it in its business except as permitted by Law. No Obligor will cause or suffer any Liens to be recorded against any of its real property owned or leased by it or otherwise used by it in its business as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Substances in, on, under or about any of such real property, including any so-called "superfund" Lien relating to such matters.

                  Section 6.15 New Businesses. No Obligor will, directly or indirectly, engage in any business other than the radio broadcast business and that which is incidental or related to radio broadcasting, including concert promotion, provided that at least 80% of the Borrower's OCF plus corporate overhead shall be attributable to radio broadcasting.

                  Section 6.16 Fiscal Year and Accounting Methods. Borrower will not change its fiscal year or method of accounting (other than immaterial changes in methods).

                  Section 6.17 Fixed Charge Coverage Ratio. Borrower will not permit the Fixed Charge Coverage Ratio at any fiscal quarter end to be less than 1.05 to 1.00.

                  Section 6.18 Pro Forma Interest Expense Ratio. Borrower will not permit the Pro Forma Interest Expense Ratio at any fiscal quarter end to be less than:

                     PERIOD                              RATIO
                     ------                              -----
          On the date of this Agreement
          through and including June 30,              1.50 to 1.00
          1999:
          July 1, 1999 through and
          including June 30, 2001:                    1.75 to 1.00
          July 1, 2001 and thereafter:                2.00 to 1.00

                  Section 6.19 Total Leverage Ratio. Borrower will not permit the Total Leverage Ratio at any time to exceed:

                     PERIOD                              RATIO
                     ------                              -----
          The date of this Agreement
          through and including                       7.00 to 1.00
          March 31, 1998:
          April 1, 1998 through and
          including September 30, 1998:               6.75 to 1.00
          October 1, 1998 through and
          including June 30, 1999:                    6.50 to 1.00
          July 1, 1999 through and
          including June 30, 2000:                    6.00 to 1.00
          July 1, 2000 through and
          including June 30, 2001:                    5.50 to 1.00
          July 1, 2001 through and
          including December 31, 2001:                5.00 to 1.00
          January 1, 2002 through and                 4.50 to 1.00
          including June 30, 2002:
          July 1, 2002 and thereafter:                4.00 to 1.00

                  Notwithstanding the foregoing, as a condition precedent to the funding of a Permitted Acquisition, the Total Leverage Ratio of the Borrower shall not exceed the lesser of: (a) 6.75 to 1.0 and (b) the applicable Total Leverage Ratio covenant.

                  Section 6.20 Senior Leverage Ratio. Borrower will not permit the Senior Leverage Ratio at any time to exceed:


                     PERIOD                              RATIO
                     ------                              -----
          The date of this Agreement
          through and including                       3.25 to 1.00
          March 31, 1998:
          April 1, 1998 through and
          including March 31, 2000:                   3.00 to 1.00
          April 1, 2000 and thereafter:               2.50 to 1.00

                  Section 6.21 Pro Forma Debt Service Ratio. Borrower will not permit the Pro Forma Debt Service Ratio at any fiscal quarter end to be less than 1.10 to 1.00.

                  Section 6.22 Material Agreements.

                  (a) No Obligor will enter into any amendment, modification or waiver of any term or provision of the 1996 Indenture without the prior consent of the Required Lenders other than those amendments, modifications or waivers which are not adverse to the interests of the Lenders.

                  (b) No Obligor will, directly or indirectly (i) enter into or suffer to exist a participation in any partnerships, joint ventures or management agreements, other than (A) LMA Agreements and (B) as permitted by
Section 4.25 hereof, or (ii) except as required by the FCC, agree to any extension or termination of or amendment, modification or waiver of any material terms of any LMA Agreement without the prior consent of the Required Lenders.

                  (c) No Obligor will amend or modify any Intercompany Note without the prior consent of the Required Lenders. No Obligor will incur or permit to exist any Debt owing to any other Obligor that is not evidenced by any Intercompany Note.

                  (d) No Obligor will repeal, amend or modify its Charter Documents without the prior consent of the Required Lenders if the effect of any thereof could reasonably be expected to materially and adversely affect the Rights of the Lenders and the Agent in or to any Collateral or under or pursuant to any Loan Document or affect or impede the performance by any Obligor of any of its obligations under any Loan Documents to which it is a party or otherwise could reasonably be expected to have a Material Adverse Effect. Each Obligor shall promptly notify the Agent of any such action with respect to its Charter Documents and deliver copies to the Agent of any and all agreements or documents effecting the same whether or not there is any expectation of an adverse consequence therefrom.

                  (e) From and after August 31, 1997 (or, if an Operating Subsidiary is formed or acquired by the Borrower after the date hereof, from and after the date which is the later of August 31, 1997 or 60 days after such formation or acquisition), no Operating Subsidiary shall operate, manage or direct the day-to-day operations of any Station or any station acquired pursuant to a Permitted Acquisition or a permitted asset exchange unless it has entered into an Operating Agreement with a License Subsidiary and such Operating Agreement is in full force and effect.

                                  ARTICLE VII

                                    DEFAULT

                  The term "Event of Default" means the occurrence of any one or more of the following events:

                  Section 7.1 Payment of Obligations. The failure of any Obligor to pay the Reimbursement Obligations or the principal amount of any Loans as the same become due and payable pursuant to the terms hereof or any other Loan Document; or the failure of any Obligor to pay any other Obligation as the same becomes due and payable and such failure continues for a period of three days.

                  Section 7.2 Certain Covenants. The failure or refusal of any Obligor to punctually and properly perform, observe and comply with any covenant, agreement or condition of Section 5.1, 5.3(f), 5.3(h) through 5.3(l), 5.4, 5.5, 5.6(a), 5.6(c), 5.8, 5.9, 5.12 or Article VI or an Event of
Default occurs under and as such term is defined in any Mortgage.

                  Section 7.3 Other Covenants. The failure or refusal of any Obligor to punctually and properly perform, observe and comply with any covenant, agreement or condition contained herein or in any of the other Loan Documents (other than covenants to pay the Obligations and the covenants described in Section 7.2) and such failure or refusal continues for a period of 30 days.

                  Section 7.4 Necessary Authorization and the Communi cations Act. The occurrence of any of the following: (a) any proceeding shall be brought by any Person challenging the validity or enforceability of any Necessary Authorization except when such proceeding could not reasonably be expected to have a Material Adverse Effect; (b) appropriate proceedings for the renewal of any Necessary Authorization shall not be commenced at least 90 days prior to the expiration thereof or any Necessary Authorization shall not be renewed 30 days prior to its expiration and in either case such nonrenewal could reasonably be expected to have a Material Adverse Effect; (c) any Obligor shall fail to comply with the Communications Act or any rule or regulation promulgated by the FCC and such failure to comply results or could reasonably be expected to result in a fine in excess of $100,000; (d) the FCC or other Tribunal shall materially and adversely modify any Necessary Authorization or shall suspend, revoke or terminate or shall commence proceedings to materially and adversely modify, suspend, revoke or terminate any Necessary Authorization and such proceedings shall not be dismissed or discharged within 60 days; or

(e) any Contractual Obligation which is necessary to the operation of the broadcasting operations of any Obligor shall be revoked or terminated and not replaced by a substitute reasonably acceptable to the Required Lenders within 30 days after such revocation or termination.

                  Section 7.5 Interruption of Operations. Any Obligor's on-the-air broadcasting operations are interrupted at any time for more than 48 hours during any period of ten consecutive days, unless the broadcasting operations of all or substantially all the radio stations in the relevant market are also interrupted for a like period of time.

                  Section 7.6 Voluntary Debtor Relief. Any Obligor shall (a) execute an assignment for the benefit of creditors, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any Debtor Relief Law or (d) take any corporate or partnership action to authorize any of the foregoing.

                  Section 7.7 Involuntary Proceedings. An order for relief or other order, judgment or decree shall be entered against any Obligor by any Tribunal pursuant to any Debtor Relief Law in a case or proceeding in which such Obligor is the subject of such case or proceeding as a "debtor" under the United States Bankruptcy Code or similar status under any other Debtor Relief Law or a case or other proceeding shall be commenced against any Obligor seeking relief or any other benefit provided for by any Debtor Relief Law and such case or proceeding shall continue undismissed or unstayed for a period of 60 days after the commencement thereof.

                  Section 7.8 Final Orders. Any Final Order for the payment of money in excess of $500,000 shall be rendered against any Obligor or any of its property or assets and such Final Order shall not be satisfied in accordance with its terms and (a) shall continue in effect for 60 days or (b) enforcement proceedings shall have been commenced thereon.

                  Section 7.9 Default Under Other Debt. Any Obligor shall default (a) in any payment of principal of or interest on any of its Debt beyond any period of grace provided with respect thereto or (b) in the performance of any other agreement, condition or term in any agreement or instrument under or by which any such Debt is created, evidenced or secured if the effect of such default is to cause, or to permit the holder(s) of such Debt or the trustee(s) or other representative(s) under any such agreement or instrument to cause, such Debt or any installment thereof to become due prior to its stated or otherwise scheduled maturity or to require an Obligor to purchase, repurchase or otherwise acquire or retire, or to make an offer to purchase, repurchase or otherwise acquire or retire, such Debt or any installment thereof, whether or not such default in payment or performance shall be waived by the holder(s) of such Debt or such trustee(s) or other representative(s); provided, however, that no Event of Default shall occur under this Section 7.9 if the amount of all Debt of the Obligors as to which a default of the type referred to in this Section 7.9 has occurred and is continuing does not exceed $500,000.

                  Section 7.10 Misrepresentation. Any statement, representation or warranty herein or in any other Loan Documents or in any writing delivered to the Agent or any Lender pursuant hereto or any other Loan Document is false, misleading or erroneous in any material respect when made or deemed made.

                  Section 7.11 Change of Control. A Change of Control shall occur.

                  Section 7.12 Security Documents. Any Security Document shall at any time after the execution and delivery thereof cease for any reason to be in full force and effect or any Security Document shall cease to create, or the Agent, as secured party or beneficiary thereunder, shall cease to hold for the benefit of the Lenders, a valid and perfected, first priority Lien in and to or on any of the Collateral covered thereby, subject only to Permitted Liens, or any action or proceeding is commenced by any Person challenging the legal, valid or binding nature of any Security Document or any Obligor shall seek to repudiate its obligations under any thereof to which it is a party.


                                 ARTICLE VIII

                              RIGHTS AND REMEDIES

                  Section 8.1 Remedies On Default. Should an Event of Default occur and be continuing, the Agent shall, upon the direction of the Required Lenders, do any one or more of the following: (a) declare the entire unpaid amount of the Obligations or any part thereof immediately due and payable, whereupon such Obligations shall be due and payable, without demand, presentment, protest, notice of default, notice of protest, notice of intent to accelerate or any other notice or action of any kind, all of which are hereby expressly waived by each Obligor (provided that, upon the occurrence of an Event of Default under Section 7.6 or 7.7, the entire unpaid amount of the Obligations shall automatically become due and payable without demand, presentment, protest, notice of default, notice of protest, notice of intent to accelerate or any other notice or action of any kind, all of which are hereby expressly waived by each Obligor); (b) except for the Aggregate Commitments to make Loans pursuant to Section 2.17(h), terminate the Aggregate Commitments (provided that, except for the Aggregate Commitments to make Loans pursuant to Section 2.17(h), upon the occurrence of an Event of Default under Section 7.6 or 7.7, the Aggregate Commitments shall automatically terminate); (c) reduce any claim to judgment; (d) foreclose any or all Liens or otherwise realize upon any and all Rights the Agent or the Lenders may have in and to the Collateral, or any part thereof; and (e) to the extent not prohibited by the Communications Act, exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York or any other applicable jurisdiction, including, but not limited to (i) the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to the Lenders or the Agent in any of the Loan Documents and (ii) all of the Rights of a secured party under the UCC. Notwithstanding the foregoing, whether or not the Agent shall have been directed by the Required Lenders, to the fullest extent permitted by any applicable Law, the Agent may (but shall not be obligated to) take such action as it deems in its sole discretion necessary or appropriate to preserve and protect the Collateral and the Rights of the Agent and the Lenders therein.

                  Section 8.2 Obligor Liability Absolute. Each Obligor agrees that its liability with respect to the Obligations or any part thereof shall not be affected by any renewal or extension in the time of payment of the Obligations, by any indulgence or by any release or change in any security for the payment of the Obligations and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number thereof.

                  Section 8.3 Performance by Lenders. If any covenant, duty or agreement of any Obligor is not performed in accordance with the terms of any Loan Document, after the occurrence and during the continuance of an Event of Default, the Agent or any Lender may, as provided in the Loan Documents, to the extent not prohibited by the Communications Act, at its option, perform or attempt to perform, such covenant, duty or agreement on behalf of such Obligor. In such event, any amount expended by the Agent or any Lender in such performance or attempted performance shall be jointly and severally payable by the Obligors to the Agent or such Lender on demand, shall become part of the Obligations and shall bear interest at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that the Agent and the Lenders do not assume and shall never have any liability, obligation or responsibility for the performance of any covenants, duty or agreement of any Obligor.

                  Section 8.4 Delegation of Duties and Rights. The Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

                  Section 8.5 Lenders Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give any Lender or the Agent the Right to exercise control over the affairs or management of any Obligor, the Rights of the Lenders and the Agent being limited to the Right (subject to the Communications Act) to exercise the remedies provided in this Article VIII and the other Loan Documents or otherwise available at Law or in equity.

                  Section 8.6 Waivers by Lenders. The acceptance by any Lender at any time and from time to time of partial payment on the Obligations shall not be deemed to be a waiver of any Default or Event of Default then existing. No course of dealing nor any failure or delay by the Agent or any Lender with respect to exercise of any Right under any Loan Document shall impair such Right or be construed as a waiver thereof nor shall any single or partial exercise of any such Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

                  Section 8.7 Cumulative Rights. All Rights available to the Lenders or the Agent under the Loan Documents are cumulative of and in addition to all other Rights granted to the Lenders or the Agent at Law or in equity, whether or not the Obligations are due and payable and whether or not any Lender has instituted any suit for collection, foreclosure or other action in connection with the Loan Documents.

                  Section 8.8 Application of Proceeds. After the occurrence of an Event of Default and during the continuance thereof, all payments in respect of the Obligations and all proceeds of Collateral received by the Agent may, and shall on the acceleration of the Obligations pursuant to
Section 8.1, be applied
by the Agent to the Obligations, as follows: (a) first, to pay (i) interest on and the principal of any portion of any Loan which the Agent has advanced on behalf of any Lender for which the Agent has not then been reimbursed by any Obligor or such Lender and (ii) any amount in respect of a drawing under a Letter of Credit which the Letter of Credit Issuing Bank has paid for which the Letter of Credit Issuing Bank has not then been reimbursed by any Obligor or any Lender, together with any accrued and unpaid interest thereon; (b) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent (in its capacity as Agent); (c) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders; (d) fourth, to pay interest due in respect of the Loans; (e) fifth, to pay or prepay principal outstanding on the Loans; (f) sixth, to pay all Obligations in respect of any interest rate contracts or similar agreements or arrangements providing interest rate protection with any Lender; and (g) seventh, to pay all other Obligations, or in such other order and manner as the Required Lenders shall determine, and the Obligors shall remain jointly and severally liable to the Agent and the Lenders for any deficiency. With respect to the foregoing, if sufficient funds are not available to fund the payments to be made in respect of the Obligations described in the foregoing clauses (a) through (g), the available funds shall be applied to Obligations referred to in any one clause to the ratable payment of such Obligations, based on the proportion of the respective interests of the Lenders sharing in such payment in the aggregate outstanding Obligations described in such clause.

                  Section 8.9 Diminution in Value of Collateral. The Lenders and the Agent shall have no liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

                  Section 8.10 Certain Proceedings. Each Obligor shall promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Agent may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Without limiting the generality of the foregoing, each Obligor agrees that upon the occurrence and continuation of a Default, each Obligor shall provide the Lenders with such environmental audits as the Agent shall reasonably request at Borrower's expense. Borrower shall execute and deliver all applications, certificates, assignments and other documents the Agent may request and shall otherwise promptly, fully and diligently cooperate with the Agent and any other necessary Persons in making any application for the prior consent or approval of any Tribunal or any other Person to the exercise by the Agent of any of such Rights relating to all or any of the Collateral. Furthermore, because each Obligor agrees that the Agent's remedies at Law for failure of any Obligor to comply with the provisions of this Section 8.10 would be inadequate and that such failure would not be adequately compensable in damages, each Obligor agrees that the covenants of this Section 8.10 may be specifically enforced.

                  Section 8.11 Right of Set-off. Upon the occurrence and during the continuance of any Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the Obligations of any Obligor now or hereafter existing under this Agreement and the other Loan Documents, whether or not such Lender shall have made any demand under this Agreement or the other Loan Documents and even if such Obligations are unmatured. Each Lender shall promptly notify such Obligor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 8.11 are in addition to other Rights (including, without limitation, other rights of set-off) which each Lender may have.

                  Section 8.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off or otherwise) on account of any Loans in excess of its Specified Percentage amount of such Loans shall purchase from each other Lender such participation in such Loans made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 8.12, to the fullest extent permitted by Law, shall have and may exercise all Rights with respect to such participation (including the Right of set-off) as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                                  ARTICLE IX

                                   THE AGENT

                  Section 9.1 Appointment. Each Lender hereby irrevocably designates and appoints The Bank of New York as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes The Bank of New York, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and to perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained in any Loan Document, except for those duties and responsibilities expressly set forth in the Loan Documents, the Agent shall owe no other duties or responsibilities to any Lender under any Loan Document, and no Loan Document shall be construed or interpreted as creating for the benefit of any Lender any implied covenants or other functions, responsibilities, duties, obligations or liabilities of the Agent. By entering into this Agreement, each Lender expressly acknowledges and agrees that no fiduciary relationship exists between such Lender and the Agent by virtue of any provision of any Loan Document or otherwise.

                  Section 9.2 Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

                  Section 9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer or other representative thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or the Collateral or for any failure of any Obligor or any other Person to perform its obligations thereunder. The Agent shall have no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Obligor. The Agent shall have no responsibility or any liability whatsoever, as Agent, to any Obligor or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

                  Section 9.4 Reliance by Agent. The Agent may rely, and shall be fully protected in relying, on any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and on the advice and statements of legal counsel (including, without limitation, counsel to any Obligor), independent accountants and other experts selected by the Agent. The Agent shall have no duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper Person or Persons and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall under all circumstances be fully protected in acting, or in refraining from acting, under the Loan Documents pursuant to a request or direction of the Required Lenders, and such request or direction and the Agent's compliance therewith shall be binding on all the Lenders and all future holders of the Notes.

                  Section 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or an Obligor. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders and shall be fully protected in so doing to the extent the Agent acts within the authority vested in it pursuant to this Article IX and such action shall be binding on all the Lenders and all future holders of the Notes.

                  Section 9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter, including, without limitation, any review of the affairs of any Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender hereby represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Lender also represents to the Agent that it will, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions to take or not to take action under any Loan Document, and continue to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent pursuant to any Loan Document, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Obligors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  Section 9.7 Indemnification. Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by Borrower and without limiting the obligation of any other Obligor to do so), pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including, without limitation, any amounts paid to the Lenders (through the Agent) by Borrower or any other Obligor pursuant to the terms of any Loan Document, that are subsequently rescinded or avoided, or must otherwise be restored or returned, which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same result solely from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 9.7 shall survive the termination of this Agreement and the payment in full of the Obligations.

                  Section 9.8 Agent in Its Individual Capacity. The Bank of New York and its respective Affiliates may make loans to, accept deposits from, issue letters of credit for the account of any Obligor and generally engage in any kind of business with any Obligor as though the Bank of New York were not the Agent hereunder. With respect to The Bank of New York's Commitments and the Notes issued to it, The Bank of New York shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include The Bank of New York.

                  Section 9.9 Successor Agent. If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under this Agreement, such resignation to be effective upon the earlier of (a) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (b) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof, having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as the Agent under the Loan Documents shall be terminated. The Obligors and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, during such time each Obligor agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto.

                  Section 9.10 Benefits of Article. None of the provisions of this Article IX shall inure to the benefit of any Person other than the Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Agent or any Lender to comply with the provisions of this Article IX.


                                   ARTICLE X

                                 MISCELLANEOUS

                  Section 10.1 Changes in GAAP. All accounting and financial terms used in any of the Loan Documents and the compliance with each covenant contained in the Loan Documents that relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted hereunder, the Financial Statements required to be delivered to the Lenders pursuant to the terms hereof shall be prepared in compliance with such new method or methods of accounting (it being agreed that the preparation of such Financial Statements in accordance with such new method of accounting shall not constitute a Default or Event of Default), but shall be accompanied by (a) adjusted Financial Statements prepared based on the methods of accounting used by Borrower in the preparation of the Current Financials, (b) the Compliance Certificate based on such adjusted Financial Statements and (c) such other information, in form and detail satisfactory to the Lenders, that will allow the Lenders to readily determine the effect of such changes in accounting methods. For the purpose of determining whether a Default or an Event of Default has occurred, the Lenders shall look solely to such adjusted Financial Statements.

                  Section 10.2 Expenses of Agent and Lenders. Whether or not the transactions contemplated by this Agreement shall be consummated, Borrower shall reimburse or pay (a) all reasonable and documented costs, fees and expenses of or paid or incurred by the Agent or its legal counsel (including FCC counsel) in connection with, or otherwise due under, this Agreement or any of the other Loan Documents, including, without limitation, reasonable and documented costs, fees and expenses relating to due diligence reviews, syndication efforts, lien searches and filing or recording fees in connection with the examination, negotiation, preparation, execution, interpretation, administration or modification of this Agreement or any other Loan Document, any agreement pertaining to a Permitted Acquisition, permitted asset sale or permitted asset exchange or any amendment, agreement, document, assignment, waiver or consent with respect to any of the foregoing, (b) all reasonable and documented costs (including, without limitation, court costs), fees and expenses of or paid or incurred by the Agent, any Lender or any counsel to the Agent or any Lender (which may include allocated in-house legal expenses of any Lender) in connection with the enforcement of the Obligations, any work-out or restructuring of the Obligations or the exercise of any Rights under this or any other Loan Document and (c) all reasonable and documented costs, fees and expenses of or paid or incurred by the Agent in connection with appraisals, audits, insurance, experts or consultants, all of which costs, fees and expenses set forth in clauses (a), (b) and (c) above shall be part of the Obligations and shall bear interest at the Default Rate from and after the date such payment becomes overdue until paid in full. Borrower shall pay any and all stamp and other Taxes which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document, and Borrower shall indemnify and save each holder of a Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such Taxes. The obligations of Borrower under this Section 10.2 shall survive the termination of this Agreement and the payment in full of the Obligations. Borrower shall make the reimbursements and payments required by this Section 10.2 within 10 days after the Agent's demand therefor, except that any costs, fees and expenses of the nature described in clauses (a), (b) and (c) of this Section
10.2 which are reimbursable or payable by Borrower as of the date hereof shall be so reimbursed or paid simultaneously with the execution and delivery hereof.

                  Section 10.3 Communications. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, acceptance, permission, approval, notice, request or demand from one party to another, such communication must be in writing, must be personally served, telecopied or sent by courier service and shall be deemed to have been given when delivered in person or by courier service or upon receipt of a telecopy. Until changed by notice pursuant hereto, the address and telecopy number for each party for purposes hereof is as follows:

                  Any Obligor:   SFX Broadcasting, Inc.
                                 150 East 58th Street, 19th Floor
                                 New York, New York 10155
                                 Telecopy No.: (212) 832-5121
                                 Attention: Robert F.X. Sillerman

                  The Agent:     The Bank of New York
                                 One Wall Street, 16th Floor
                                 New York, New York 10286
                                 Telecopy No.: (212) 635-8595/8593
                                 Attention: Joseph P. Matteo
                                   Vice President

                  Article II
                  notices, with
                  a copy to:     The Bank of New York
                                 One Wall Street, 18th Floor
                                 New York, New York 10286
                                 Telephone No.: (212) 635-4695
                                 Telecopy No.: (212) 635-8852
                                 Attention:  Carol Surles
                                   Agency Function Administration

                  Except for
                  Article II
                  notices, with
                  a copy to:     Sullivan & Cromwell
                                 125 Broad Street
                                 New York, New York 10004
                                 Attention: Erik D. Lindauer

Until changed by notice to Borrower pursuant hereto, all items to be delivered to any Lender shall be sent to such Lender (other than The Bank of New York which shall be sent as aforesaid) to the address of such Lender set forth in
Schedule 1.1(A).

                  Section 10.4 Form and Number of Documents. Each agreement, document, instrument or other writing to be furnished to the Lenders under any provision of this Agreement or any other Loan Document must be in form and substance and in such number of counterparts satisfactory to the Agent.

                  Section 10.5 Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall not be affected by any investigation made by any Person.

                  Section 10.6 Confidentiality. The Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Person's customary procedures for handling confidential information of such nature and in accordance with safe and sound lending practices; provided, however, the Agent and each Lender may in any event make disclosure of such nonpublic information (a) to any participants in the Loans of any Lender, to any bona fide offerees or assignees in connection with a contemplated transfer or participation, or to its accountants, lawyers and other advisers, provided that such participants, offerees, assignees, accountants, lawyers and advisers also agree to maintain the confidentiality of such information in accordance herewith, (b) as required by any Tribunal or (c) pursuant to legal process.

                  Section 10.7 VENUE; SERVICE OF PROCESS. EACH OBLIGOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY KNOWINGLY AND INTENTIONALLY AND IRREVOCABLY AND UNCONDITIONALLY a) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, b) WAIVES TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR THE OBLIGATIONS BROUGHT IN ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, c) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, d) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH HEREIN AND e) AGREES THAT ANY LEGAL PROCEEDING AGAINST SUCH OBLIGOR ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATIONS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

                  Section 10.8 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENT AND EACH LENDER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY KNOWINGLY AND INTENTIONALLY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS WITH THE LENDERS RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE FOREGOING WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, RESTATEMENTS, REARRANGEMENTS, SUPPLEMENTS OR SUBSTITUTIONS TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS WHETHER OR NOT EXPRESSLY SET FORTH THEREIN.

                  Section 10.9 Severability. Whenever possible, each provision of each Loan Document shall be interpreted in such manner as to be effective and valid under applicable Law. If, however, any provision in any Loan Document should be held to be illegal, invalid or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom.

                  Section 10.10 Conditions to Effectiveness; Assignment; and Waiver of Rights.

                  (a) This Agreement shall become effective as of the date hereof, at which time the 1996 Agreement shall be deemed amended and restated in its entirety by this Agreement. Prior to the effectiveness of this Agreement, the 1996 Agreement shall remain in full force and effect.

                  (b) Upon the effectiveness of this Agreement, The Bank of New York shall be deemed to have assigned, without representation or warranty, all of its rights under the 1996 Agreement to the Lenders pro rata in accordance with their respective Specified Percentages with respect to the Loans, the Aggregate Commitment and the Letters of Credit.

                  (c) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Obligors and the Required Lenders and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each of the Lenders (1) change the Commitment of any Lender (except to the extent otherwise contemplated by Section 2.5 or Section 10.14(c)), (2) reduce the amount of any principal, interest or fees or other amounts payable to the Lenders hereunder, reduce the interest rate applicable to any Loan or the rate at which the Commitment Fee accrues or waive any Default under Section 7.1, (3) postpone any date fixed for any payment of principal, interest, fees or other amounts payable to the Lenders hereunder (including without limitation, the dates when mandatory prepayments become due under Section 2.5), (4) release any collateral or guaranties securing any Obligor's obligations hereunder except as specifically provided for in the Loan Documents, (5) change the definition of the Required Lenders, the meaning of Specified Percentage, the number of the Lenders required to take any action hereunder or the conditions precedent to each Lender's obligation to make Loans as set forth in Article III or (vi) amend Section 2.9(b) or this Section
10.10. No amendment, waiver or consent shall affect the Rights or duties of the Agent under any Loan Documents unless it is in writing and signed by the Agent in addition to the requisite number of the Lenders.

                  Section 10.11 General Indemnification of Lenders. Each Obligor shall, jointly and severally (a) indemnify and hold harmless the Agent, each Lender, the respective Affiliates of the Agent and each Lender, and the respective officers, directors, employees, agents, attorneys, consultants and advisors of the Agent, each Lender and each such Affiliate (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, disbursements, costs and expenses of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel) which may be incurred by or awarded against such Indemnified Party or to which such Indemnified Party may become subject arising out of or in connection with or in any way relating to or resulting from any actual or threatened claim, litigation, investigation or proceeding relating to this Agreement (including the use of the proceeds thereof), the other Loan Documents or any transaction contemplated by any of the foregoing, whether or not such Indemnified Party is a party thereto, whether direct or indirect, whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation or under common law or in equity, or on contract, tort or otherwise, and whether or not the transactions contemplated hereby are ever consummated, and (b) reimburse each Indemnified Party, on demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with any of the foregoing, including, without limitation, costs and expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing, provided, however, that no Obligor shall have any obligation to indemnify any Person against such Person's gross negligence or willful misconduct. No Obligor shall make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by, the Loan Documents, or any act, omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The obligation of each Obligor under this Section 10.11 shall survive the termination of this Agreement and the payment in full of the Obligations.

                  Section 10.12 Environmental Indemnification of Lenders. Each Obligor shall jointly and severally, indemnify, protect and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, reasonable attorneys' fees and legal expenses whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnified Party, with respect to or as a direct or indirect result of the violation by any Obligor of any Environmental Law or with respect to or as a direct or indirect result of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal of a Hazardous Substance, or presence of a Hazardous Substance, on, under, from or about its real property. The obligation of each Obligor under this Section 10.12 shall survive the termination of this Agreement and the payment in full of the Obligations.

                  Section 10.13 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  Section 10.14 Parties Bound; Participations; Assignments.

                  (a) This Agreement is binding upon, and inures to the benefit of, the Agent, the Lenders, the Obligors and permitted assigns; provided that, no Obligor may, without prior consent of all the Lenders, assign any Rights, duties or obligations hereunder and any purported assignments in violation of the foregoing shall be void.

                  (b) Subject to compliance with all applicable Law, each Lender may (i) sell participations in all or a portion of its interest in Loans and Commitments under this Agreement or (ii) assign all or a portion of its Loans and Commitments under this Agreement to a Federal Reserve Bank without the consent of the Agent. Each Obligor agrees that each participant shall be entitled to the benefits of Sections 2.8, 2.11, 2.13, 2.14 and 2.16. Any Lender may in connection with a participation or proposed participation disclose to the participant or proposed participant any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

                  (c) Subject to compliance with all applicable Law and compliance with the terms of this subsection (c) and each Eligible Assignee's compliance with Section 2.11(e)(1), each Lender may assign all or a portion of its Rights and obligations as a Lender under the Loan Documents to one or more Eligible Assignees provided, however, that (i) in the case of a partial assignment, each such assignment shall be in a minimum amount equal to $5,000,000 and (ii) any assignment shall require the written consent of the Agent (which will not be unreasonably withheld). On or prior to the effective date of such assignment, the assigning Lender (the "Assignor") and such Eligible Assignee shall execute and deliver to the Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in the form of Exhibit R, together with the Notes subject to such Assignment Agreement and a processing fee in the amount of $3,500 payable by the Assignor. Provided such assignment has been consented to as required hereinabove, Borrower shall execute and deliver to the Assignor, in exchange for the Notes issued to the Assignor, new Notes payable to the order of the Assignor, if applicable, and such Assignee in the principal face amounts equal to their respective Specified Percentages of the Aggregate Commitments, dated as of the effective date of the Assignment Agreement, within five Business Days after the effective date of the Assignment Agreement. On and after the effective date of each Assignment Agreement, the Assignee shall be a party hereto, included in the definition of "Lender" and shall have the Rights and obligations of a Lender under the Loan Documents. In the event any Lender assigns all of its rights and obligations as a Lender under the Loan Documents to one or more Assignees, on and after the effective date of such assignment, the Rights and obligations of the Assignor under the Loan Documents shall terminate except for those provisions that specifically recite that they survive the termination of this Agreement and the other Loan Documents.

                  (d) The Agent shall maintain at its address set forth herein a copy of each Assignment Agreement received by it from each Assignor and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of Loans owing to, each Lender from time to time. The entries in the Register shall be binding and conclusive absent manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement and the other Loan Documents.

                  (e) Any Lender may in connection with any proposed assignment disclose to the proposed Assignee any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

                  (f) Nothing in this Section 10.14 shall prohibit or prevent any Lender from creating at any time a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

                  Section 10.15 Entire Agreement. This Agreement, taken together with all of the other Loan Documents heretofore, now or hereafter executed, embodies the entire agreement and understanding among the parties hereto and supersedes the commitment letter dated April 25, 1997 among BNY Capital Markets Inc., The Bank of New York and Borrower and any and all prior agreements and understandings between any Obligor and the Agent or any Lender, written or oral, relating to the subject matter hereof.

                  Section 10.16 Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, except to the extent otherwise specified in any Loan Document.

                  Section 10.17 Subordination of Intercompany Obligations. Each Obligor hereby acknowledges that (a) the principal amount of any Debt now or hereafter due from Borrower to any other Obligor (including, without limitation, Debt owed by Borrower to a Subsidiary of Borrower) shall not be required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Maturity Date, and (b) the payment of principal of or any interest on any such Debt, and any other obligations of Borrower relating thereto, are hereby subordinated to the prior payment in full of the principal of and interest (including, without limitation, post-petition interest, whether or not any such post-petition interest is an allowable claim in any bankruptcy proceeding) on the Loans and all other Obligations of the Obligors to the Lenders under the Loan Documents.






                  EXECUTED as of the day and year first mentioned.

                                      SFX BROADCASTING, INC., Borrower



                                      By:/s/ Robert F.X. Sillerman
                                         ----------------------------------
                                         Name: Robert F.X. Sillerman
                                         Title: Executive Chairman

                             Ardee Festivals N.J. Inc.
                             Ardee Productions, Ltd
                             Beach Concerts, Inc.
                             Beck-Ross Communications, Inc.
                             Broadway Concerts, Inc.
                             Connecticut Performing Arts, Inc.
                             Connecticut Concerts, Incorporated
                             Deer Creek Amphitheatre Concerts, Inc.
                             Delsener/Slater Enterprises, Inc.
                             Delsener/Slater Enterprises, Ltd.
                             Dumb Deal, Inc.
                             Exit 116 Revisited, Inc.
                             FPI Concerts, Inc.
                             General Broadcasting Corp.
                             General Broadcasting of
                              Connecticut, Inc.
                             General Broadcasting of Florida, Inc.
                             General Communicorp, Inc.
                             Great American Musical Fest &
                              Production Co.
                             In House Tickets, Inc.
                             Irving Plaza Concerts, Inc.
                             KJQY-FM Licensee, Inc.
                             Koplik, Inc.
                             Liberty Broadcasting Group Incorporated
                             Liberty Broadcasting, Incorporated
                             Liberty Broadcasting of Albany
                              Incorporated
                             Liberty Broadcasting of Maryland II
                              Incorporated
                             Liberty Broadcasting of New York
                              Incorporated
                             Multi-Market Radio Acquisition
                              Corporation
                             Multi-Market Radio, Inc.
                             Multi-Market Radio of Augusta, Inc.
                             Multi-Market Radio of Fayettville, Inc.
                             Multi-Market Radio of Hartford, Inc.
                             Multi-Market Radio of Myrtle Beach, Inc.
                             Multi-Market Radio of Northhampton, Inc.
                             Murat Center Concerts, Inc.
                             Musical Heights, Inc.
                             NOC, Inc.
                             Parker Broadcasting Company
                             Polaris Amphitheatre Concerts, Inc.
                             QN-Corp.

                             SFX Broadcasting of Arizona, Inc.
                             SFX Broadcasting of California, Inc.
                             SFX Broadcasting of Connecticut, Inc.
                             SFX Broadcasting of Connecticut
                              Licensee, Inc.
                             SFX Broadcasting of Florida, Inc.
                             SFX Broadcasting of Hartford, Inc.
                             SFX Broadcasting of Hartford II, Inc.
                             SFX Broadcasting of Indiana, Inc.
                             SFX Broadcasting of Kansas, Inc.
                             SFX Broadcasting of Massachusetts, Inc.
                             SFX Broadcasting of Massachusetts
                              Licensee, Inc.
                             SFX Broadcasting of New York, Inc.
                             SFX Broadcasting of Pennsylvania, Inc.
                             SFX Broadcasting of Rhode Island, Inc.
                             SFX Broadcasting of San Diego, Inc.
                             SFX Broadcasting of San Diego Licensee,
                              Inc.
                             SFX Broadcasting of South Carolina, Inc.
                             SFX Broadcasting of Texas (KTCK), Inc.
                             SFX Broadcasting of Texas (KTCK)
                              Licensee, Inc.
                             SFX Broadcasting of the Midwest, Inc.
                             SFX Broadcasting of Virginia, Inc.
                             SFX Broadcasting of Wisconsin, Inc.
                             SFX Delaware, Inc.
                             SFX GP, Inc.
                             SFX Holdings, Inc.
                             SFX Operating Company of Mississippi,
                              Inc.
                             SFX Operating Company of North
                              Carolina, Inc.
                             SFX Operating Company of Tennessee, Inc.
                             SFX Operating GP, Inc.
                             SFX Performance Marketing, Inc.
                             SFX Texas Limited Partnership
                             Southern Starr Broadcasting Group, Inc.
                             Southern Starr Communications, Inc.
                             Southern Starr Limited Partnership
                             Southern Starr Management, Inc.
                             Southern Starr of Arkansas, Inc.
                             Sunshine Designs, Inc.
                             Suntex Acquisition, Inc.
                             SFXAZ Limited Partnership
                             SFXBX Limited Partnership
                             SFXFL Limited Partnership
                             SFXIN Limited Partnership

                             SFXKS Limited Partnership
                             SFXMS Limited Partnership
                             SFXNC Limited Partnership
                             SFXPA Limited Partnership
                             SFXSC Limited Partnership
                             SFXTN Limited Partnership
                             SFXTX Limited Partnership
                             SFXWI Limited Partnership
                             WBAB, Inc.
                             W.B.L.I., Inc.
                             WBLI-FM, Inc.
                             WDSY, Inc.
                             WGBB, Inc.
                             WGNA, Inc.
                             WGNA-FM, Inc.
                             WHCN, Inc.
                             WHCN-FM, Inc.
                             WHFM, Inc.
                             WHFS, Inc.
                             WHJJ, Inc.
                             WHJY, Inc.
                             WMXB, Inc.
                             WPOP, Inc.
                             WPYX, Inc.
                             WSNE, Inc.
                             WSNE-FM, Inc.
                             WTRY, Inc.
                             WWYZ, Inc.
                             WXTR, Inc.
                             WYSR, Inc.

                             By: /s/ Robert F.X. Sillerman
                                ----------------------------------------------
                                Name:  Robert F.X. Sillerman
                                Title: Executive Chairman of Borrower
                                       and of each of the Subsidiaries
                                       of the Borrower

Specified
Percentage:

7.25000000%                  THE BANK OF NEW YORK, as the Agent,
                               the Letter of Credit Issuing Bank
                               and as a Lender



                             By: /s/ Joseph P. Matteo
                                ----------------------------------------------
                                Name:  Joseph P. Matteo
                                Title: Vice President


                                    -118-
                                      A

Specified
Percentage:

5.62500000%                  LEHMAN COMMERCIAL PAPER INC.,
                               as a Co-Agent



                             By: /s/ Dennis J. Dee
                                ----------------------------------------------
                                Name:
                                Title:

Specified
Percentage:

5.62500000%                  BANK OF TOKYO - MITSUBISHI TRUST
                               COMPANY, as a Co-Agent



                             By: /s/ Augustine Okwu Jr.
                                ----------------------------------------------
                                Name:  Augustine Okwu Jr.
                                Title: VP & Co-Head

Specified
Percentage:

4.50000000%                  BANK OF MONTREAL, as a Co-Agent



                             By: /s/ W.T. Calder
                                ----------------------------------------------
                                Name:  W.T. Calder
                                Title: Director

Specified
Percentage:

4.50000000%                  BANKERS TRUST COMPANY, as a Co-Agent



                             By: /s/ Gina S. Thompson
                                ----------------------------------------------
                                Name:  Gina S. Thompson
                                Title: Vice President

Specified
Percentage:

4.50000000%                  CIBC INC.



                             By: /s/ D. Steele
                                ----------------------------------------------
                                Name:  MANAGING DIRECTOR, CIBC WOOD GUNDY
                                Title: SECURITIES CORP., AS AGENT

Specified
Percentage:

4.50000000%                  CORESTATES BANK, N.A., as a Co-Agent



                             By: /S/ Douglas E. Blackman
                                ----------------------------------------------
                                Name:  Douglas E. Blackman
                                Title: Vice President

Specified
Percentage:

4.50000000%                  THE FUJI BANK, LIMITED,
                             NEW YORK BRANCH, as a Co-Agent



                             By: /s/ Teiji Teramoto
                                ----------------------------------------------
                                Name:  TEIJI TERAMOTO
                                Title: Vice President & Manager

Specified
Percentage:

4.50000000%                  SOCIETE GENERALE, as a Co-Agent



                             By: /s/ Elaine Khalil
                                ----------------------------------------------
                                Name:  ELAINE KHALIL
                                Title: VICE PRESIDENT

Specified
Percentage:

4.50000000%                  SUNTRUST BANK, CENTRAL FLORIDA, N.A.,
                               as a Co-Agent



                             By: /s/ Ronald K. Rueve
                                ----------------------------------------------
                                Name:  Ronald K. Rueve
                                Title: Vice President

Specified
Percentage:

3.50000000%                  TORONTO DOMINION (NEW YORK), INC.



                             By: /s/ David G. Parker
                                ----------------------------------------------
                                Name:  DAVID G. PARKER
                                Title: VICE PRESIDENT

Specified
Percentage:

3.50000000%                  VAN KAMPEN AMERICAN CAPITAL PRIME
                               RATE INCOME TRUST



                             By: /s/ Jeffrey W. Maillet
                                ----------------------------------------------
                                Name:  JEFFREY W. MAILLET
                                Title: Senior Vice President & Director





                                    -129-
                                      A

Specified
Percentage:

3.50000000%                  BANQUE NATIONALE de PARIS



                             By: /s/ Mark Whitson
                                ----------------------------------------------
                                Name:  Mark Whitson
                                Title: Vice President


                             By: /s/ Serge Desrayaud
                                ----------------------------------------------
                                Name:  Serge Desrayaud
                                Title: Vice President

Specified
Percentage:

3.50000000%                  COMPAGNIE FINANCIERE de CIC et de
                               L'UNION EUROPEENNE



                             By: /s/ Marcus Edward
                                ----------------------------------------------
                                Name:  Marcus Edward
                                Title: Vice President


                             By: /s/ Brian O'Leary
                                ----------------------------------------------
                                Name:  Brian O'Leary
                                Title: Vice President

Specified
Percentage:

3.50000000%                   CREDIT LYONNAIS NEW YORK BRANCH



                             By: /s/ Mark Agulla
                                ----------------------------------------------
                                Name:
                                Title:

Specified
Percentage:

3.50000000%                  GOLDMAN SACHS CREDIT PARTNERS L.P.



                             By: /s/ Stephen J. McGuinness
                                ----------------------------------------------
                                Name:  STEPHEN J. McGUINNESS
                                Title: Authorized Signatory

Specified
Percentage:

3.50000000%                  PNC BANK, NATIONAL ASSOCIATION



                             By: /s/ Cynthia L. Rogers
                                ----------------------------------------------
                                Name:  Cynthia L. Rogers
                                Title: Banking Officer

Specified
Percentage:

3.50000000%                  COOPERATIEVE CENTRALE
                               RAIFFEISEN-BOERENLEENBANK
                               B.A., "RABOBANK NEDERLAND",
                               NEW YORK BRANCH



                             By: /s/ Ian Reece
                                ----------------------------------------------
                                Name:  Ian Reece
                                Title: Senior Credit Officer


                             By: /s/ Angela R. Reilly
                                ----------------------------------------------
                                Name:  Angela R. Reilly
                                Title: Vice President

Specified
Percentage:

3.50000000%                  THE SANWA BANK LIMITED, NEW YORK BRANCH



                             By: /s/ Paul Judicke
                                ----------------------------------------------
                                Name:  Paul Judicke
                                Title: Vice President

Specified
Percentage:

3.50000000%                  SOUTHERN PACIFIC THRIFT & LOAN
                               ASSOCIATION



                             By: /s/ Chris Kelleher
                                ----------------------------------------------
                                Name:  CHRIS KELLEHER
                                Title: VICE PRESIDENT

Specified
Percentage:

2.50000000%                  THE SUMITOMO BANK, LIMITED



                             By: /s/ J. H. Broadley
                                ----------------------------------------------
                                Name:  J. H. Broadley
                                Title: Vice Presdient, NY Office


                             By: /s/ William N. Paty
                                ----------------------------------------------
                                Name:  WILLIAM N. PATY
                                Title: VICE PRESIDENT AND MANAGER

Specified
Percentage:

2.50000000%                  THE DAI-ICHI KANGYO BANK, LTD.,
                               NEW YORK BRANCH



                             By: /s/ Frank A. Bertelle
                                ----------------------------------------------
                                Name:  Frank A. Bertelle
                                Title: Assistant Vice President

Specified
Percentage:

2.50000000%                  THE LONG-TERM CREDIT BANK OF JAPAN,
                               LIMITED, NEW YORK BRANCH



                             By: /s/ Shaichi Tajima
                                ----------------------------------------------
                                Name:  Shaichi Tajima
                                Title: Deputy General Manager

Specified
Percentage:

2.50000000%                  NATIONAL BANK OF CANADA



                             By: /s/ Teresa Camasu
                                ----------------------------------------------
                                Name:  Teresa Camasu
                                Title: Vice President

Specified
Percentage:

2.50000000%                  SUMMIT BANK



                             By: /s/ Henry G. Kush, Jr.
                                ----------------------------------------------
                                Name:  Henry G. Kush, Jr.
                                Title: Vice President

Specified
Percentage:

2.50000000%                  NATIONAL CITY BANK



                             By: /s/ Andrew J. Walshaw
                                ----------------------------------------------
                                Name:  Andrew J. Walshaw
                                Title: Account Officer